UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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☐	Soliciting Material Under § 240.14a-12
SJW Group
(Name of Registrant as Specified In Its Charter)

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Notice of Annual Meeting of Stockholders
March 9, 2023
To Our Stockholders:
Notice is hereby given that the 2023 Annual Meeting of Stockholders of SJW Group will be held on Wednesday, April 26, 2023 at 9:00 AM Pacific Time (the "Annual Meeting") at the principal offices of SJW Group, 110 W. Taylor Street, San Jose, California 95110, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

Company Proposals

1	To elect eight directors to serve on the Board of Directors of SJW Group;

2	To approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement;

3	To approve, on an advisory basis, the frequency of the stockholder vote on the compensation of named executive officers;

4	To approve the 2023 Long-Term Incentive Plan;

5	To approve the 2023 Employee Stock Purchase Plan;

6	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of SJW Group for the fiscal year ending December 31, 2023; and

7	To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on Wednesday, March 1, 2023 as the record date for determining the stockholders entitled to notice of, and to vote at the Annual Meeting and at any adjournment or postponement thereof.
You are cordially invited to attend the Annual Meeting in person. Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote by telephone, via the Internet or by mailing a completed proxy card. For detailed information regarding voting instructions, please refer to the section titled "Voting Procedure" on page 3 of the Proxy Statement. You may revoke a previously delivered proxy at any time prior to the Annual Meeting by following the procedures set forth in this Proxy Statement. If you attend the Annual Meeting and wish to change your proxy vote, you may do so during the Annual Meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 26, 2023: THE PROXY STATEMENT, THE FORM OF PROXY, AND THE ANNUAL REPORT FOR THE YEAR ENDED ON DECEMBER 31, 2022 ARE AVAILABLE AT https://www.astproxyportal.com/ast/13455.

Sincerely,
Eric W. Thornburg
President, Chief Executive Officer and
Chairman of the Board

SJW Group
110 W. Taylor Street
San Jose, California 95110

Proxy Statement for the 2023 Annual Meeting of Stockholders
To Be Held on April 26, 2023

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of SJW Group, a Delaware corporation ("SJW Group" or the "Corporation"), for use at SJW Group's Annual Meeting of Stockholders to be held on Wednesday, April 26, 2023 at 9:00 AM Pacific Time and at any adjournment or postponement thereof. The Annual Meeting will be held at the principal offices of the Corporation, 110 W. Taylor Street in San Jose, California 95110.
This year we elected to distribute proxy materials to stockholders primarily via the Internet under the SEC’s “Notice and Access” rules, thereby capturing cost and environmental benefits. We expect to mail, on or about March 14, 2023, the Notice Regarding the Availability of Proxy Materials that contains information about the Annual Meeting and instructions on how to view all proxy materials, including our Annual Report on Form 10-K, on the Internet. Also included are instructions on how to vote and how to request a paper or e-mail copy of the proxy materials.
PURPOSE OF MEETING
The Board has called the Annual Meeting of Stockholders for the following purposes:

Proposals	Recommendation

Proposal 1: To elect eight directors to serve on the Board of SJW Group;	☑	FOR

Proposal 2: To approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement;	☑	FOR

Proposal 3: To approve, on an advisory basis, the frequency of the stockholder vote on the compensation of the named executive officers;	☑	FOR 1 YEAR

Proposal 4: To approve the 2023 Long-Term Incentive Plan;	☑	FOR

Proposal 5: To approve the 2023 Employee Stock Purchase Plan;	☑	FOR

Proposal 6: To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of SJW Group for the fiscal year ending December 31, 2023; and	☑	FOR

Proposal 7: To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.	☑	FOR

The Board asks for your proxy to vote "FOR" for each of the foregoing proposals, and in the case of Proposal 1, to vote "FOR" each of the director nominees, and in the case of Proposal 3, to vote “FOR 1 Year.”

VOTING RIGHTS AND SOLICITATION
Voting
Only stockholders of record on March 1, 2023, the record date, will be entitled to notice of, and to vote at the Annual Meeting. As of the close of business on March 1, 2023, there were 30,846,574 shares of common stock of SJW Group issued and outstanding. Each share of common stock is entitled to one vote on each proposal presented at the meeting.
Quorum and Votes Required
A majority of the Corporation's voting power of all shares of common stock issued and outstanding and entitled to vote must be present at the Annual Meeting or represented by proxy at the Annual Meeting in order to constitute a quorum.  Abstentions and broker non-votes (shares held of record by brokers for which the required voting instructions are not provided by the beneficial owners of those shares) are included in the number of shares present for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. If a broker or other nominee holds shares in its name on behalf of a stockholder who is a beneficial owner of such shares, the broker or nominee is not permitted to vote those shares on Proposals 1 to 5 in the absence of voting instructions from that stockholder, and therefore broker non-votes will occur if no such instructions are given. The broker or nominee is permitted to vote on Proposal 6 in the absence of voting instructions from the stockholders who are beneficial owners of such shares, therefore the Corporation does not expect any broker non-votes for Proposal 6.

Management Proposals	Board's Voting Recommend- ation	Vote Required For Approval*	Broker Discretionary Voting Allowed	Page Reference (for more detail)

Proposal 1: Election of Directors	FOR EACH NOMINEE	MAJORITY OF VOTES CAST	NO	6

Proposal 2: Advisory Vote to Approve Compensation of the Named Executive Officers	FOR	MAJORITY OF VOTES CAST	NO	23

Proposal 3: Advisory Vote to Approve Frequency of the Stockholder Vote on Executive Compensation	FOR ONE YEAR	MAJORITY OF VOTES CAST	NO	24

Proposal 4: To Approve the 2023 Long-Term Incentive Plan	FOR	MAJORITY OF VOTES CAST	NO	25

Proposal 5: To Approve the 2023 Employee Stock Purchase Plan	FOR	MAJORITY OF VOTES CAST	NO	39

Proposal 6: Ratification of the Appointment of Independent Registered Public Accounting Firm	FOR	MAJORITY OF VOTES CAST	YES	44

Voting Procedure
Stockholders of record may vote via:

:	(	*	C
Internet	Telephone	Mailing a completed proxy card prior to the Annual Meeting	Live during the Annual Meeting
Instructions for voting are provided below and are on the proxy card, Notice of Internet Availability of Proxy Materials, email notification, or voting instruction form. The Internet and telephone voting facilities will close at 11:59 PM Eastern Time on April 25, 2023. If the voting instructions are complete, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified by the stockholder. If voting instructions are not specified, the shares represented by that proxy (if that proxy is not revoked) will be voted at the Annual Meeting FOR the election of each of the director nominees listed in Proposal 1, FOR each of Proposals 2, 4, 5 and 6, and FOR ONE YEAR for Proposal 3, and as the proxy holder may determine in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT PLEASE VOTE BY INTERNET, TELEPHONE, OR MAIL WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING
Using the information on your proxy card, you may vote shares registered in your name by:
•Internet: Go to www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone.
•Telephone: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States 1-718-921-8500 from foreign countries and follow the instructions.
•Mail: Complete, sign and date each proxy card received and return it in the envelope provided. Your completed, signed and dated proxy card must be received prior to the Annual Meeting.
You may revoke your proxy at any time before it is actually voted at the Annual Meeting by:
•Delivering written notice of revocation to the Corporate Secretary at SJW Group, 110 W. Taylor Street, San Jose, California 95110;
•Submitting a later dated proxy; or
•Attending and voting at the Annual Meeting.
Your attendance at the Annual Meeting will not, by itself, constitute a revocation of your proxy.
You may also be represented by another person present at the Annual Meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in the stock transfer records of the Corporation. If you are a beneficial owner of shares, but those shares are held of record by another person such as a stock brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote those shares. In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Annual Meeting Attendance
If you plan to attend the Annual Meeting, you will need one of the following proofs of ownership of the Corporation's common stock on the record date:
•Notice of Internet Availability of Proxy Materials mailed to you.
•The proxy card mailed to you if you received a copy of the Proxy Materials and you are a registered holder of the Corporation's common stock.
•A copy of a brokerage or other statement reflecting your stock ownership as of the record date if you hold your shares through a broker or through the Employee Stock Purchase Plan.
•A copy of the email with your control number If you received an e-mail with a link to the Proxy Materials.
You may be asked to present valid picture identification to gain entrance to the Annual Meeting. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of the authorization.
In order to assure the holding of a fair and orderly meeting, management will limit the general discussion portion of the Annual Meeting and permit only stockholders or their authorized representatives to address the Annual Meeting. No signs, handouts, cameras, recording equipment, nor similar items may be brought into the Annual Meeting. Recording of the Annual Meeting is prohibited, including through a cellular phone. Bags, packages, and other items may be subject to inspection.
Proxy Solicitation Costs
The Corporation will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the proxy, and any additional solicitation materials that the Corporation may provide to stockholders. Copies of solicitation materials will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. The Corporation will reimburse the brokerage firms, fiduciaries and custodians holding shares in their names for reasonable expenses incurred by them in sending solicitation materials to its beneficial stockholders. The solicitation of proxies will be made by regular or first class mail and may also be made by telephone, facsimile, electronic mail or personally by directors, officers and employees of the Corporation who will receive no extra compensation for such services. In addition, the Corporation has retained Georgeson LLC to act as a proxy solicitor in conjunction with the Annual Meeting. The Corporation has agreed to pay that firm $11,000, plus expenses, for proxy solicitation services.
Electronic Availability of Proxy Statement and Annual Report
To reduce the environmental impact of our Annual Meeting, we are making this Proxy Statement and Annual Report ("Proxy Materials") available to stockholders electronically via the Internet at https://www.astproxyportal.com/ast/13455 and on the Corporation’s website at http://www.sjwgroup.com/investor-relations/sec-filings. On or about March 14, 2023, the Corporation will begin mailing, or otherwise make available to stockholders, a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Materials and how to vote.
If you would prefer to receive a paper copy of the Proxy Materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials or as provided below. If you have previously elected to receive the Proxy Materials electronically, you will continue to receive an e-mail notification with instructions to access the materials via the Internet unless you elect otherwise.
You may request a copy of the Proxy Materials, at no charge to you, using one of the methods below. To facilitate timely delivery, requests must be received by April 10, 2023.
•Internet: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
•Telephone: 888-Proxy-NA (888-776-9962) and 718-921-8562 (for international callers)

•E-mail: info@astfinancial.com
With your consent, we will no longer send you paper copies of any proxy materials, including the Notice of Internet Availability of Proxy Materials, beginning next year. Instead, we will send you an email notification that the Proxy Materials have been filed with the Securities and Exchange Commission ("SEC") and are available for you to view, including a link to the website where you can view the materials. We will also provide you with a link to allow you to vote online. To sign up for electronic receipt of Proxy Materials, follow these directions:
•Log on to www.astfinancial.com;
•Click on “LOGIN” button under the "Shareholder Central" heading;
•Once you access your account, select the tool bar “Communications"; and
•Select “Receive Company Mailings via E-Mail”.

PROPOSAL 1 ELECTION OF DIRECTORS
General
Eight directors, who will constitute the entire Board of the Corporation following the Annual Meeting, are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders or until a successor for such director is duly elected and qualified, or until the death, resignation or removal of such director. Walter J. Bishop, a current member of the Board, informed the Nominating & Governance Committee that he will not stand for re-election at the Annual Meeting and his term will expire after the Annual Meeting. Mr. Bishop has served as a member of the Board for 11 years and his invaluable contribution to the Company during his tenure is greatly appreciated.
The Corporation's Bylaws provide a majority voting standard for the election of directors in uncontested elections. The election of directors at the Annual Meeting is uncontested, therefore under the Bylaws, each of the eight nominees set forth in this Proxy Statement will be elected by the majority of the votes cast with respect to such nominee director, i.e., the number of votes “for” the director exceeds the number of votes “against” the director. If a director does not receive the required majority vote, the director shall promptly tender their resignation to the Board. Within 90 days after the Annual Meeting, the Nominating & Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation. The Board will act by taking into account such Committee’s recommendation. If the Board does not accept the resignation, the Board is required to publicly disclose its decision and the rationale behind the decision. For more detail about the majority voting standard, see our Bylaws which were filed with the SEC.
Unless individual stockholders specify otherwise, each returned proxy will be voted FOR the election of each of the eight nominees whose biographies are provided below, each of whom has been nominated by the existing Board upon the recommendation of the Nominating & Governance Committee. In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee named by the present Board to fill the vacancy. As of the date of this Proxy Statement, SJW Group is not aware of any nominee who is unable or will decline to serve as a director.
Key Experience, Qualifications, Attributes and Skills of Board Nominees
The following biographies describe the particular experience, qualifications, attributes and skills that led the Board to conclude that each continuing director and nominee should serve as a director of SJW Group at this time, in light of the Corporation's business and structure, and in addition to any past experience on the Board of SJW Group and its subsidiaries. No nominee or current director has any family relationship with any other current director, nominee or with any executive officer. Other than Eric W. Thornburg, whose employment relationships with SJW Group and its subsidiaries which are described below, no nominee is or has been employed by SJW Group or its subsidiaries during the past five years.

Carl Guardino

Position with the Corporation: Director

Business Experience
Mr. Guardino currently serves as Vice President of Government Affairs and Policy at Tarana Wireless, Inc. since November 2022. Mr. Guardino served as a director on the board of Equilar, Inc. until 2021. Mr. Guardino served as Executive Vice President, Government Affairs and Policy at Bloom Energy Corp. from August 2020 to September 2022. He served as President and Chief Executive Officer of the Silicon Valley Leadership Group (“SVLG”) from 1997 to August 2020 and served as Vice President from 1991 to 1995. From 2002 to August 2020, he also served as Executive Director of SVLG Foundation (“SVLG Foundation”). In 2007, the Governor of California appointed Mr. Guardino as a Commissioner of the California Transportation Commission and he is serving in his fourth term and is currently the Vice Chair of the Commission. He also held an executive position in governmental affairs with Hewlett-Packard Corporation from 1995 to 1997. From 1987 to 1990, he served as Chief Assistant for California State Assemblyman Rusty Areias. Mr. Guardino received a Bachelor of Arts in political science from San Jose State University where he is a Distinguished Alumnus.

Age: 61	Committees
Director Since: 2020	● Nominating & Governance
● Sustainability

Key Experience, Qualifications, Attributes and Skills
The principal experience, qualifications and skills that Mr. Guardino brings to the Board contribute to the Board's oversight of the Corporation's operations in a heavily-regulated industry, its commitment to community involvement, and the Corporation's execution of its overall strategy. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Experience leading the SVLG, a prominent public policy trade association that represents hundreds of Silicon Valley’s most respected companies
●	Championed public policy at the local, state, and federal level for more than three decades
●	Led a number of successful ballot measures, especially in the areas of transportation and housing

Mary Ann Hanley

Position with the Corporation: Director

Business Experience
Ms. Hanley has been a Trustee of Goodwin University since 2018 and a member of the University’s Executive Committee and Economic and Strategic Development Committee since 2017. Ms. Hanley is a Director of Enders Island, a retreat center, serving on its finance committee since June 2021. Prior to serving on the Board of the Corporation, Ms. Hanley served as a director of Connecticut Water Service, Inc. ("CTWS") since 1999. Ms. Hanley served as Director of the Valencia Society, the endowment fund for St. Francis Hospital and Medical Center, part of Trinity Health Of New England, from 1998 to 2003, and as an officer for business development from 2003 to 2013 and liaison for government and community alliances at Trinity Health from 2013 to February 2023. Ms. Hanley served as the Chair of the Board of Oak Hill School until 2021, the largest private non-profit provider of services for people with disabilities in Connecticut. From January 1995 to February 1998, she was Legal Counsel to the Governor's Office, State of Connecticut and then Director of the State's Office for Workforce Competitiveness from 1999 to 2010. Ms. Hanley received a Bachelor of Arts from UCONN and a Master's Degree in Public Policy from Trinity College and UCONN School of Law.

Age: 66	Committees
Director Since: 2019	● Audit
● Nominating & Governance

Key Experience, Qualifications, Attributes and Skills
The principal experience, qualifications and skills that Ms. Hanley brings to the Board contribute to the Board's oversight of the Corporation's governmental relations in New England, legal and risk management, corporate governance, and its commitment to community involvement. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Over 10 years serving in state government both as a consultant and key government official in the offices of two Connecticut Governors
●	Over 15 years of direct interaction with the Connecticut General Assembly, executive branch agencies and the state's Congressional delegation
●	Negotiated legislative initiatives with members of the Connecticut General Assembly, business leaders and others, including the resolution of a state budget stalemate
●	Served as Secretary/Treasurer for over 10 years of CCEDA (Capitol City Economic Development Authority, now CRDA) that had oversight of a $1 billion investment in redeveloping downtown Hartford, Connecticut
●	Served as Director of the Office for Workforce Competitiveness for the Connecticut Employment and Training Commission, the statewide workforce board responsible for recommending policy and planning guidance to the Governor and the legislature on workforce related strategies, investments, and programs

Heather Hunt

Position with the Corporation: Director

Business Experience
Ms. Hunt currently serves as an Executive Director of the New England States Committee on Electricity since January 2009. From October 2003 to December 2008, she was an attorney and practiced regulatory law in Connecticut. Prior to serving on the Board of the Corporation, Ms. Hunt served as a director of CTWS since 2006. From 2001 to 2003, Ms. Hunt was Director of State and Local Government Affairs at United Technologies Corporation and before that she was with the Southern Connecticut Gas Company in regulatory and public policy capacities, ultimately serving as Vice President. Ms. Hunt served as a Commissioner of the Maine Public Utilities Commission from October 1995 to May 1998 and as a Commissioner of the Connecticut Department of Public Utility Control from October 1993 to July 1995. Ms. Hunt served on the Living Donor Committee of the Organ Procurement and Transplant Network from 2015 to 2022, the non-profit organization that manages the nation's organ transplant system under contract with the federal government. Ms. Hunt received a Bachelor of Arts in Politics from Fairfield University and a Juris Doctor from Western New England College School of Law.

Age: 57	Committees
Director Since: 2019	● Executive Compensation
● Nominating and Governance (Chair)

Key Experience, Qualifications, Attributes and Skills
The principal experience, qualifications and skills that Ms. Hunt brings to the Board contribute to the Board's oversight of the Corporation's operations in a heavily-regulated industry, legal and risk management, corporate governance, and its commitment to community involvement. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Experience as a utility regulator in Connecticut and Maine overseeing the rates and services of water and other public utilities
●	Experience interacting with government officials at the state level
●	Served as Vice President for a Connecticut natural gas utility, representing the company's interests before public utility regulators, and managing its government relations activities
●	Served as Director of State and Local Government affairs for Connecticut's then-largest employer
●	Owned a regulatory law practice and represented private and quasi-public entities in utility-related regulatory matters
●	Currently serving as the Executive Director of New England's Regional State Committee on Electricity

Rebecca A. Klein

Position with the Corporation: Director

Business Experience
Ms. Klein is Principal of Klein Energy, LLC, an energy consulting company based in Austin, Texas since 2006. Over the last 25 years, she has worked in Washington, D.C. and in Texas in the energy, telecommunications and national security arenas. Ms. Klein’s professional experience also includes service with KPMG Consulting (now Deloitte) where she headed the development of the company’s Office of Government Affairs and Industry Relations in Washington, D.C. She also served as a Senior Fellow with Georgetown University’s McDonough School of Business. In addition, she sits on the boards of Avista Corp., a publicly traded utility in the Pacific Northwest, and Diamondback Energy, a publicly traded oil and natural gas company. Ms. Klein is a Board advisor and equity owner in Aiqueous, a privately held water and power software company, and Los Alamos Technical Associates, a privately held environmental remediation and engineering company. She is also the Founder and a director of the Texas Energy Poverty Research Institute. Ms. Klein earned a Juris Doctor from St. Mary’s University School of Law in San Antonio, Texas. She also holds a Master of Arts in National Security Studies from Georgetown University, a Bachelor of Arts in Human Biology from Stanford University, and a Master of Business Administration from MIT.

Age: 58	Committees
Director Since: 2021	● Executive Compensation
● Sustainability

Key Experience, Qualifications, Attributes and Skills
The principal experience, qualifications and skills that Ms. Klein brings to the Board contribute to the Board's oversight of the Corporation's operations in a heavily-regulated industry, governmental and regulatory affairs, legal and risk management, and corporate governance. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Founder and Principal of firm addressing regulatory, market dynamic, and capital acquisition matters for water, energy, and telecommunications companies
●	Served as chairman and commissioner of the Public Utilities Commission of Texas
●	Served as chairman and vice chairman of the Lower Colorado River Authority, a government owner and operator of water, electric, and hydropower systems
●	Experience in federal and state executive branches at The White House and in the Office of the Governor of Texas
●	Advisory board of the Stanford Women on Boards Initiative, a non-profit committed to increasing women’s representation on corporate boards
●	25 years of military service as a Lieutenant Colonel in the U.S. Air Force reserve

Gregory P. Landis

Position with the Corporation: Lead Independent Director

Business Experience

Mr. Landis currently serves as Of Counsel to 3DLaw PLLC (formerly, 300degrees PLLC) since May 2021, and was Of Counsel to Yarmuth LLP from April 2016 until April 2021. Mr. Landis served as General Counsel and Senior Vice President of TerraPower, LLC from January 2013 until January 2015 and Senior Advisor from January 2015 until December 2018. Mr. Landis also served as a director of Unwired Planet, Inc. from 2013 to 2015. He was General Counsel and then Senior Legal Advisor of Intellectual Ventures from November 2007 until December 2012. Previously, Mr. Landis served as the General Counsel and Executive Vice President of Vulcan Inc. from 2005 to 2007, and from 1995 to 2005 was the General Counsel of AT&T Wireless Services, Inc., where he also served as Executive Vice President and Corporate Secretary. From 1985 until 1995, Mr. Landis was a partner at the law firm of McCutchen, Doyle, Brown & Enersen. Mr. Landis holds a Juris Doctor, cum laude, from Harvard Law School and a Bachelor of Arts, magna cum laude, from Yale University.

Age: 72	Committees
Director Since: 2016	● Audit
● Executive Compensation (Chair)
● Finance

Key Experience, Qualifications, Attributes and Skills
The principal experience, qualifications and skills that Mr. Landis brings to the Board contribute to the Board's oversight of the Corporation's reporting and compliance requirements, corporate governance, and consideration of potential acquisitions and dispositions by the Corporation. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Legal, corporate governance, and mergers and acquisitions experience, including nearly 20 years of experience as chief legal officer for public and private corporations and over 18 years in commercial litigation
●	Utility regulatory experience before the California Public Utilities Commission and the Federal Energy Regulatory Commission
●	Leadership of government relations functions at public and private companies
●	Experience serving on the board of directors, chairing the nomination and governance committee and serving on special committees of another publicly traded corporation
●	Service on various non-profit boards, including as board chair, finance committee chair, and strategic planning co-chair
●	Service on various executive committees, including compensation and benefits, business ethics, and recruiting

Daniel B. More

Position with the Corporation: Director

Business Experience
Mr. More currently serves as a Senior Advisor to Guggenheim Securities since November 2015 and as a director of Clearway Energy, Inc. since February 2019. He retired as a Managing Director and Global Head of Utility Mergers & Acquisitions of the Investment Banking Division of Morgan Stanley in 2014. He held such position since 1996. Mr. More has been an investment banker since 1978 and has specialized in the utility sector since 1986. He served as a director of Saeta Yield from February 2015 until July 2018 and served as a director of the New York Independent System Operator from April 2014 until February 2016. Mr. More holds a Bachelor of Arts in Economics from Colby College and a Master of Business Administration in Finance from the Wharton School at the University of Pennsylvania.

Age: 66	Committees
Director Since: 2015	● Audit (Chair)
● Executive Compensation
● Finance (Chair)

Key Experience, Qualifications, Attributes and Skills
The principal experience, qualifications and skills that Mr. More brings to the Board contribute to the Board's oversight of the Corporation's financial reporting requirements, financing transactions and capital raising activities, and consideration of potential acquisitions and dispositions by the Corporation. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Over 30 years of experience in investment banking, including capital raising, privatizations, and mergers and acquisitions with specialization in the utility sector since 1986
●	Experience and knowledge in business strategy, strategic initiatives, corporate governance, and executive recruiting
●	Experience and knowledge of utility regulation, cost of capital proceedings and the rate making process

Eric W. Thornburg

Position with the Corporation: President, Chief Executive Officer and Chairman of the Board

Business Experience
Mr. Thornburg is President and Chief Executive Officer of SJW Group and SJW Land Company and Chief Executive Officer of San Jose Water Company and SJWTX, Inc. since November 6, 2017, and Chairman of the Board of SJW Group, San Jose Water Company, SJW Land Company and SJWTX, Inc. since April 25, 2018. Since October 9, 2019, Mr. Thornburg has served as Chairman of the Board of SJWNE LLC and CTWS and all of its subsidiaries. Prior to joining the Corporation, Mr. Thornburg served as President and Chief Executive Officer of CTWS since 2006 and Chairman of the Board of CTWS since 2007. Mr. Thornburg served as President of Missouri-American Water, a subsidiary of American Water Works Corporation from 2000 to 2004. From July 2004 to January 2006, he served as Central Region Vice President-External Affairs for American Water Works Corporation. Mr. Thornburg holds a Bachelor of Arts in Biology and Society from Cornell University and a Master’s Degree in Business Administration from Indiana Wesleyan University.

Age: 62
Director Since: 2017

Key Experience, Qualifications, Attributes and Skills
The principal experience, qualifications and skills that Mr. Thornburg brings to the Board contribute to the Board's oversight of the Corporation's operations in a heavily-regulated industry, its management of its water supply, and the Corporation's execution of its overall strategy. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Over 30 years of leadership experience in the investor owned water utility profession across ten states and currently serving as the President, Chief Executive Officer, and Chairman of the Corporation with intimate knowledge and experience with our day-to-day operations
●	Served as President and Chief Executive Officer of another publicly traded water utility for over eleven years, including ten years as Board Chairman
●	Served as President of the National Association of Water Companies ("NAWC") in 2011 and as a Director for over a decade
●	Served as a Trustee of the Water Research Foundation until January 2022

Carol P. Wallace

Position with the Corporation: Director

Business Experience
Ms. Wallace currently serves as a director of Sandstone Group, LLC since 2012. Prior to serving on the Board of the Corporation, Ms. Wallace served as a director of CTWS since 2003, as Chair of the CTWS Board from 2017 to 2019, and as Lead Independent Director of CTWS from 2012 until 2017. She has 24 years of experience from 1994 until 2018 as the Chief Executive Officer of Cooper-Atkins Corporation and as an employee from 1991, a manufacturer of temperature acquisition instruments prior to its new ownership. She served as a Board member of Middlesex Hospital, Middletown, Connecticut from 2013 until February 2018. Ms. Wallace served as a director of Zygo Corporation from 2005 until June 2014. Ms. Wallace received a Bachelor of Arts in Biology from Middlebury College.

Age: 68	Committees
Director Since: 2019	● Audit
● Finance
● Sustainability

Key Experience, Qualifications, Attributes and Skills
The principal experience, qualifications and skills that Ms. Wallace brings to the Board contribute to the Board's oversight of the Corporation's executive leadership development, strategic planning, and customer and employee relations. In addition to the items listed in the biographical data above, such experience, qualifications and skills may be summarized as follows:
●	Served as CEO of Cooper-Atkins Corporation, a technology company that had $50 million in annual sales, and had overall responsibility for all financial activity, audit, executive compensation, real estate, governance, management risk assessment, IT and strategic initiatives
●	Experience with executing acquisitions
●	Familiarity with and knowledge of regulatory activity related to the water industry
●	Past Chair of the Connecticut Business & Industry Association
●	Experience interacting with government officials at the state level

Director Independence
The Board has affirmatively determined that each of its directors who served during the 2022 fiscal year, current directors and nominees, other than Eric W. Thornburg, the Corporation's President, Chief Executive Officer and Chairman of the Board, is independent within the meaning of the New York Stock Exchange (the "NYSE") director independence standards, as currently in effect.
The Board has determined that members of the Audit Committee and members of the Executive Compensation Committee also meet the additional independence criteria promulgated by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the NYSE for Audit Committee membership and Executive Compensation Committee membership, respectively.
Board Leadership Structure
Board structures vary greatly among U.S. public corporations, and the Board does not believe that any one leadership structure is more effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chair and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances, as well as effective and productive oversight of the management’s activities.
The position of Chairman is currently held by Eric W. Thornburg, President and Chief Executive Officer of SJW Group. In 2022, the Board appointed Gregory P. Landis, an independent director, to serve as the Lead Independent Director of the Board until the Annual Meeting. The Board believes that Mr. Landis’s extensive experience and skill in corporate governance, legal compliance, and oversight functions of public companies enable him to serve as an effective Lead Independent Director.
The Board believes that combining the Chair and Chief Executive Officer positions and having a Lead Independent Director is the appropriate leadership structure for the Corporation at this time. Combining the Chair and Chief Executive Officer roles fosters clear accountability, effective decision-making, and alignment on corporate strategy and value creation. The Board believes that the Chief Executive Officer is in an optimal position to identify and to lead Board discussions on important matters related to business operations. The Board believes this leadership structure is particularly appropriate for the Corporation at this time given Mr. Thornburg's many years of experience in managing companies in the regulated water utility industry and his familiarity with the challenges and intricacies of the regulatory environment in the various jurisdictions in which the Corporation operates.
Pursuant to the organizational documents of the Corporation, the Lead Independent Director assumes the following duties and responsibilities:
i.advise and consult with the Chair regarding the information provided to directors in connection with Board meetings;
ii.ensure that independent directors have adequate opportunities to meet and discuss issues in executive sessions or at separate meetings without management being present and preside at such executive sessions and meetings;
iii.serve as principal liaison between the independent directors and the Chair;
iv.chair the meetings of the Board when the Chair is not present; and
v.respond directly to stockholders and other stakeholder questions and comments that are directed to the Lead Independent Director or to the independent directors as a group.
The Board believes that this leadership structure provides strong, unified leadership of the Corporation while maintaining effective and independent oversight of management. Nevertheless, the Board will continue to consider and assess from time to time, including consideration of input and recommendation from the Nominating & Governance Committee and other members of the Board, whether this leadership structure should be maintained or modified.

Board's Role in Risk Oversight
The Corporation has implemented an internal risk assessment process that focuses on the principal risks that have been identified for the Corporation, including risks associated with the Corporation's regulatory environment, business operations and continuity, compliance requirements, its information technology and data storage and retrieval facilities, cyber risk, insurance coverage, liquidity, credit and other financial risks, internal controls over financial reporting, risks related to potential fraudulent activities and any material risks posed by the Corporation's compensation policies. Potential risks are reviewed and discussed by the Board and various committees of the Board on a regular basis. The risk assessment and oversight process provides the Board with the ability and flexibility to determine the standard of review required to address risks based on various factors, including the nature and extent of the risks, the timeframe and immediacy of the risks, and the potential impact of risks on the business and operations of the Corporation.
The Board regularly interacts with senior management members who provide the Board with timely and substantive information regarding short-term and long-term risks of the Corporation, including quarterly and annual reports on risk analysis that are delivered to the Board and its committees for their consideration. To the extent appropriate, the Board also consults with experts and advisors to assist in specialized areas of risk assessment such as cybersecurity and regulatory professionals, and to develop solutions and strategies to minimize and mitigate these risks.
The Board’s risk oversight process is designed to align with the disclosure controls and procedures of the Corporation. As part of this process, management members responsible for analyzing public disclosure requirements, including disclosure required under the rules and regulations of the SEC, participate in Board meetings and other Board communications, during which public disclosure requirements are identified and assessed to ensure timely compliance. The Corporation has also established a Disclosure Committee consisting of senior management that meets on a quarterly basis to discuss and review various SEC disclosure requirements and that coordinates with the Audit Committee and the Board regarding compliance with public disclosure obligations.
The Audit Committee, pursuant to its charter, meets periodically with senior leadership and other employees to discuss identified risks and the measures taken to control, manage and mitigate those risks, which include, but are not limited to, financial, accounting, cyber and information security risk. On the basis of these meetings and discussions regarding such risks, the Chairman of the Audit Committee reports periodically to the full Board.
The Executive Compensation Committee oversees risk management as it relates to compensation plans, policies and practices for all employees, including executive officers, particularly whether the compensation programs may create incentives for employees to take excessive or inappropriate risks which could have a material adverse effect on the Corporation.
The Nominating & Governance Committee monitors the effectiveness of the corporate governance guidelines and policies and manages risks associated with the independence of the Board, qualifications of directors and nominees for directors, the appropriate composition and size of the Board, and qualifications of director candidates.
The Finance Committee oversees risk related to the Corporation’s growth strategy and financing matters through its evaluation of acquisition opportunities, business development proposals and debt and equity financings, its review and analysis of the Corporation’s dividend policy, and its oversight of communications with rating organizations.
The Sustainability Committee oversees risk by providing guidance to the Board regarding health and safety, water and environmental matters and the impact of climate change.
Board Committees
The Board has a standing Audit Committee, Executive Compensation Committee, Nominating & Governance Committee, Finance Committee and Sustainability Committee. The Board has the authority to form additional committees, and has done so from time to time, to address matters specifically identified by the Board. The charters for the Audit Committee, Executive Compensation Committee,

Nominating & Governance Committee, Finance Committee and Sustainability Committee may be found on the Corporation's website at www.sjwgroup.com.
Audit Committee
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee assists the Board in its oversight of the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation's compliance with legal and regulatory requirements, the Corporation's systems of internal controls, the qualifications and independence of the independent accountants, and the quality of the Corporation's accounting and financial reporting processes generally. The Audit Committee also reviews significant accounting policies and the financial results with management and the independent public accountants. Mses. Hanley and Wallace and Messrs. Landis and More are current Audit Committee members, and Mr. More serves as the Chair of the Audit Committee.
The current Audit Committee members are independent as such term is defined pursuant to the Exchange Act and the corporate governance listing standards of the NYSE with respect to audit committee members. The Board has determined that Mr. More and Ms. Wallace are each an "audit committee financial expert" as defined in SEC rules and that all Audit Committee members are financially literate. The Audit Committee held eight meetings during fiscal year 2022.
Executive Compensation Committee
The Executive Compensation Committee assists the Board in its responsibilities with respect to the compensation of the Corporation's executive officers and administers certain employee benefit plans, including the Corporation's Long-Term Incentive Plan and other incentive plans that may be adopted by the Corporation. The Executive Compensation Committee is authorized to approve the compensation payable to the Corporation's executive officers, approve all perquisites, equity incentive awards and special cash payments made or paid to executive officers, and to approve severance packages with cash and/or equity components for the executive officers. Additionally, the Executive Compensation Committee reviews and recommends to the Board appropriate director compensation programs.
The Executive Compensation Committee retained Mercer (US), Inc. to serve as the Committee's independent compensation consultant and provide advice on executive officer and director compensation for the 2022 fiscal year. The role of such consultant, the nature and scope of the consultant’s assignments and the material elements of the instructions or directions given to the consultant with respect to the performance of its duties are more fully set forth in the section titled "Compensation Discussion and Analysis" that appears later in this Proxy Statement.
Mses. Hunt and Klein and Messrs. Landis and More are current members of the Executive Compensation Committee, and Mr. Landis serves as the Chair of the Executive Compensation Committee. Each of these members is independent as such term is defined pursuant to the Exchange Act and the corporate governance listing standards of the NYSE with respect to compensation committee members. The Executive Compensation Committee held six meetings during fiscal year 2022.
Nominating & Governance Committee
The Nominating & Governance Committee is charged by the Board with reviewing and proposing changes to the Corporation's corporate governance policies, developing criteria for evaluating performance of the Board, determining the requirements and qualifications for members of the Board and proposing to the Board, nominees for the position of director of the Corporation. Mses. Hanley and Hunt and Messrs. Bishop and Guardino are current Nominating & Governance Committee members, and Ms. Hunt serves as the Chair of the Nominating & Governance Committee. Mr. Bishop informed the Nominating & Governance Committee that he will not stand for re-election at the Annual Meeting, thus he was not nominated for reelection for director and his term will expire after the Annual Meeting. Accordingly, Mr. Bishop will not serve as a member of the Nominating & Governance Committee after the

Annual Meeting. The Nominating & Governance Committee held four meetings and two special meetings during fiscal year 2022.
The Board has determined that all of the members of the Nominating & Governance Committee are independent as defined under the independence standards for nominating committee members in the listing standards for the NYSE. Upon recommendation of the Nominating & Governance Committee, the Board approved Corporate Governance Policies (as amended, the "Corporate Governance Policies") that set forth additional principles and procedures regarding the functions, responsibilities and other governance matters of the Board and its committees and members. Such Corporate Governance Policies may be found at the Corporation's website at www.sjwgroup.com.
Upon recommendation of the Nominating & Governance Committee, the Board approved the "Policies and Procedures of the Nominating & Governance Committee for Nomination for Directors" (as amended, the "Policies and Procedures"). The Policies and Procedures specify director selection criteria for the Nominating & Governance Committee to consider and the procedures for identifying and evaluating director candidates for the Nominating & Governance Committee to follow when executing its duty to recommend director nominees at the Corporation's annual meeting of stockholders. The Policies and Procedures also specify steps a stockholder must take in order to properly recommend director candidates which the Nominating & Governance Committee will consider. All candidates for director must generally meet the criteria set forth in the Policies and Procedures, a copy of which may be found at the Corporation's website at www.sjwgroup.com.
The criteria address the specific qualifications that the Nominating & Governance Committee believes must be met by each nominee prior to recommendation by the Committee for a position on the Corporation's Board. In particular, the criteria address the specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Corporation's directors to possess in order to fill Board, committee chair and other positions, and to provide the best combination of experience and knowledge on the Board and its committees. These criteria include:
•highest professional and personal ethical standards;
•absence of any interests that would materially impair a candidate's ability to exercise judgment or otherwise discharge the fiduciary duties;
•ability to contribute insight and direction to achieve the Corporation's goals;
•skills and expertise relative to the entire make-up of the Board;
•experience in effective oversight and decision-making, including experience on other boards;
•ability and willingness to serve a full term with consistent attendance;
•first-hand business experience and achievement in the industry; and
•independence as determined under the NYSE and SEC rules and regulations.
The Nominating & Governance Committee and the Board take diversity into account when considering potential nominees for directors, such as differences of viewpoint, varied professional or governmental experience, education and advanced degrees, skill set, diversity characteristics, and other individual qualities and attributes that are likely to contribute to board heterogeneity. The Nominating & Governance Committee and the Board consider diversity characteristics that may include gender, geographic background, race, ethnicity, age, culture, national origin, gender identity and expression, and sexual orientation in the director nominee process. Our Board was one of 11 percent of Russell 3000 companies, as of December 31, 2022, to have a gender balanced board.
The steps a stockholder must take in order to properly recommend director candidates which the Committee will consider include submission via mail to the attention of the Nominating & Governance Committee at the address of the Corporate Secretary, SJW Group, 110 W. Taylor Street, San Jose, California 95110, of a completed "Stockholder Recommendation of Candidate for Director" form, which can be found at the Corporation's website at www.sjwgroup.com or may be obtained by mailing a request for a copy of the form to the Corporate Secretary of the Corporation at the above address. A completed form must be submitted not earlier than 210 days prior and not later than 120 days prior to the one-year anniversary of the date the Proxy Statement for the preceding annual meeting was mailed to stockholders. In addition to, or in lieu of making a director candidate recommendation via the completed recommendation form, stockholders may nominate directly a person for election as a director at the Annual Meeting by complying with the procedures set out in the Corporation's Bylaws and other applicable federal and state laws governing the election of directors and distribution of proxy materials.
Under the Bylaws, a nominating stockholder must provide the Corporation with advance written notice of a proposed nomination no later than 90 days and no earlier than 120 days prior to the one-year anniversary of the preceding year's Annual Meeting. Such advance notice must include certain information and materials relating to the stockholder and the proposed nominee as prescribed under the Bylaws, including without limitation, the name and qualification of the proposed nominee, the relationship between the nominee and the stockholders, and other information typically required in a proxy statement filed under SEC proxy rules. For more information on the procedure and advance notice requirements for nominating a director, see the Corporation's Bylaws, a copy of which was filed with the SEC.
Finance Committee
The Finance Committee is charged with assisting the Board in overseeing the Corporation’s strategy and financing. The Finance Committee reviews and makes recommendations to the Board regarding the Corporation’s long-term growth strategy, public and private financing, any equity repurchase programs, dividend payments and other distributions of equity. The Finance Committee also reviews significant rating agency communications, the Corporation's credit ratings and business opportunities. Ms. Wallace and Messrs. Bishop, Landis and More are current Finance Committee members, and Mr. More serves as the Chair of the Finance Committee. Mr. Bishop was not nominated for reelection for director and his term will expire after the Annual Meeting. Accordingly, Mr. Bishop will not serve as a member of the Finance Committee after the Annual Meeting. The Finance Committee held two meetings and two special meetings during fiscal year 2022.
Sustainability Committee
The Sustainability Committee is charged with providing guidance to the Board regarding plans, programs, and activities related to the health and safety of employees, customers, business partners, and the public related to the Corporation’s operating subsidiaries. The Sustainability Committee also provides guidance to the Board on plans, programs, and activities related to environmental stewardship and sustainability, water supply and conservation, water quality, climate change, operational efficiency and the Corporation’s established water supply policies and any water supply projects. Mses. Klein and Wallace and Messrs. Bishop and Guardino are the current Sustainability Committee members, and Mr. Bishop serves as the Chair of the Sustainability Committee. Mr. Bishop was not nominated for reelection for director and his term will expire after the Annual Meeting. Accordingly, Mr. Bishop will not serve as a member and Chair of the Sustainability Committee after the Annual Meeting. The Sustainability Committee held four meetings during fiscal year 2022.
Evaluation of Board and Committee Performance
Annually, the Board and each of our committees conduct a self-evaluation pursuant to our Corporate Governance Policies and applicable committee charters.  In addition, the Nominating & Governance Committee is responsible to report annually to the Board an assessment of the Board’s performance based on such evaluation, which includes a review of the Board’s overall effectiveness and the areas in which the Board or management believes the Board can make an impact on the Corporation.
Communications with the Board
Communications to the Board may be submitted by email to boardofdirectors@sjwater.com or by writing to SJW Group, Attention: Corporate Secretary, 110 W. Taylor Street, San Jose, California 95110. The Board relies upon the Corporate Secretary to forward written questions or comments to named directors or committees or the Lead Independent Director, as appropriate. General comments or inquiries from stockholders are forwarded to the appropriate individual within the Corporation, including the President, as appropriate.
Interested parties may make their concerns known to non-management directors or independent directors on a confidential and anonymous basis either online or by calling the Corporation's toll free hotline, 1-800-461-9330.
Code of Conduct
The Corporation has adopted a Code of Conduct (as amended, the "Code of Conduct") that applies to the directors, officers and employees of the Corporation. A copy of the Code of Conduct may be found at the Corporation's website at www.sjwgroup.com. In the event that we make any amendments to or grant any waivers of a provision of the Code of Conduct that applies to the principal executive officer, principal financial officer, or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver and the reasons therefore, on our website at www.sjwgroup.com.
Board Meetings
During fiscal year 2022, the Board of SJW Group held seven regular meetings. Each director attended or participated in 75 percent or more of the aggregate of: (i) the total number of regular and special meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2022 fiscal year. As Lead Independent Director, Gregory P. Landis presided at all executive sessions of non-management directors or independent directors in 2022.
Pursuant to the Corporation's Corporate Governance Policies, each member of the Board is strongly encouraged to attend the Annual Meetings of stockholders. All members of the Board who were nominated for election at the 2022 annual meeting attended such meeting.
Compensation of Directors
The following table sets forth certain information regarding the compensation of each non-employee member of the Board for the 2022 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Katharine Armstrong (3)	38,667	—	38,667
Walter J. Bishop	111,500	90,303	201,803
Carl Guardino	94,000	90,303	184,303
Mary Ann Hanley	101,500	90,303	191,803
Heather Hunt	105,167	90,303	195,470
Rebecca A. Klein	92,500	90,303	182,803
Gregory P. Landis	143,500	90,303	233,803
Daniel B. More	132,500	90,303	222,803
Carol P. Wallace	100,000	90,303	190,303
(1)Consists of the annual retainer and meeting fees for service as a member of the Board for the 2022 fiscal year, including amounts deferred under the Corporation’s Deferral Election Program for Non-Employee Board Members. For further information concerning such fees, see the section below titled "Director Annual Retainer and Meeting Fees."
(2)Represents the grant-date fair value of a restricted stock unit award covering 1,554 shares of the Corporation's common stock made to the non-employee director on April 27, 2022 under the Formulaic Equity Award Program for Non-Employee Board Members described in the section below titled “Restricted Stock Units and the Formulaic Equity Award Program for Non-Employee Board Members.” The applicable grant-date fair value of each award was calculated in accordance with FASB ASC Topic 718 and accordingly determined on the basis of the closing selling price per share of SJW Group’s common stock on the award date as appropriately discounted to reflect the lack of dividend equivalent rights. The reported grant-date value does not take into account any estimated forfeitures related to service-vesting conditions.
(3)Ms. Armstrong's term as a director expired on April 27, 2022.

Director Annual Retainer and Meeting Fees
The following table sets forth the 2022 annual retainer fees for the non-employee Board members of SJW Group.

2022 Annual Retainer ($)
Chair	100,000
Other Board Members	70,000
Additional Fee for Lead Independent Director	25,000
Audit Committee Chair	15,000
Executive Compensation Committee Chair	12,500
All other Committee Chairs	10,000

The 2022 meeting fees for non-employee Board and Committee members of SJW Group were $1,500 per meeting. The meeting fees are the same for attending Board and Committee meetings held telephonically. In the event a non-employee director attends a scheduled in-person Board or Committee meeting by telephone, they will be entitled to receive the applicable per meeting fee for the first meeting attended by telephone in a calendar year, and half of such meeting fee for each subsequent scheduled in-person meeting attended by telephone in the same calendar year.
Non-employee directors may also receive fees, determined on a case-by-case basis by SJW Group's Executive Compensation Committee and ratified by the Board, for attending additional meetings other than Board or Committee meetings, such as Board retreats, strategic planning meetings, or other programs organized by SJW Group or its subsidiaries. During fiscal year 2022, each non-employee director was paid $3,000 for attending two strategic planning meetings.
Deferral Election Program for Non-Employee Board Members
Pursuant to the Deferral Election Program for Non-Employee Board Members (the “Deferral Election Program”), each non-employee member of the Board has the opportunity to defer: (i) either 50 percent or 100 percent of their annual retainer fees for serving on the Corporation's Board and the board of directors of one or more subsidiaries; and (ii) 100 percent of their fees for attending pre-scheduled meetings of such boards or any committees of such boards on which they serve. The deferral election is irrevocable and must be made prior to the start of the year for which the fees are to be earned.
The fees which a non-employee Board member elects to defer under such program for the fiscal year are credited to a deferral election account pursuant to one of the following alternatives selected by the Executive Compensation Committee: (i) in a lump sum on the first business day of that calendar year or as soon as administratively practicable thereafter; or (ii) periodically when the fees would otherwise become due and payable during such calendar year in the absence of their deferral election for that calendar year in which case the amounts credited shall be fully vested on crediting. In the event of such lump sum credit, the non-employee Board members will vest in the portion of their account attributable to each board or board committee on which they serve during a calendar year in a series of 12 equal monthly installments upon their completion of each calendar month of service on that board or board committee during such calendar year. For the deferral election accounts established for the 2022 calendar year, the periodic credit alternative was utilized.
The deferral election account will be credited with a fixed rate of interest, compounded semi-annually, set at the start of each calendar year at the lower of (i) the then current 30-year long-term borrowing cost of funds to San Jose Water Company ("SJWC") (or the equivalent thereof), as measured as of the start of such calendar year, or (ii) 120 percent of the long-term Applicable Federal Rate determined as of the start of such calendar year and based on semi-annual compounding.
Distribution of the vested balance credited to each Board member's deferral election account will be made or commence on the 30th day following their cessation of Board service either in a lump sum or through a series of up to 10 annual installments in accordance with the Board member's payment election.

Mr. More elected to defer all of his 2022 annual retainer fees and pre-scheduled 2022 meeting fees; and Mr. Bishop and Ms. Hanley elected to defer 50 percent of their 2022 annual retainer fees.
Restricted Stock Units and the Formulaic Equity Award Program for Non-Employee Board Members
The Company has implemented a Formulaic Equity Award Program for Non-Employee Board Members ("Formulaic Program") under the Amended and Restated Long-Term Incentive Plan which provides that at the close of business on the date of each annual stockholder meeting, each individual who is elected or re-elected to serve as a non-employee Board member will automatically be granted restricted stock units covering that number of shares of common stock (rounded up to the next whole share) determined by dividing the applicable annual amount by the fair market value per share on such date. Non-employee Board members who commence service following the date of an annual stockholder meeting and before the date that is two months prior to the next annual stockholder meeting, will automatically be granted restricted stock units based on the annual amount for the year of commencement of Board service, pro-rated for the period of service to the next annual meeting (the “Interim Award”). The applicable annual amount was $92,500 for 2022 and is $95,000 for 2023. Effective with the annual restricted stock awards for 2023, the awards will be made under the 2023 Long-Term Incentive Plan, subject to its approval at the Annual Meeting (see Proposal 4).
Each restricted unit awarded entitles the non-employee Board member to one share of the Corporation's common stock on the applicable vesting date of that unit. Each restricted stock unit award will vest in full upon the non-employee Board member's continuation of Board service through the day immediately preceding the date of the first annual stockholder meeting following the annual stockholder meeting at which that restricted stock unit award was made (or the one-year anniversary of the grant date of the Interim Award), subject to accelerated vesting following a change in control or cessation of Board service by reason of death or permanent disability prior to such vesting date. Each non-employee Board member must retain beneficial ownership of at least 50 percent of the shares of common stock issued in connection with the vesting of such restricted stock unit award until such time as such individual is in compliance with the equity ownership guidelines that the Corporation from time to time establishes for its non-employee Board members.
Pursuant to the Formulaic Program, on April 27, 2022, each non-employee Board member elected at the 2022 annual stockholder meeting received an award of restricted stock units covering 1,554 shares of common stock.
Expense Reimbursement Policies
Under the Corporation's Director Compensation and Expense Reimbursement Policies, each non-employee director will be reimbursed for all reasonable expenses incurred in connection with their attendance at Board or committee meetings of SJW Group or its subsidiaries as well as their attendance at certain other meetings held by such companies. Expenses subject to reimbursement for fiscal year 2022 include the expense of traveling first class for any travel within the United States.

Recommendation of the Board
☑
The Board unanimously recommends that stockholders vote FOR the election of the eight nominees beginning on page 7. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR each of the eight nominees.

PROPOSAL 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION
General
Pursuant to Section 14A(a)(1) of the Exchange Act, the Corporation's stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Corporation's named executive officers, as disclosed in this Proxy Statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. However, the stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Corporation, the Corporation's Board, or the Executive Compensation Committee of the Board.
Although the vote is non-binding, the Corporation's Board and the Executive Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions affecting the Corporation's executive officers.
In deciding how to vote on this proposal, the Board encourages you to read the "Compensation Discussion and Analysis" section beginning on page 48 and "Summary Compensation Table" beginning on page 69. The Executive Compensation Committee has made enhancements in recent years to better align our executive compensation programs with our strategic objectives, and to respond to changes in the marketplace and feedback received from stockholders and stockholder advisory groups as discussed in the Compensation Discussion and Analysis section of this Proxy Statement.
Resolution
The Corporation's stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the named executive officers in this Proxy Statement:
"Resolved that the Corporation's stockholders hereby approve the compensation paid to the Corporation's executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this Proxy Statement."
The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the Corporation's named executive officers, as described in this Proxy Statement in accordance with the SEC compensation disclosure rules.

Recommendation of the Board
☑
The Board unanimously recommends an advisory vote FOR the resolution to approve the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of such resolution.

PROPOSAL 3 ADVISORY VOTE AS TO FREQUENCY OF THE ADVISORY STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION
General
Pursuant to Section 14A(a)(2) of the Exchange Act, the Corporation's stockholders are entitled to vote at the annual meeting of stockholders every six years regarding whether the stockholder vote to approve the compensation of the named executive officers as required by Section 14A(a)(1) of the Exchange Act (and as presented in Proposal 2 of this Proxy Statement) should occur every year, once every two years, or once every three years. At the Corporation’s 2017 annual meeting of stockholders, the frequency of “every year” received the vote of a majority of the shares of common stock present in person or represented by proxy and voting at that annual meeting and the Board adopted “every year” as the frequency for the “say-on-pay” vote.
The Board recommends that the Corporation maintain the annual frequency for the stockholders' advisory vote on executive compensation. In deciding its recommendation, the Board considered that an annual advisory vote on executive compensation of our named executive officers will (i) allow stockholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a timely basis each year; and (ii) provide the Board and the Executive Compensation Committee an opportunity to thoughtfully evaluate and respond to stockholder input quickly and to implement appropriate and effective changes or modifications to the Corporation’s executive compensation programs.
Although the vote on the frequency of the "say-on-pay" is non-binding on the Corporation, both the Board and the Executive Compensation Committee value the opinions of our stockholders and will consider the outcome of the advisory vote, including the number of votes received for each frequency, when setting the frequency of the stockholder vote on executive compensation. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may, in the future, decide to conduct advisory votes on a less frequent basis and may vary its practice based on factors, such as discussions with stockholders, views expressed by stakeholders, and the adoption of material changes to our compensation programs. The Board's determination regarding the frequency of the "say-on-pay" will be disclosed in a Form 8-K to be filed in accordance with SEC rules.
Stockholders have the following four choices with respect to the frequency of the stockholder vote for the approval of the compensation of the Corporation’s named executive officers:
•Every year;
•Every two years;
•Every three years; or
•Abstain.

Recommendation of the Board
☑
The Board unanimously recommends an advisory stockholder vote on executive compensation once every year (i.e., a vote FOR EVERY YEAR) is the best approach for the Corporation and its stockholders. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR every year as the frequency of the advisory stockholder vote on executive compensation described in this Proposal 3.

PROPOSAL 4 APPROVAL OF THE 2023 LONG-TERM INCENTIVE PLAN
General
We are asking our stockholders to approve a proposal to adopt the SJW Group 2023 Long-Term Incentive Plan (the “2023 Long-Term Incentive Plan”) pursuant to which 1,142,000 shares of the Corporation’s common stock will be available for issuance to our officers and employees, non-employee directors, as well as consultants and other independent advisors in our employ or service (or the employ or service of our affiliates). The share reserve may be adjusted (and additional or fewer shares may be issued) as described in more detail in the section titled “Securities Subject to 2023 Long-Term Incentive Plan” below. The Board adopted the 2023 Long-Term Incentive Plan on February 23, 2023 upon recommendation of the Executive Compensation Committee, subject to stockholder approval at the Annual Meeting. If approved by the stockholders, the 2023 Long-Term Incentive Plan will become effective as of the date of the stockholder approval.
The 2023 Long-Term Incentive Plan will serve as the successor to our Amended and Restated Long-Term Incentive Plan (the “Predecessor Plan”), which was adopted by the stockholders in April 2013 and will terminate by its terms on April 23, 2023. The Corporation has not requested any additional shares under the Predecessor Plan since its adoption. No further awards will be made under the Predecessor Plan on such termination. Each outstanding award under the Predecessor Plan will remain outstanding under the Predecessor Plan and shall be governed solely by the terms of the documents evidencing such awards. Any shares remaining available under the Predecessor Plan will not be transferred to the 2023 Long-Term Incentive Plan.
Incentive compensation programs play a pivotal role in the Corporation's efforts to attract and retain key personnel essential to the Corporation's long-term growth and financial success and to align the interests of executives and employees with those of our stockholders. The 2023 Long-Term Incentive Plan is a key pay-for-performance component of the Corporation’s compensation program and the Corporation’s primary vehicle for granting equity-based compensation to its employees. For that reason, the Corporation has structured the 2023 Long-Term Incentive Plan to provide flexibility in designing equity and cash incentive programs for purposes of attracting and retaining the services of key individuals. The 2023 Long-Term Incentive Plan will continue to provide the Corporation with the needed flexibility to implement competitive incentive compensation programs for its key employees and non-employee Board members. See “Compensation Objectives and Philosophy” beginning on page 52. If this proposal is not approved, we would not be able to grant equity awards following termination of the Predecessor Plan. We would accordingly be at a disadvantage against our competitors for recruiting, retaining and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.
The adoption of the 2023 Long-Term Incentive Plan is being submitted for stockholder approval in order for us to comply with the stockholder approval requirements of the New York Stock Exchange and the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").
Determination of Number of Shares
When deciding on the number of shares to be available for awards under the 2023 Long-Term Incentive Plan, the Board considered a number of factors, including the projected future equity needs based on past grant practices, a dilution analysis, compensation consultant advice, competitive data from relevant peer companies, the current and future accounting expenses associated with our equity award practices, and input from a major stockholder advisory group.

Dilution Analysis
The table below presents information about the number of shares that were subject to outstanding equity awards and the shares remaining available for issuance under the Predecessor Plan as of February 28, 2023, and the number of shares authorized for issuance under the proposed 2023 Long-Term Incentive Plan.

Plan	Shares Subject to Outstanding Options	Shares Subject to Outstanding Full Value Awards (1)	Shares Available for Future Grant		Total Aggregate Shares
Predecessor Plan (2)	—	161,321	572,618	(3)	733,939
2023 Long-Term Incentive Plan	—	—	—	(4)	—
(1)The Full Value awards outstanding represent (a) 72,156 restricted stock units that vest based on service and (b) 89,165 restricted stock units that vest based upon the attainment of performance goals (“performance stock unit awards”), assuming target performance.
(2)Excludes restricted stock units and deferred stock unit awards assumed by SJW Group in connection with the merger with Connecticut Water Service, Inc. on October 9, 2019 (the "Assumed Awards"). As of February 28, 2023, a total of 50,265 shares of common stock were issuable under the Assumed Awards of which 4,518 shares were subject to unvested restricted stock units and 45,747 shares were subject to vested restricted stock units that will be issued in accordance with the participant’s deferral election. No additional awards may be granted under those assumed arrangements.
(3)As of February 28, 2023, 572,618 shares were available for future grants under the Predecessor Plan. No new grants may be made under the Predecessor Plan after the expiration of the plan on April 23, 2023 and the remaining share reserve will not be carried over to the 2023 Long-Term Incentive Plan.
(4)Shares subject to any award granted under the Predecessor Plan after February 28, 2023 but prior to the Annual Meeting date will reduce the shares available under the 2023 Long-Term Incentive Plan. The requested share reserve may be adjusted (and additional or fewer shares may be issued) as described in more detail in the section titled “Securities Subject to 2023 Long-Term Incentive Plan” below.

Based on the 30,846,574 shares of common stock outstanding as of February 28, 2023, the aggregate total of 161,321 shares issuable pursuant to outstanding awards under the Predecessor Plan and the 50,265 shares issuable under the Assumed Awards, this represents a potential dilution (often referred to as “overhang”) of approximately 2.5%. If this proposal to adopt the 2023 Long-Term Incentive Plan is approved, the 1,142,000 shares available for issuance thereunder would increase the overhang to approximately 4.2%. The Corporation calculates “overhang” as the total of (a) shares underlying outstanding awards plus shares available for issuance under future equity awards, divided by (b) the total number of shares outstanding, shares underlying outstanding awards and shares available for issuance under future equity awards.
The Board believes that the 1,142,000 shares of Common Stock under the 2023 Long-Term Incentive Plan represent a reasonable amount of potential equity dilution, which will allow us to continue granting equity awards in furtherance of our performance-based compensation practices, the Corporation’s objectives and the goals of our equity compensation program.
Burn Rate
In connection with the Corporation’s equity incentive programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our stock award “burn rate” each year. Our historic three-year average gross burn rate, representing annual equity awards granted (or earned in the case of performance-based awards) as a percentage of total shares outstanding, is approximately 0.30%. This is below the 1.05% gross burn rate limit that ISS applies to the Russell 3000 Utilities (5510) GICS industry group for 2023 to which the Corporation belongs.

Element	2022	2021	2020	Three-Year Average
Stock Options granted	—	—	—	—
Restricted Stock Units granted	86,149	78,235	68,995	77,793
Performance Stock Units earned (1)	15,955	11,551	7,327	11,611
Total Full Value Awards granted	102,104	89,786	76,322	89,404
Total Stock Options and Full Value Awards granted	102,104	89,786	76,322	89,404
Weighted Average Number of Shares of Common Stock Outstanding as of December 31 of applicable year	30,304,557	29,601,284	28,521,900	29,475,914
Burn Rate (Stock Options and Restricted Stock Units granted and Performance Stock Units earned)	0.34%	0.30%	0.27%	0.30%
(1)With respect to performance stock unit awards, we calculate the share usage rate based on the applicable number of shares earned each year. The performance-based restricted stock units granted during the foregoing 3-year period were as follows: 7,327 shares in 2022, 5,327 shares in 2021 and 6,120 shares in 2020.

The burn rate means that we used a three-year average of less than 0.3% of the weighted average shares outstanding for restricted stock units granted and performance stock units earned over the past three years under the Predecessor Plan.
Based on historical usage the proposed aggregate share reserve is expected to be sufficient for the duration of the proposed 2023 Long-Term Incentive Plan. However, the share reserve under the proposed 2023 Long-Term Incentive Plan could last for a shorter or longer time than anticipated, depending on factors that cannot be predicted with any certainty at this time, including the price of our common stock, hiring activity during the term of the 2023 Long-Term Incentive Plan and that future circumstances may require us to change our current equity grant practices, and forfeitures of outstanding awards.
In light of the factors described above, and the fact that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the 2023 Long-Term Incentive Plan is reasonable and appropriate at this time.
Highlights of the 2023 Long-Term Incentive Plan
The 2023 Long-Term Incentive Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the stockholders’ interests, as described below.
No evergreen authorization: The 2023 Long-Term Incentive Plan does not have an evergreen provision which would have permitted an increase in the share pool without further stockholder approval.
No automatic vesting of awards upon a change in control: The 2023 Long-Term Incentive Plan allows for an acquiring corporation to assume outstanding awards, and if awards are assumed, they will generally not accelerate on the change in control. If awards are not assumed, the vesting of such awards will be accelerated. The plan administrator also has the discretion to take alternative actions such as accelerating the vesting of outstanding awards on a termination following a change in control or requiring that participants exchange outstanding awards for cash.
Prohibition on repricings: The 2023 Long-Term Incentive Plan prohibits the repricing, replacement or buyout of an underwater option or stock appreciation right (except as permitted in a change in control or in the case of a corporate transaction as described in the section titled “Changes in Capitalization” below).
No discounted options or stock appreciation rights: Options and stock appreciation rights (other than substitute awards) must have an exercise price at or above fair market value per share on the date of grant.

No liberal share counting: The 2023 Long-Term Incentive Plan does not permit the reuse of shares withheld or delivered to satisfy the exercise price of an option or stock appreciation right or to satisfy any withholding obligations in connection with any awards.
Minimum vesting requirement: Awards under the 2023 Long-Term Incentive Plan are subject to a minimum vesting period of at least one year, except that up to 5% of shares subject to the 2023 Long-Term Incentive Plan will not be subject to this minimum vesting requirement.
Limit on director pay: The maximum aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards made to a non-employee director under the 2023 Long-Term Incentive Plan in a single calendar year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such non-employee director in respect of such calendar year, shall not exceed $750,000 in total value.
No liberal change-in-control definition: The 2023 Long-Term Incentive Plan defines change in control based on the consummation of the transaction rather than the announcement or stockholder approval of the transaction.
Limitation on dividends and dividend equivalents: Any dividends or dividend equivalents payable in connection with an award will be subject to the same restrictions as the underlying award and will not be paid until and unless such award vests.
Administered by an independent committee: The 2023 Long-Term Incentive Plan will be administered by the Executive Compensation Committee which consists entirely of independent directors. The Committee may delegate certain of its duty and authority to a subcommittee or officer, as described in more detail below.
Summary Description of 2023 Long-Term Incentive Plan
The principal terms and provisions of the 2023 Long-Term Incentive Plan are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2023 Long-Term Incentive Plan and is qualified in its entirety by reference to the complete text of the 2023 Long-Term Incentive Plan attached as Appendix I to this Proxy Statement.
Securities Subject to 2023 Long-Term Incentive Plan
Subject to the capitalization adjustments and the add back provisions related to outstanding awards, each as described below, an aggregate of up to 1,142,000 shares of the Corporation’s common stock shall be reserved for issuance under the 2023 Long-Term Incentive Plan, less the number of shares subject to any award granted under the Predecessor Plan after March 1, 2023, the record date, but prior to the Annual Meeting date.
The shares of the Corporation's common stock issuable under the 2023 Long-Term Incentive Plan may be drawn from shares of authorized but unissued common stock or from shares of common stock that the Corporation acquires, including shares purchased on the open market.
Shares of common stock subject to outstanding awards under the 2023 Long-Term Incentive Plan and the Predecessor Plan that expire, are forfeited or cancelled or otherwise terminate prior to the issuance of those shares will be available for subsequent issuance under the 2023 Long-Term Incentive Plan. Any unvested shares issued under the 2023 Long-Term Incentive Plan that are subsequently forfeited or that the Corporation repurchases, at a price not greater than the original issue price paid per share, pursuant to the Corporation's repurchase rights under the 2023 Long-Term Incentive Plan will be added back to the share reserve and will accordingly be available for subsequent issuance. In addition, shares underlying awards granted under the 2023 Long-Term Incentive Plan that are settled in cash will be added back to the share reserve and available for subsequent issuance under the plan.
There are no net counting provisions in effect under 2023 Long-Term Incentive Plan. Accordingly, shares tendered or withheld to satisfy the exercise price of an option or any tax withholding obligation with respect to an award granted under the 2023 Long-Term Incentive Plan and any shares subject to a stock appreciation that are not issued in connection with the stock settlement of such award on exercise will not be added to the shares authorized for grant under the 2023 Long-Term Incentive Plan.
The maximum number of shares of common stock which may be issued pursuant to options intended to qualify as incentive stock options under the federal tax laws shall be limited to 1,142,000 shares.
The plan administrator may grant awards in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Corporation or with which the Corporation combines (referred to as substitute awards). Such substitute awards will not reduce the shares authorized for issuance under the 2023 Long-Term Incentive Plan (but will count against the aggregate number of incentive stock options available for awards, as described above). Additionally, subject to applicable stock exchange requirements, if the acquired company’s equity plan has shares available, such shares may be available for grant under the 2023 Long-Term Incentive Plan, which will not reduce (or be added back to) the shares authorized for issuance under the 2023 Long-Term Incentive Plan.
Individual Award Limits
Awards made under the 2023 Long-Term Incentive Plan are subject to the following per-participant limitations:
(1) For awards denominated in shares of the Corporation's common stock (whether payable in such common stock, cash or a combination of both), no participant may receive awards for more than 600,000 shares of common stock in the aggregate in any single calendar year.
(2) For awards denominated in cash (whether payable in cash, shares of the Corporation's common stock, or both), no participant may receive awards with an aggregate dollar value in excess of $1,000,000 for each full or partial calendar year within the applicable performance measurement period (which may not exceed five calendar years).
(3) The maximum aggregate fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all awards made to a non-employee director in a single calendar year, taken together with any cash payments (including the annual retainer and any other compensation) paid to such non-employee director in respect of such calendar year, shall not exceed $750,000 in total value.
All share and dollar limits are subject to adjustment for changes in capitalization and other transactions as described below.
Administration
The Executive Compensation Committee will have the exclusive authority to administer the 2023 Long-Term Incentive Plan with respect to awards made to the Corporation's executive officers and non-employee Board members and will also have the authority to make awards to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Committee to make awards to individuals other than executive officers and non-employee Board members, or the Board may itself administer the plan with respect to those individuals. To the extent permitted by law, the Board or the Committee may delegate any or all of its authority to administer the 2023 Long-Term Incentive Plan with respect to one or more classes of eligible persons (other than executive officers and non-employee Board members) to one or more officers of the Corporation. The term “plan administrator,” as used in this summary, will mean the Committee, the Board and any secondary committee of the Board, or any delegate of the Board or the Committee to the extent each such entity is acting within the scope of its administrative authority under the 2023 Long-Term Incentive Plan.
The plan administrator has complete discretion to determine (a) which eligible individuals are to receive awards, (b) the type, size, terms and conditions of the awards to be made, (c) the time or times when those awards are to be granted, (d) the number of shares or amount of payment subject to each such award, (e) the time when the award is to become exercisable, (f) the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, (g) the maximum term for which the award is to remain outstanding, (h) the vesting and issuance schedules applicable to the shares which are the subject of the award, (i) the cash consideration (if any) payable per share subject to the award and the form of payment in which the award is to be settled, and (j) with respect to performance-based awards, the performance objectives for the award, the amount payable at one or more levels of attained performance and the payout schedule.
The Committee may make awards to any and all non-employee Board members upon such terms and conditions as the Committee deems appropriate in its sole discretion or pursuant to one or more formulaic programs which provide for the automatic grant of such awards in such amounts, at such times and subject to such terms as the Committee may designate in advance, in each instance subject to the express provisions and limitations of the 2023 Long-Term Incentive Plan. The Committee may also implement one or more programs which provide the non-employee Board members with the opportunity to elect to receive specific types of awards under the 2023 Long-Term Incentive Plan, either on a current or deferred basis, in lieu of retainer or meeting fees otherwise payable to them in cash for their service as non-employee Board members and/or as members of one or more Board committees (or for their service as members of the board of directors of any parent or subsidiary company or any committee of such board). However, all discretionary awards to non-employee Board members authorized by the Committee and all formulaic programs implemented by the Committee for such Board members will be subject to approval and ratification by a majority of the Board.
Eligibility
Officers and employees, non-employee members of the Corporation's Board or of the board of directors of any parent or subsidiary company as well as consultants and other independent advisors, in the Corporation's employ or service or in the employ or service of any parent or subsidiary company (whether now existing or subsequently established) will be eligible to participate in the 2023 Long-Term Incentive Plan.
As of February 28, 2023, approximately 24 persons (including seven executive officers) and eight non-employee Board members were eligible to participate in the 2023 Long-Term Incentive Plan.
Vesting Restrictions
Awards made under the 2023 Long-Term Incentive Plan (other than substitute awards) will include regular vesting schedules under which no portion of an award may vest or become exercisable in less than one year from the date of grant, provided however that, up to 5% of shares subject to the plan will not be subject to this minimum vesting requirement.
Awards
The 2023 Long-Term Incentive Plan provides for the grant of options, stock appreciation rights, stock awards, restricted stock units, dividend equivalent rights, cash awards and other share-based awards. The principal features of each type of award are described below.
Options
Each granted option will have an exercise price per share determined by the plan administrator, but will not be less than the fair market value of a share of common stock on the grant date (except for substitute awards). No granted option will have a term in excess of 10 years and will generally become exercisable in one or more installments over a specified period of service measured from the grant date or only after the achievement of pre-established corporate performance objectives.
Payment of the exercise price may be paid in one or more of the following forms as determined by the plan administrator: cash, shares of the Corporation’s common stock, through a cashless exercise procedure pursuant to which the participant effects a same-day exercise of the option and sale of the purchased shares through a broker in order to cover the exercise price for the purchased shares and the applicable withholding taxes and/or through a net exercise procedure pursuant to which the Corporation will withhold a number of shares otherwise issuable upon exercise of the option having a value equal to the exercise price and applicable withholding taxes.
Upon cessation of service, the participant will have a limited period of time in which to exercise the participant’s outstanding options to the extent exercisable for vested shares. The plan administrator will have complete discretion to extend the period following the participant’s cessation of service during which the outstanding options may be exercised, provide for continued vesting during the applicable post-service exercise period and/or accelerate the exercisability or vesting of options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.
Stock Appreciation Rights
The 2023 Long-Term Incentive Plan will allow the issuance of two types of stock appreciation rights:
(1) Tandem stock appreciation rights granted in conjunction with options which provide the participants with the right to surrender the related option grant for an appreciation distribution from the Corporation in an amount equal to the excess of (i) the fair market value of the vested shares of the Corporation's common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.
(2) Stand-alone stock appreciation rights which allow the participants to exercise those rights as to a specific number of shares of the Corporation's common stock and receive in exchange an appreciation distribution from the Corporation in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares. The exercise price per share may not be less than the fair market value per share of the Corporation's common stock on the date the stand-alone stock appreciation right is granted (except for substitute awards), and the right may not have a term in excess of 10 years.
The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may be paid in (i) cash, (ii) shares of the Corporation's common stock or (iii) a combination of cash and shares of common stock, as set forth in the applicable award agreement.
Upon cessation of service with the Corporation, the participant will have a limited period of time in which to exercise the vested stock appreciation right. The plan administrator will have complete discretion to extend the period following the participant’s cessation of service during which the participant’s outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the award remains outstanding.
Repricing Prohibition
Except in connection with certain changes in the Corporation's capital structure as described in the "Changes in Capitalization" section below, the plan administrator may not implement any of the following repricing programs under the 2023 Long-Term Incentive Plan without obtaining stockholder approval: (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of the Corporation's common stock for consideration payable in cash, equity securities of the Corporation or in the form of any other award under the 2023 Long-Term Incentive Plan, except in connection with a change in control transaction, or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights.
Stock Awards and Restricted Stock Units
Shares of the Corporation’s common stock may be issued subject to performance or service vesting requirements established by the plan administrator or as a fully-vested bonus for past services without any cash outlay required of the participant. The 2023 Long-Term Incentive Plan also provides for the grant of restricted stock units which entitle the participant to receive the shares underlying those awards (or an amount based on the value of the shares) upon the attainment of designated performance goals and/or the completion of a prescribed service period or upon the expiration of a designated deferral period following the vesting of those units.
The plan administrator will also have the discretionary authority to structure one or more such awards so that the awards will vest only upon the achievement of certain pre-established performance goals based on one or more of the following criteria: (i) pre-tax or after-tax earnings, profit or net income, (ii) revenue or revenue growth, (iii) earnings per share, (iv) return on assets, capital, stockholder equity or rate base, (v) total stockholder return, (vi) gross or net profit margin, (vii) cash flow, operating cash flow or free cash flow, (viii) approved rate increases, (ix) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation, (x) increases in customer base, (xi) operating income, net operating income or net operating income after recorded tax expense, (xii) operating profit, net operating profit or net operating profit after recorded tax expense, (xiii) operating margin, (xiv) cost reductions or other expense control objectives, (xv) market price of the Corporation's common stock, whether measured in absolute terms or in relationship to earnings or operating income, (xvi) compliance with applicable environmental requirements or applicable regulatory requirements, (xvii) budget objectives, (xviii) working capital, (xix) mergers, acquisitions or divestitures, (xx) attainment of water industry objectives measured in terms of water quality, service, reliability and efficiency, (xxi) measures of customer satisfaction, (xxii) property purchases or sales, (xxiii) construction goals, (xxiv) plant utilization or capacity, (xxv) litigation or regulatory resolution goals, (xxvi) rate base objectives, (xxvii) credit rating, (xxviii) application approvals, (xxix) economic value added, (xxx) productivity goals, (xxxi) capital budget or capital expenditures, (xxxii) objectives tied to capital growth, (xxxiii) human capital measures or metrics, (xxxiv) strategic plan development and implementation and/or achievement of synergy targets, (xxxv) environmental, social and governance efforts and improvements, (xxxvi) operational and organization goals, and (xxxvii) such other performance criteria as the plan administrator may specify.
Each performance objective may be based upon the attainment of specified levels of the Corporation's performance measured under one or more of the criteria described above, either in terms of the Corporation's performance or in relation to the performance of other entities, and may also be based on the performance of any of the Corporation's business units or divisions or any parent or subsidiary company. In addition, one or more of such performance criteria may be measured in terms of percentage achievement of the budgeted amounts established for those criteria. Each applicable performance objective may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of the award will be earned and a maximum level of performance at which the award will be fully earned.
Each applicable performance objective may be structured at the time of the award to provide for appropriate adjustments or exclusions, including without limitation, for one or more of the following items: (a) asset impairments or write-downs, (b) litigation and governmental investigation expenses, and amounts paid with respect to judgments, verdicts and settlements in connection therewith, (c) changes in tax law, accounting principles, any public utility commission rules and regulations or any other such laws, regulations or provisions affecting reported results, (d) accruals for reorganization and restructuring programs, (e) costs and expenses incurred in connection with mergers and acquisitions, (f) any extraordinary or nonrecurring items, (g) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Corporation's Executive Officer Short-Term Incentive Plan, the 2023 Long-Term Incentive Plan or other cash-paid bonus or incentive compensation plans or arrangements of the Corporation or any parent or subsidiary, (h) items of income, gain, loss or expense attributable to the operations of any business acquired by the Corporation or any parent or subsidiary company or of any joint venture in which the Corporation or any parent or subsidiary company participates, (i) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or any parent or subsidiary company or the gain or loss realized upon the sale of any such business or the assets thereof, (j) any corporate transaction, such as a merger, consolidation, separation or reorganization, (k) gains or losses from sales of real estate and fixed income and equity investments, (l) changes in the market value of fixed income and equity investments, and (m) the effects of changes in surface water production volumes beyond the reasonable control of management as compared to amounts assumed in the annual board approved budget.

Should the participant cease to remain in service while holding one or more unvested shares or should the performance objectives not be attained with respect to one or more such unvested shares, then those shares will be immediately subject to cancellation. Outstanding restricted stock units will automatically terminate, and no payment will be made in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to make payments in satisfaction of one or more outstanding awards, or waive the surrender and cancellation of one or more unvested shares of common stock as to which the designated performance goals or service requirements are not attained.
Dividends and Dividend Equivalent Rights
Holders of stock awards will have the right to receive dividends with respect to the shares that are subject to the stock award. The plan administrator may grant dividend equivalent rights either as stand-alone awards or in tandem with other awards (other than options or stock appreciation rights). Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of the Corporation's common stock) which is made per issued and outstanding share of the Corporation's common stock during the term the dividend equivalent right remains outstanding. However, any dividends or dividend equivalents will only be paid if the underlying award vests and will be subject to a risk of forfeiture to the same extent as the underlying award. Payment of the amounts due with respect to dividend equivalent rights may be paid in (i) cash, (ii) shares of common stock, or (iii) a combination of cash and shares of common stock.
Cash Awards
Cash awards may be structured so as to vest in one or more installments over the participant’s period of continued service with the Corporation or upon the attainment of specified performance goals. The plan administrator will also have the discretionary authority to structure one or more awards so that cash subject to those awards will vest only upon the achievement of certain pre-established performance goals based on one or more of the performance criteria described above in the section titled “Stock Awards and Restricted Stock Units”. The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all outstanding cash awards.
Other Awards
The plan administrator may grant other types of awards that are denominated in shares of common stock and other awards providing for cash payments based in whole or in part on the value or future value of the common stock, alone or in tandem with other awards. The plan administrator will determine the terms and conditions of such awards.
Change in Control
In the event the Corporation should experience a change in control, the following provisions will be in effect for all outstanding awards under the 2023 Long-Term Incentive Plan:
(1) Each outstanding award may be assumed, substituted, replaced with a cash retention program that preserves the intrinsic value of the award and provides for subsequent payout in accordance with the same vesting schedule applicable to the award or otherwise continued in effect by the successor corporation.
(2) To the extent an award is not so assumed, substituted, replaced or continued, the award will automatically accelerate in full (with performance-based awards to be determined with reference to actual performance attained as of the change in control or on target level as determined by the plan administrator).
(3) To the extent any outstanding award is at the time of the change in control transaction subject to performance-vesting requirements tied to the attainment of one or more specified performance goals and the plan administrator does not at that time provide otherwise, those performance-vesting requirements will upon the assumption, continuation or replacement of that award be cancelled, and such award will thereupon be converted into a service-vesting award, based on actual performance attainment as of the change in control or based on target level as determined by the plan administrator, that will vest in one or more increments over the service-vesting period in effect for that award immediately prior to the effective date of the change in control.
(4) The plan administrator will have complete discretion to structure one or more awards to vest in the event that the individual's service with the Corporation or the successor entity terminates by reason of involuntary termination within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.
Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the 2023 Long-Term Incentive Plan in the event (a) the Corporation is acquired by merger or asset sale, (b) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) 30 percent or more of the total combined voting power of the Corporation's outstanding securities, (c) there is a sale of all or substantially all of the Corporation's assets, or (d) there is a change in the majority of the Board over a period of 36 months or less occasioned by one or more contested elections of Board members.
Changes in Capitalization
In the event any change is made to the outstanding shares of the Corporation's common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without the Corporation's receipt of consideration or should the value of the outstanding shares of the Corporation's common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, or should any merger, consolidation, reincorporation or other reorganization occur, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2023 Long-Term Incentive Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to tax-favored incentive stock options granted under the 2023 Long-Term Incentive Plan, (iii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the 2023 Long-Term Incentive Plan per calendar year, (iv) the number and/or class of securities and the exercise price or the cash consideration (if any) payable per share subject to each outstanding award, (v) the maximum number and/or class of securities for which any one non-employee Board member may be granted common stock-denominated awards per calendar year, (vi) the number and/or class of securities subject to forfeiture or the Corporation's outstanding repurchase rights under the 2023 Long-Term Incentive Plan and the repurchase price payable per share, and (vii) such other terms and conditions for outstanding awards as the plan administrator deems appropriate. Such adjustments will be made in such manner as the plan administrator deems appropriate.
Valuation
The fair market value per share of the Corporation's common stock on any relevant date under the 2023 Long-Term Incentive Plan will be deemed to be equal to the closing selling price per share at the close of regular hours trading on that date on the New York Stock Exchange (or any other national securities exchange on which the common stock is at the time primarily traded). If there is no closing selling price for the common stock on the date in question, then the fair market value shall be the selling price at the close of regular hours trading on the last preceding date for which such quotation exists. On February 28, 2023, the fair market value per share of the Corporation's common stock determined on such basis was $76.44.

Stockholder Rights and Transferability
A participant shall not have any of the rights of a stockholder (including the right to vote or receive dividends) with respect to shares of common stock covered by an award until the participant becomes the holder of record of such shares. A participant may be granted the right to receive dividend equivalents with respect to one or more outstanding awards as described above. Awards are not assignable or transferable other than by will or the laws of inheritance following participant's death. However, the plan administrator may permit awards (other than incentive stock options) to be assignable during the participant's lifetime, by gift or pursuant to a domestic relations order, to one or more members of the participant's family or to a trust established for the participant and/or one or more such family members or to the participant's former spouse.
Withholding Taxes
A participant shall be required to pay to the Corporation, and the Corporation shall have the right to withhold, from any cash, shares or other securities or property issuable under any award or from any other compensation, any required withholding or any other applicable taxes or other amounts due in respect of an award. The plan administrator may provide one or more holders of awards under the 2023 Long-Term Incentive Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the issuance, exercise or settlement of those awards. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such withholding tax liability.
Deferral Programs
The plan administrator may structure one or more awards so that the participants may be provided with an election to defer the compensation associated with those awards for federal income tax purposes.
To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of the Corporation’s common stock, the plan administrator may authorize the share reserve under the 2023 Long-Term Incentive Plan to serve as the source of any shares of common stock that become payable under those deferred compensation arrangements.
Clawback/Forfeiture
All awards shall be subject to any clawback, recoupment or other similar policy adopted by the Board, and any cash, shares of common stock or other property or amounts due, paid or issued to a participant shall be subject to the terms of such policy.
Amendment and Termination
The Board may amend or modify the 2023 Long-Term Incentive Plan at any time subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which the Corporation's common stock is at the time traded.
The Board has the authority to terminate the 2023 Long-Term Incentive Plan at any time. Unless sooner terminated by the Corporation's Board, the 2023 Long-Term Incentive Plan will terminate on the earliest of (i) April 25, 2033, (ii) the date on which all shares available for issuance under the 2023 Long-Term Incentive Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.
New Plan Benefits
No awards have been granted under the 2023 Long-Term Incentive Plan. Any awards following approval of this proposal shall be at the discretion of the plan administrator. Accordingly, the benefits or amounts that may be received by or allocated to each of (i) the officers listed in the Summary

Compensation Table, (ii) each of the nominees for election as a director, (iii) all non-employee directors as a group, (iv) all of our present executive officers as a group, and (v) all of our employees, including all other current officers, as a group under the 2023 Long-Term Incentive Plan are not determinable at this time. However, under the Formulaic Equity Award Program for Non-Employee Board Members, on the date of the Annual Meeting, each individual who is elected or re-elected to serve as a non-employee Board member will be granted an award of restricted stock units covering that number of shares of the Corporation’s common stock determined by dividing $95,000 by the fair market value per share of the common stock on such date, which will vest on the one-year anniversary of the date the award is granted.
Summary of Federal Income Tax Consequences
The following is a summary of the federal income taxation treatment applicable to the Corporation and to the participants who receive awards under the 2023 Long-Term Incentive Plan.
Option Grants
Options granted under the 2023 Long-Term Incentive Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:
Incentive Options
No taxable income is recognized by the participant at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The participant will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.
Upon a qualifying disposition, the participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the participant. Any additional gain recognized upon the disposition will be a capital gain.
If the participant makes a disqualifying disposition of the purchased shares, then the Corporation will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the participant as a result of the disposition. The Corporation will not be entitled to any income tax deduction if the participant makes a qualifying disposition of the shares.
Non-Statutory Options
No taxable income is recognized by the participant upon the grant of a non-statutory option. The participant will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the participant will be required to satisfy the tax withholding requirements applicable to such income. The Corporation will be entitled to an income tax deduction, subject to the deductibility limitations of Code Section 162(m) described below, equal to the amount of ordinary income recognized by the participant with respect to the exercised non-statutory option. The deduction will in general be allowed for the Corporation's taxable year in which such ordinary income is recognized by the participant.

Stock Appreciation Rights
No taxable income is recognized by the participant upon receipt of a stock appreciation right. The participant will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the participant will be required to satisfy the tax withholding requirements applicable to such income. The Corporation will be entitled to an income tax deduction, subject to the deductibility limitations of Code Section 162(m) described below, equal to the amount of ordinary income recognized by the participant in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Stock Awards
A participant to whom unvested shares of common stock are issued will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the shares subsequently vest. Subject to the deductibility limitations of Code Section 162(m) described below, the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to the unvested shares. The deduction will in general be allowed for the Corporation's taxable year in which such ordinary income is recognized by the participant.
Restricted Stock Units
No taxable income is recognized by the participant upon receipt of restricted stock units. The participant will recognize ordinary income in the year in which the shares subject to the units are actually issued to the participant. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the participant will be required to satisfy the tax withholding requirements applicable to such income. Subject to the deductibility limitations of Code Section 162(m) described below, the Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.
Dividends and Dividend Equivalent Rights
The participant will recognize ordinary income on amounts paid to the participant as dividends on shares subject to restricted stock awards. No taxable income is recognized by the participant upon receipt of a dividend equivalent right award. The participant will recognize ordinary income in the year in which the payment in settlement of the accrued dividend equivalents is made to the participant, whether in cash, securities or other property. The amount of that income will be equal to the cash or fair market value of any securities or other property received, and the participant will be required to satisfy the tax withholding requirements applicable to such income. Subject to the deductibility limitations of Code Section 162(m) described below, the Corporation will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the participant at the time the settlement payment is made to such participant. That deduction will be allowed for the taxable year in which such ordinary income is recognized.
Deductibility of Executive Compensation
Section 162(m) of the Code limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. While the Executive Compensation Committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, the Committee retains the discretion to approve compensation that may not qualify for the compensation deduction.
Required Vote
Approval of the 2023 Long-Term Incentive Plan requires that the holders of more than 50 percent of the Corporation's outstanding common stock cast a vote with respect to Proposal 4 (whether voting for or against such proposal or abstaining) and that a majority of the votes so cast must be in favor of the 2023 Long-Term Incentive Plan.
Should such approval not be obtained, then the 2023 Long-Term Incentive Plan will not become effective. The Predecessor Plan will continue in effect until its termination on April 23, 2023.

Recommendation of the Board
☑
The Board unanimously recommends a vote FOR the approval of the 2023 Long-Term Incentive Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR Proposal 4.

PROPOSAL 5 APPROVAL OF THE 2023 EMPLOYEE STOCK PURCHASE PLAN
General
We are asking our stockholders to approve the adoption of the Corporation’s new 2023 Employee Stock Purchase Plan (the "2023 Purchase Plan"), under which 500,000 shares of the Corporation’s common stock will be reserved for issuance. The 2023 Purchase Plan was adopted by the Board on February 23, 2023 upon recommendation of the Executive Compensation Committee, subject to stockholder approval of the 2023 Purchase Plan at the Annual Meeting.
The 2023 Purchase Plan is designed to allow eligible employees of the Corporation and its participating subsidiaries (whether now existing or subsequently established) to purchase shares of the Corporation’s common stock at a discount at designated intervals through their accumulated payroll deductions.
If the 2023 Purchase Plan is approved at the Annual Meeting, the Corporation's existing 2014 Employee Stock Purchase Plan will terminate on July 31, 2023, the end of the current offering period. Any shares remaining available under the 2014 Employee Stock Purchase Plan following the purchase of shares thereunder on July 31, 2023 will not be transferred to the 2023 Purchase Plan.
The following is a summary of the principal features of the 2023 Purchase Plan. The summary, however, is not intended to be a complete description of all the provisions of the 2023 Purchase Plan and is qualified in its entirety by reference to the complete text of the 2023 Purchase Plan attached as Appendix II to this Proxy Statement.
Administration
The 2023 Purchase Plan will be administered by the Executive Compensation Committee. Such committee, as plan administrator, will have full authority to adopt administrative rules and procedures and to interpret the provisions of the 2023 Purchase Plan.
Securities Subject to the Purchase Plan
The number of shares of the Corporation’s common stock reserved for issuance under the 2023 Purchase Plan will be limited to 500,000 shares. The shares issuable under the 2023 Purchase Plan may be made available from authorized but unissued shares of common stock or from shares of common stock repurchased by the Corporation, including shares repurchased on the open market.
Should any change be made to the shares of the Corporation’s common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding common stock as a class without the Corporation’s receipt of consideration or should the value of the outstanding shares of the Corporation’s common stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2023 Purchase Plan, (ii) the maximum number and/or class of securities purchasable per participant and on any one purchase date, (iii) the maximum number and/or class of securities purchasable in total by all participants on any one purchase date and (iv) the number and/or class of securities and the price per share in effect under each outstanding purchase right. The adjustments will be made in such manner as the plan administrator deems appropriate and such adjustments shall be final, binding and conclusive.

Offering Periods and Purchase Rights
Shares of the Corporation’s common stock will be offered for purchase under the 2023 Purchase Plan through a series of successive offering periods, which will be of such duration (not to exceed 24 months) as determined by the plan administrator. Each offering period shall be comprised of one or more successive six-month purchase intervals as determined by the plan administrator. Unless otherwise specified by the plan administrator prior to the start of the applicable offering period: (i) each offering period will have a duration of six months, (ii) offering periods will run from the first business day of February to the last business day of July each year and from the first business day of August each year to the last business day of January in the following year, and (iii) each offering period will be comprised of one purchase interval. The initial offering period under the 2023 Purchase Plan will commence on August 1, 2023.
On the start date of each offering period, each participant will be granted a purchase right to acquire shares of the Corporation’s common stock on the last day of each purchase interval during that offering period, subject to certain limitations described below.
Eligibility and Participation
Any individual who is employed on a basis under which he or she is regularly expected to work for more than 20 hours per week for more than five months per calendar year in the employ of the Corporation or any parent or subsidiary corporation (whether any such corporation is currently a parent or subsidiary or subsequently acquired or is subsequently established at any time during the term of the 2023 Purchase Plan) which has been designated by the Executive Compensation Committee as a participating company under the 2023 Purchase Plan will be eligible to participate in any offering period implemented under the 2023 Purchase Plan. However, for one or more distinct separate offering periods, the plan administrator may waive either or both of the twenty hour or five-month service requirements.
Subject to completion of all required enrollment documentation, an employee who is eligible to participate in the 2023 Purchase Plan on the start date of any offering period may enter that offering period on such start date.
As of January 31, 2023, approximately 766 employees, including seven executive officers, would have been eligible to participate in the 2023 Purchase Plan had it been in effect on such date.
Payroll Deductions and Stock Purchases
Each participant may authorize periodic payroll deductions in any multiple of one percent up to a maximum of 10 percent of the base salary paid to the participant (or total hourly compensation for a participant who is a member of a collective bargaining unit or is otherwise compensated on an hourly basis) for the offering period.
The accumulated contributions will automatically be applied to the acquisition of common stock at six-month intervals. Accordingly, on each such purchase date (the last business day in January and July each year), each participant’s payroll deductions accumulated for the purchase interval ending on that purchase date will automatically be applied to the purchase of whole or fractional shares of common stock at the purchase price in effect for the participant for that purchase date (subject to the limitation on the maximum number of shares purchasable per participant on any one purchase date). Notwithstanding the foregoing, the plan administrator may exercise discretion in the treatment of any fractional shares including, without limitation, electing to refund payroll deductions attributable to fractional shares to the participant as soon as administratively practicable or hold such amounts for the purchase of common stock at the next purchase date in lieu of purchasing fractional shares on behalf of the participant.
The first purchase under the 2023 Purchase Plan is expected to occur on January 31, 2024.

Purchase Price
The purchase price of the common stock acquired on each semi-annual purchase date will be 85 percent of the fair market value per share of the Corporation's common stock on the applicable purchase date. However, the plan administrator may, prior to the start of an offering period, establish a different purchase price per share at which the Corporation's common stock will be purchased, and in no event shall the purchase price be less than 85 percent of the lower of (a) the fair market value per share of Corporation's common stock on a participant’s entry date into the applicable offering period or (b) the fair market value per share of the common stock on the purchase date.
The fair market value per share of the Corporation’s common stock on any particular date under the 2023 Purchase Plan will be deemed to be equal to the closing price per share (at the close of regular hours trading) on such date on the national stock exchange serving as the primary market for the Corporation’s common stock at that time (or if there is no closing price on such date, then the closing price per share (at the close of regular hours trading) on the last preceding date for which such quotation exists). On February 28, 2023, the fair market value of the Corporation’s common stock determined on such basis was $76.44 per share, the closing price per share on that date on the New York Stock Exchange.
Special Limitations
The 2023 Purchase Plan imposes certain limitations upon a participant’s rights to acquire common stock, including the following limitations:
•Purchase rights granted to a participant may not permit such individual to purchase more than $25,000 worth of the Corporation’s common stock (valued at the time each purchase right is granted) for each calendar year those purchase rights are outstanding at any time.
•Purchase rights may not be granted to any individual if such individual would, immediately after the grant, own or hold outstanding options or other rights to purchase, stock possessing five percent or more of the total combined voting power or value of all classes of the Corporation’s outstanding stock or the outstanding stock of any of the Corporation’s affiliates.
•No participant may purchase more than 900 shares of common stock on any one purchase date.
•The maximum number of shares of common stock purchasable in total by all participants on any one purchase date will be limited to 50,000 shares.
The plan administrator will have the discretionary authority to increase or decrease the per participant and total participant purchase limitations as of the start date of any new offering period under the 2023 Purchase Plan, with the new limits to be in effect for that offering period. As indicated above, the applicable limitations will be adjusted for any stock split, stock dividend, stock reclassification or similar transaction affecting the number of shares of the Corporation’s outstanding common stock without the receipt of consideration.
Termination of Purchase Rights
The participant may withdraw from the 2023 Purchase Plan at any time up to the next scheduled purchase date, and his or her accumulated payroll deductions for the purchase interval in which that purchase date occurs will, at the participant’s election, either be applied to the purchase of shares on that purchase date or be refunded immediately.
The participant’s purchase right will immediately terminate upon his or her cessation of employment or loss of eligible employee status. Any payroll deductions or other permitted contributions which the participant may have made for the purchase interval in which such cessation of employment or loss of eligibility occurs will be refunded and will not be applied to the purchase of common stock.

Shareholder Rights
No participant will have any shareholder rights with respect to the shares covered by his or her purchase rights until the shares are actually purchased on the participant’s behalf and the participant has become a holder of record of the purchased shares. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.
Assignability
No purchase rights will be assignable or transferable by the participant, and the purchase rights will be exercisable only by the participant.
Change in Control
In the event of a change in control, all outstanding purchase rights will automatically be exercised immediately prior to the effective date of such change in control. The purchase price will be based on the purchase price formula in effect for the offering period in which such change in control occurs. The limitation on the maximum number of shares purchasable by each participant (but not the limitation on all participants in the aggregate) on any one purchase date will be applicable to any purchase date attributable to such change in control. A change in control will be deemed to occur for purposes of the 2023 Purchase Plan in the event: (a) the Corporation is acquired by merger or asset sale, (b) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) 30 percent or more of the total combined voting power of the Corporation's outstanding securities, (c) there is a sale of all or substantially all of the Corporation's assets, or (d) there is a change in the majority of the Board over a period of 36 months or less occasioned by one or more contested elections of Board members.
Share Pro-Ration
Should the total number of shares of common stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the 2023 Purchase Plan, then the plan administrator will make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each participant, to the extent in excess of the aggregate purchase price payable for the common stock pro-rated to such individual, will be refunded.
Amendment and Termination
The 2023 Purchase Plan will terminate upon the earliest to occur of (i) the last business day in July 2033, (ii) the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights, (iii) the date on which all purchase rights are exercised in connection with a change in control or ownership or (iv) the Board's termination of the 2023 Purchase Plan.
The Board may alter or amend the 2023 Purchase Plan at any time to become effective as of the start date of the next offering period thereafter. In addition, the Board may suspend or terminate the 2023 Purchase Plan at any time to become effective immediately following the close of any purchase interval.
In no event may the Board effect either of the following amendments or revisions to the Purchase Plan without the approval of the shareholders: (i) increase the number of shares of the Corporation’s common stock issuable under the Purchase Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization or (ii) change the class of corporations whose employees may be eligible to participate in the 2023 Purchase Plan.
New Plan Benefits
The 2023 Purchase Plan will not become effective unless it is approved by the stockholders at the Annual Meeting and no purchase rights have been granted under the 2023 Purchase Plan.

Summary of Federal Income Tax Consequences
The 2023 Purchase Plan is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Corporation, upon either the grant or the exercise of the purchase rights. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the 2023 Purchase Plan or in the event the participant should die while still owning the purchased shares.
If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period in which such shares were acquired or within one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Corporation will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess.
If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period in which the shares were acquired and more than one year after the purchase date of those shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) 15 percent of the fair market value of the shares on the start date of that offering period, and any additional gain upon the disposition will be taxed as a long-term capital gain. The Corporation will not be entitled to an income tax deduction with respect to such sale or disposition.

Recommendation of the Board
☑
The Board unanimously recommends a vote FOR the approval of the adoption of the 2023 Purchase Plan. The Board believes that it is in the best interests of the Corporation to provide our employees with the opportunity to acquire an ownership interest in the Corporation through their participation in the 2023 Purchase Plan and thereby more closely align their interests with those of the stockholders. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR this Proposal 5.

PROPOSAL 6 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee of the Corporation's Board has appointed Deloitte & Touche LLP ("Deloitte") as the Corporation's independent registered public accounting firm (the "independent accountants") for the fiscal year ending December 31, 2023. At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as the Corporation's independent registered public accounting firm for fiscal year 2023. In the event the stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider its selection.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Principal Independent Accountants' Fees and Services
The following table sets forth the approximate aggregate fees billed to the Corporation during or for fiscal years 2022 and 2021:

	2022	2021
Audit Fees (1)	1,595,000	1,595,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	—	—
All Other Fees (4)	150,000	98,000
Total Fees	$1,745,000	$1,693,000
(1)Audit Fees: This category consists of the fees billed for those fiscal years for the audit of consolidated financial statements included in the annual report on Form 10-K, review of the condensed consolidated financial statements included in the quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)Audit-Related Fees: This category consists of fees billed in those fiscal years with respect to assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit and review of financial statements and are not reported under "Audit Fees."
(3)Tax Fees: This category consists of fees billed in those fiscal years with respect to professional services rendered by the independent registered public accounting firm for tax compliance, tax advice and tax planning. All tax fees, if any, were pre-approved by the Audit Committee.
(4)All Other Fees: This category consists of fees billed in those fiscal years which are not covered by "Audit Fees," "Audit-Related Fees" and "Tax Fees." Other fees for fiscal years 2021 and 2022 include fees billed for services provided by Deloitte related to the preparation and issuance of comfort letters in connection with registered public offerings of the Corporation.
The Audit Committee considered and concluded that the provision of services described above is compatible with maintaining the independence of Deloitte.
The Audit Committee adopted a pre-approval policy regarding the rendering of audit, audit-related and non-audit services by Deloitte. In general, audit fees are reviewed and approved by the Audit Committee annually. Audit-related and non-audit services are pre-approved by the Audit Committee. The Audit Committee delegated authority to its Chair to pre-approve specific services to be rendered by the independent accountants subject to ratification by the Audit Committee when it next convenes a meeting.

Recommendation of the Board
☑
The Board unanimously recommends a vote FOR the adoption of the proposal to ratify the appointment of Deloitte as SJW Group's independent registered public accounting firm for fiscal year 2023. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR this Proposal.

OWNERSHIP OF SECURITIES
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires the executive officers and directors of the Corporation, and persons who own more than 10 percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. These persons are required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2022, the Corporation believes that all Section 16(a) reporting obligations were met during 2022 except that Andrew R. Gere filed one late Form 4 reporting three transactions.
Policy Governing Hedging and Pledging of Common Stock
The Corporation has adopted policies that preclude Board members, executive officers and certain employees, and other individuals, including family members residing in the same household, and entities owned and controlled by the above persons, from engaging in hedging or monetization transactions in the Corporation's common stock such as put and call options and short sales and from pledging the Corporation's common stock or holding such stock in margin accounts. Accordingly, such individuals bear the full risk of economic loss, like any other stockholder, with respect to their equity holdings, whether in the form of actual shares of the Corporation's common stock or restricted stock units that will convert into such shares following the satisfaction of the applicable vesting and payment requirements.
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 3, 2023, certain information concerning beneficial ownership of shares of SJW Group common stock by each director of the Corporation, nominee for director, the Corporation's Chief Executive Officer, the Corporation's Chief Financial Officers and each of the Corporation's other executive officers named in the Summary Compensation Table below (the "named executive officers"), all directors, nominees and executive officers as a group, and any beneficial owner of five percent or more of outstanding shares of common stock of SJW Group.
Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that spouses share authority under applicable law. None of the shares reported as beneficially owned by the named executive officers, directors and nominees for director have been pledged as security for any loan or indebtedness.
Unless otherwise indicated, the principal address of each of the stockholders below is c/o SJW Group, 110 W. Taylor Street, San Jose, California 95110. The calculations in the table below are based on 30,846,574 shares of common stock issued and outstanding as of March 3, 2023. In addition, shares of common stock that may be acquired by the person shown in the table within 60 days of March 3, 2023, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

Name	Shares Beneficially Owned	Percent of Class
Directors and Nominees for Directors:
Walter J. Bishop (1)	15,716	*
Carl Guardino (2)	2,729	*
Mary Ann Hanley (3)	4,396	*
Heather Hunt (4)	4,051	*
Rebecca A. Klein (5)	2,021	*
Gregory P. Landis (6)	7,563	*
Daniel B. More (7)	9,847	*
Eric W. Thornburg, President, Chief Executive Officer and Chairman of the Board (8)	35,462	*
Carol P. Wallace (9)	4,051
Named Executive Officers not listed above:		*
Andrew F. Walters, Chief Financial Officer and Treasurer (10)	12,587	*
James P. Lynch, Chief Financial Officer (until January 25, 2022) and Chief Accounting Officer (until November 3, 2022) (11)	21,212	*
Andrew R. Gere, President of SJWC (12)	22,805	*
Bruce A. Hauk, Chief Operating Officer (13)	—
Kristen A. Johnson, Senior Vice President and Chief Administrative Officer (14)	19,352	*
Maureen P. Westbrook, President of CTWS (until December 30, 2022) (15)	13,576	*
All directors, nominees and executive officers as a group (17 individuals) (16)	184,865	*
Beneficial owners of five percent or more not listed above:
BlackRock, Inc. and Certain Subsidiaries (17) 55 East 52nd Street, New York, NY 10055	5,020,204	16.3%
State Street Corporation (18) 1 Lincoln Street, Boston MA 02111	3,316,817	10.8%
Melinda C. Moss (19) 5239 East Palo Verde Place, Paradise Valley, AZ 85253	2,551,379	8.3%
The Vanguard Group (20) 100 Vanguard Blvd., Malvern, PA 19355	2,175,753	7.1%
*    Represents less than one percent of the outstanding shares of SJW Group's common stock.
(1)Includes (i) 10,363 shares of common stock held by the Bishop Family Trust, for which Walter J. Bishop and his spouse are co-trustees and share voting and investment powers with respect to such shares, and (ii) 1,554 shares of common stock subject to a restricted stock unit award which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.
(2)Includes 1,554 shares of common stock subject to a restricted stock unit award which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.
(3)Includes (i) 2,842 shares of common stock held under an IRA account and (ii) 1,554 shares of common stock subject to a restricted stock unit award which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.
(4)Includes 1,554 shares of common stock subject to a restricted stock unit award which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.
(5)Includes 1,554 shares of common stock subject to a restricted stock unit award, which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.
(6)Includes 1,554 shares of common stock subject to a restricted stock unit award, which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.

(7)Includes (i) 4,494 shares of common stock held by the Daniel B. More Revocable Trust, of which Mr. More is the sole trustee, and (ii) 1,554 shares of common stock subject to a restricted stock unit award, which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.
(8)Excludes 58,644 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(9)Includes 1,554 shares of common stock subject to a restricted stock unit award which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting.
(10)Includes (i) 12,487 shares of common stock and (ii) 100 shares of common stock held by Mr. Walters' spouse. Excludes 10,580 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(11)Includes (i) 6,644 shares of common stock, (ii) 2,500 shares of common stock held under a Roth IRA, and (iii) 12,068 shares of common stock held by Mr. Lynch and his spouse in joint tenancy based on the Form 4 filed with the SEC on November 4, 2022. Mr. Lynch has shared voting and investment powers with respect to 12,068 shares. Excludes 5,948 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting schedule requirements. The shares that actually vest pro-rata based on Mr. Lynch's service with the Corporation under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares. Mr. Lynch's employment with the Corporation terminated on November 3, 2022.
(12)Includes (i) 22,699 shares of common stock and (ii) 106 shares of common stock held in a UTMA for the benefit of Robert Gere. The shares held in both UTMA accounts have shared voting and dispositive power. Excludes 8,899 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(13)Excludes 7,319 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements.
(14)Includes (i) 2,821 shares of common stock and (ii) 16,531 shares of common stock subject to deferred share units that are vested and deferred, at Ms. Johnson's election, until termination of employment. Excludes 8,899 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(15)Includes 13,576 shares of common stock. Excludes 4,261 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting schedule requirements. The shares that actually vest pro-rata based on Ms. Westbrook's service with the Corporation under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares. Ms. Westbrook retired from the Corporation on December 30, 2022. Excludes 23,876 shares of the Corporation's common stock subject to deferred share units that are vested and will be settled in accordance with an election previously made by Ms. Westbrook.
(16)Includes an aggregate of 10,878 shares of common stock subject to restricted stock unit awards held by non-employee Board members which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting. Includes all individuals that are "executive officers" of the Corporation as that term is defined in Rule 3b-7 of the Exchange Act.
(17)Pursuant to Schedule 13G/A filed with the SEC on January 6, 2023, BlackRock, Inc. has sole power to vote or to direct the vote of 4,951,741 shares of common stock and sole power to dispose or to direct the disposition of 5,020,204 shares of common stock.
(18)Pursuant to Schedule 13G filed with the SEC on February 10, 2023, State Street has sole power to vote or to direct the vote, and the sole power to dispose or to direct the disposition of zero shares of common stock, and has shared power to vote or to direct the vote of 3,137,098 shares of common stock, and shared power to dispose or to direct the disposition of 3,316,817 shares of common stock.
(19)Pursuant to Schedule 13G filed with the SEC on February 14, 2023, Melinda C. Moss has sole power to vote or to direct the vote of 2,551,379 shares of common stock and sole power to dispose or to direct the disposition of 2,551,379 shares of common stock.
(20)Pursuant to Schedule 13G/A filed with the SEC on February 9, 2023, The Vanguard Group has sole power to vote or to direct the vote of zero shares of common stock, sole power to dispose or to direct the disposition of 2,119,403 shares of common stock, has shared power to vote or to direct the vote of 30,848 shares of common stock, and shared power to dispose or to direct the disposition of 56,350 shares of common stock.
For further information concerning such restricted stock units and deferred stock awards, please see the sections titled "Compensation of Directors," "Summary Compensation Table," and "Grants of Plan-Based Awards" in this Proxy Statement.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes the principles underlying our executive officer compensation policies and discusses the decisions relating to the named executive officer compensation for the 2022 fiscal year. The Executive Compensation Committee (the "Committee") of the Board is responsible for reviewing and approving the compensation payable to our executive officers.
Our named executive officers for 2022 are as follows (1):

Eric W. Thornburg	Andrew F. Walters	Bruce A. Hauk
President, Chief Executive Officer and Chairman of the Board of SJW Group	Chief Financial Officer and Treasurer of SJW Group (2)	Chief Operating Officer of SJW Group (3)

Andrew R. Gere	Kristen A. Johnson	Maureen P. Westbrook
President of SJWC (4)	Senior Vice President and Chief Administrative Officer of SJW Group (5)	Former President of Connecticut Water Service, Inc. ("CTWS") (6)
(1)    James P. Lynch served as Chief Financial Officer until January 25, 2022, and then as Chief Accounting Officer until November 3, 2022 when his employment terminated.
(2)    Mr. Walters was promoted to Chief Financial Officer and Treasurer effective January 26, 2022.
(3)    Mr. Hauk was promoted to Chief Operating Officer effective January 1, 2023, and served as Chief Corporate Development and Strategy Officer from August 22, 2022 to December 31, 2022.
(4)    Mr. Gere served as Chief Operating Officer of SJWC until December 31, 2022.
(5)    Ms. Johnson was promoted to Senior Vice President effective November 4, 2022.
(6)    Ms. Westbrook served as President of CTWS until her retirement on December 30, 2022.

EXECUTIVE SUMMARY
Executive Compensation Highlights
In fiscal year 2022, the compensation of our named executive officers reflects our strong commitment to pay for performance and to provide market competitive and internally fair compensation in line with our compensation philosophy. The target compensation of our named executive officers is aligned with our intended pay positioning relative to our 2022 peer group. The weighting of our target short-term cash incentive compensation reflects a market-aligned mix, and we have increased target long-term incentive compensation weighting and mix over time to shift towards more performance-based compensation and to be consistent with the market.
Our compensation program for the named executive officers consisted primarily of base salary, a short-term cash incentive program, a long-term equity incentive program in the form of performance-based restricted stock units ("PSUs") and service-based restricted stock units ("Service RSUs"), and retirement plans. The cash and equity incentive programs are driven by metrics that align with the Corporation’s business, short-term strategic operating goals and long-term growth strategy. The only fixed component of pay is base salary. For the 2022 fiscal year, 80 percent of the target performance-based cash incentive award for all the executive officers was based on performance goals tied to diluted earnings per share, capital additions, and several key operational goals measuring the successful operation of the business, and 20 percent of the target performance-based cash incentive award was based on strategic goals.
We introduced water supply and forest health plans as part of our strategic goals under our short-term cash incentive program to align our company strategy with the growing importance of environmental, social, and governance ("ESG") performance in our industry, in addition to risk management. For the PSU awards, we retained return on equity ("ROE") goals, to maintain focus on absolute levels of long-term financial returns, combined with modified relative total shareholder return ("rTSR") performance goals to ensure alignment with the long-term interests of our stockholders.
As indicated in the charts below, the 2022 performance-based and long-term incentive compensation for Mr. Thornburg constituted 74 percent of his annual total target direct compensation and the performance-based and long-term incentive compensation for our other named executive officers as a group, constituted 49 percent of their annual total target direct compensation. The allocations of total direct compensation to performance-based and long-term incentive compensation for our CEO and other named executive officers are generally consistent with the average for our peer group as forth in the charts below. Accordingly, a significant portion of our named executive officers' compensation is "at risk."

TARGET PAY MIX

Executive Compensation Practices and Governance Highlights

WHAT WE DO
✓	Align our executive pay with performance	✓	Include a "clawback" provision in our performance stock awards
✓	Provide an appropriate balance of annual and long-term incentives and include multiple measures tied to our financial, operational, and strategic goals including ESG and stock price performance	✓	Prohibit hedging and pledging of the Corporation's common stock
✓	Provide change in control payments under the Executive Severance Plan only on a double trigger	✓	Maintain a meaningful equity ownership policy for the executive officers
✓	Include caps on individual payouts in short-term and long-term incentive plans	✓	The Executive Compensation Committee has retained independent compensation consultants
✓	Hold an annual "say-on-pay" advisory vote	✓	Regularly evaluate our peer group and pay positioning
✓	Annually assess risks in our compensation programs

WHAT WE DON'T DO
✗	Pay dividends on unvested equity awards	✗	Provide excessive perquisites
✗
Provide excise tax gross-ups to the CEO, to executive officers employed by CTWS or executive officers appointed after October 2022, nor do we provide tax gross-ups to any executive officers on perquisites
		✗	Allow short sales or purchases of equity derivatives of our common stock by officers or directors
COMPENSATION OBJECTIVES AND PHILOSOPHY
The Committee seeks to maintain an overarching pay-for-performance compensation philosophy through the use of compensation programs for the Corporation's executive officers that are designed to attain the following objectives:
•Recruit, motivate and retain executives capable of meeting the Corporation's strategic objectives;
•Provide incentives to achieve superior executive performance and successful operational and financial results for the Corporation; and
•Align the interests of executives with the long-term interests of stockholders.
The Committee seeks to achieve these objectives by:
•Establishing a compensation structure that is both market competitive and internally fair;
•Linking a substantial portion of compensation to the Corporation's operational and financial performance and the individual's contribution to that performance;
•Maintaining a compensation structure that is designed to provide below-target compensation for underachievement and upward leverage for exceptional performance; and
•Providing long-term equity-based incentives and requiring direct stock ownership by executive officers.
The Committee is not authorized to delegate any of its authority with respect to executive officer compensation, other than with respect to routine administrative functions. However, the Committee may from time to time consult with other independent Board members regarding executive compensation matters and is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Corporation's executive officers and other key employees.
DISCUSSION AND ANALYSIS
This section provides detailed information about our named executive officers' 2022 compensation and the Committee's decision making process.
Components of Compensation
For the 2022 fiscal year, the principal components of the Corporation's executive compensation program are shown below:

Base salary	Annual short-term cash incentives	Long-term equity incentive awards	Retirement benefit accruals
It is the Committee's objective to set a competitive annual rate of base salary for each executive officer. The Committee believes that such competitive base salaries are necessary to attract and retain top quality executives.
	The annual cash incentive awards are designed to reward superior corporate and executive performance while reinforcing the Corporation's short-term strategic operating goals.	Long-term incentive awards are typically made to executive officers in the form of Service RSUs and leveraged PSUs covering shares of the Corporation's common stock.	Executive officers are eligible to participate in tax-qualified pension plans and supplemental retirement plans or agreements, as applicable, to the individual executive officer.
There is no policy for the allocation of compensation between cash and non-cash (equity) components or between short-term and long-term components, and there are no pre-established ratios between the CEO's compensation and that of the other named executive officers. The named executive officers are also provided with market competitive benefits and perquisites and are entitled to certain severance benefits in the event their employment terminates under certain defined circumstances, as more fully set forth below in this section and in the section entitled "Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.
Base Salary
2022 Base Salary for the CEO: Mr. Thornburg's base salary for the 2022 fiscal year was set at $827,500 by the Committee, an increase from $803,400 for 2021. See the section titled “Target Pay Positioning” below for a discussion of the Committee’s decision regarding the CEO’s pay and pay positioning.
2022 Base Salary of the Other Named Executive Officers: In setting the 2022 fiscal year base salaries for the other named executive officers, the Committee considered each executive officer's tenure and responsibilities with the Corporation, competitive market data for the officer's position, the cost of living, internal pay equity, and the other components of the officer's total direct compensation for the year. The Committee approved salary increases of one percent to three percent with an aggregate increase of 2.6 percent for such named executive officers. See the section titled “Target Pay Positioning” below for a discussion of the Committee’s decisions regarding the other named executive officers’ pay and pay positioning.
The salary increases for Messrs. Gere and Walters were limited to one percent in order to retain their target total direct compensation positioning; the Committee determined to provide them a one-time payment equal to two percent of their 2021 base salary in the amount of $9,690 and $8,549, respectively, based on their performance during 2021.
In connection with Mr. Walters’ promotion to the position of CFO and Treasurer, Mr. Walters’ 2022 base salary was increased effective January 26, 2022 by an additional 1.9 percent over what had initially been set for 2022.
Accordingly, the following table sets forth the annual base salary levels in effect for the 2021 and 2022 fiscal years for all of the named executive officers.

Name	2021 Salary ($)	2022 Salary ($)
Eric W. Thornburg	803,400	827,500
Andrew F. Walters (1)	427,450	440,000
James P. Lynch (2)	496,800	511,910
Andrew R. Gere (3)	484,500	489,350
Bruce A. Hauk (4)	—	470,000
Kristen A. Johnson (5)	391,875	403,630
Maureen P. Westbrook	401,700	413,750
(1)Mr. Walters’ 2022 annual base salary was initially set at $431,720 in October 2021 and was increased to $440,000 by the Committee on January 26, 2022 in connection with his appointment as CFO and Treasurer. The 2022 annual base salary shown does not include the one-time $8,549 payment made to Mr. Walters which was approved by the Committee based on his 2021 performance. Mr. Walters’ 2022 actual salary of $447,766 paid to him and reported in the Summary Compensation Table that appears later in this Proxy Statement (the "Summary Compensation Table") includes his salary rate of $431,720 prior to his appointment as the CFO and Treasurer, his salary rate of $440,000 in connection with such appointment and in effect for the remainder of 2022, and includes the one-time payment of $8,549.
(2)The 2022 annual base salary level shown for Mr. Lynch was set by the Committee in October 2021. Mr. Lynch's employment terminated on November 3, 2022. His actual 2022 salary was $505,492, as reported in the Summary Compensation Table, and is based on his period of service during 2022.
(3)The 2022 annual base salary level shown for Mr. Gere was set by the Committee in October 2021. Mr. Gere's 2022 actual salary of $499,040 paid to him and reported in the Summary Compensation Table includes the one-time payment of $9,690 approved by the Committee based on his 2021 performance.
(4)Mr. Hauk’s employment with the Corporation commenced on August 22, 2022, and the annual base salary level shown was set by the Committee the same month. Mr. Hauk's 2022 actual salary was $162,692 and is based on his period of service during 2022, as reported in the Summary Compensation Table.
(5)Ms. Johnson was not a named executive officer of the Corporation for the 2021 fiscal year.
Annual Cash Incentive Compensation
Under our short-term incentive program, our named executive officers are eligible to receive cash incentive payments based on their respective target incentive amounts and the Corporation's achievement of specified performance criteria and, with respective to our named executive officers other than the CEO, individual performance.
Target Incentive Amounts
Each year, the Committee establishes target annual incentive cash compensation for each named executive officer tied to either a percentage of base salary or a specific dollar amount. Pursuant to Mr. Thornburg's employment agreement, as amended in 2019, his target annual cash incentive was set at 75 percent of base salary. For 2022, Mr. Thornburg's target annual cash incentive was set at 80 percent of base salary. See section titled “Target Pay Positioning” below for a discussion of the Committee’s decision regarding the CEO’s pay and pay positioning.
With respect to the other named executive officers, the Committee set the target annual cash incentive at 45 percent of base salary for Mr. Lynch and 35 percent of base salary for Mr. Gere, Ms. Johnson and Ms. Westbrook, representing no change as compared to 2021 in order to continue alignment with peer practices and maintain overall pay competitiveness. The Committee increased Mr. Walters target annual cash incentive from 35 to 50 percent of base salary upon his appointment as CFO and Treasurer on January 26, 2022. Mr. Hauk's target annual cash incentive was set at 35 percent of base salary when he joined the Corporation on August 22, 2022. See section titled “Target Pay Positioning” below for a discussion of the Committee’s decisions regarding the other named executive officers’ pay and pay positioning.
The target annual cash incentive compensation levels in effect for the 2021 and 2022 fiscal years for all of the named executive officers, based on their base salaries for the respective year and the applicable percentage increases for the 2022 fiscal year, are shown in the table below.

	Annual Incentive Cash Compensation
Name	2021 Target ($)	2022 Target ($)	Increase (%)
Eric W. Thornburg	602,500	662,000	9.9
Andrew F. Walters (1)	149,608	215,281	43.9
James P. Lynch	223,560	230,360	3.0
Andrew R. Gere	169,575	171,273	1.0
Bruce A. Hauk (2)	—	59,490	—
Kristen A. Johnson (3)	137,156	141,271	3.0
Maureen P. Westbrook	140,595	144,813	3.0
(1)Mr. Walters’ 2022 target annual cash incentive compensation was initially set at $151,102 (35 percent of his initial 2022 base salary) and increased to $220,000 (50 percent of his increased 2022 base salary) effective on January 26, 2022 in connection with his appointment as CFO and Treasurer of the Corporation.
(2)Mr. Hauk was not a named executive officer of the Corporation for the 2021 fiscal year. Mr. Hauk's 2022 target annual incentive compensation was set at 164,500. The amount shown is his pro-rated target annual incentive compensation based on his period of service in 2022.
(3)Ms. Johnson was not a named executive officer of the Corporation for the 2021 fiscal year.
Performance Goals
The performance goals set by the Committee for the 2022 fiscal year were comprised of financial, operational, and strategic goals, with the portion of target annual cash incentive compensation allocated to each goal as set forth in the table below. The actual annual cash incentive compensation attributable to each performance goal could have ranged from 0 percent to 150 percent of the portion of the target annual cash incentive compensation amount allocated to that goal with up to an additional 50 percent of target annual cash compensation for the named executive officers, other than the CEO, based on exceptional individual performance. If the actual level of attainment of any such performance goal was between two of the designated levels, then the annual cash incentive compensation potential with respect to that goal would be interpolated on a straight-line basis.
For fiscal year 2022, the financial goals were earnings per share and capital additions. The Committee kept earnings per share as a short-term incentive performance metric to ensure an appropriate focus on cost management and corporate earnings within the context of a balance of financial, operational and strategic goals and to align management and stockholder interests. Capital additions continued to be included as a short-term incentive performance metric to ensure long-term stewardship of our water distribution systems and the efficient and effective deployment of capital expenditures for the health and vitality of these systems. Continuance of the capital additions metric was also intended to realize the return on investment of such expenditures and to promote our earnings growth strategy.
The Committee established three operational performance metrics for fiscal year 2022 for each of SJWC, SJWTX, Inc., The Connecticut Water Company and The Maine Water Company (collectively, the "Water Utility Subsidiaries") in the following categories for the reasons discussed below:

•Customer Satisfaction: High quality water service as measured by customer satisfaction is a critical indicator of our overall effectiveness and is a focus of our state utility commissions.
•Employee Engagement and Satisfaction: It is our view that engaged and satisfied employees deliver high quality service to our customers, serve as ambassadors for our companies, and reflect the effectiveness of management.
•Environmental Leadership - Water Quality: The quality of our life-sustaining product is paramount to the health and well-being of our communities. As a pure-play water utility, this metric is central to our mission and of utmost importance to our customers, regulators, and all of our other stakeholders.
Our 2022 strategic goals pertain to a water supply plan and forest health plans for our California operations. This reflects our strategic focus on water supply resilience and environmental stewardship of our watershed lands, both critical elements of risk management.

Performance Criteria	Allocation (%)
SJW Group Diluted EPS (1)	25
SJW Group 2022 Capital Additions (2)	25
SJW Group Key Operational Goals (3)	30
Strategic Goals (4)	20
(1)Diluted EPS represents diluted earnings per share as reported in the 2022 Annual Report adjusted for certain compensation-related items, and non-recurring items such as merger-related costs. The threshold, target, and maximum goals, respectively, are $2.20, $2.59, and $2.95 or more, per diluted share.
(2)2022 capital additions represent capital expenditures, including the cost to retire facilities, made in 2022 by the Water Utility Subsidiaries. The threshold, target, and maximum goals, respectively, are $183,000,000, $203,000,000, and $223,000,000 or more.
(3)2022 operational goals represent a mix of quantitative goals covering key business objectives used to manage the business of the Water Utility Subsidiaries and are comprised of three key performance indicators related to: (a) customer satisfaction measured based on the overall customer satisfaction score on a percentage basis as reported in the annual customer satisfaction survey with 82% customer satisfaction score at threshold, 85% at target, and 88% or more at maximum payout; (b) employee engagement measured based on the overall employee engagement and satisfaction score, on a percentage basis, as reported in the annual employee engagement survey with 78% employee engagement and satisfaction score at threshold, 82% at target, and 86% or more at maximum payout; and (c) environmental leadership with respect to water quality compliance for each of the Water Utility Subsidiaries.
(4)The Strategic Goals include threshold, target, and maximum levels of achievement pertaining to a strategic water supply plan and a forest health plan.
2022 Fiscal Year Payout
In February 2023, the Committee determined that the cash incentive compensation for the 2022 fiscal year should be paid to the named executive officers (other than Mr. Lynch) in the amount of 90.8 percent of target based on achievement ranging from 5 percent to 36.2 percent of the allocation to each performance criteria described above. This determination was made on the basis of the Corporation's performance in relation to the performance criteria.
Mr. Lynch’s employment terminated on November 3, 2022 and he did not receive a cash incentive payment for 2022.
On December 23, 2022, in recognition of Ms. Westbrook’s many years of exemplary service to the Corporation and due to her retirement on December 30, 2022, the Committee authorized a payment to Ms. Westbrook of $131,067 under the 2022 cash incentive program, pro-rated for her period of service during 2022 and determined based on her 2022 target and the level of attainment of the specified performance goals as determined by the Committee.
The table below sets forth the fiscal year 2022 cash incentive target compensation, actual cash incentive compensation payout amounts and percentage of target, rounded up to the next whole percent, for each of the named executive officers on the basis of the performance criteria listed above.

	2022 Incentive Cash Compensation
Name	Target ($)	Actual ($)	Actual (% Target)
Eric W. Thornburg	662,000	600,812	91
Andrew F. Walters (1)	215,281	195,383	91
James P. Lynch (2)	230,360	—	—
Andrew R. Gere	171,273	155,442	91
Bruce A. Hauk (3)	59,490	53,992	91
Kristen A. Johnson	141,271	128,213	91
Maureen P. Westbrook (4)	144,813	131,067	91
(1)    The actual amount paid to Mr. Andrews reflects a pro-rated payment based on the time he served in his former position and in his position as CFO and Treasurer effective January 26, 2022 and the Corporation's actual performance.
(2)    Mr. Lynch's employment with the Corporation terminated on November 3, 2022 and his cash incentive compensation was forfeited due to such termination.
(3)    Mr. Hauk's target annual incentive compensation is pro-rated based on his period of service in 2022. The actual amount paid to Mr. Hauk reflects a payment based on his pro-rated target and the Corporation's actual performance.
(4)    The actual amount paid to Ms. Westbrook reflects a pro-rated payment based on Ms. Westbrook's service through December 30, 2022 and the Corporation's actual performance.
Special Sign-On Bonus for Mr. Hauk: In connection with his appointment as Chief Corporate Development and Strategy Officer in August 2022, Mr. Hauk received a special sign-on cash bonus in the amount of $225,000. This bonus was intended, in part, to offset compensation forfeited by Mr. Hauk in light of his move to the Corporation.
Equity Compensation
A significant portion of each named executive officer's compensation is provided in the form of long-term incentive equity awards under the Corporation's Long-Term Incentive Plan. Service RSUs granted to date have vesting schedules that provide a meaningful incentive for the executive officer to remain in the Corporation's service. Leveraged PSUs are also used to pay out at increasing rates based on the level of attainment of specified performance goals. None of the PSU or Service RSU awards granted in 2022 to the named executive officers include dividend equivalent rights.
2022 Fiscal Year Grants: The 2022 target long-term incentive amount for the CEO was increased by 32 percent over the target 2021 long-term incentive amount to reduce the gap between his total direct compensation and the peer group median and to bring his compensation more in alignment with the Corporation's target pay positioning. Except for Mr. Walters, the target long-term incentive amount for the other named executive officers was held consistent with the target 2021 long-term incentive amount in order to maintain alignment with the market as related to our peers. In connection with Mr. Walters’ appointment as the Corporation’s CFO and Treasurer, the Committee increased his 2022 target long-term incentive amount by 19.5 percent over the 2021 amount. See section titled “Target Pay Positioning” below for a discussion of the Committee’s decision regarding the CEO’s and the other named executive officers' pay and pay positioning.
The increase in long-term incentive target grant values for the CEO and the CFO, the high allocation to PSUs, and the weighting among performance-based awards for all of the executive officers ensure appropriate stockholder alignment and focus on stockholder value creation, as deemed appropriate by the Committee for the CEO and the other named executive officers.
On January 3, 2022, each named executive officer other than Mr. Hauk, was granted Service RSU awards, covering the number of shares of the Corporation's common stock shown in the table below, that vest in three equal installments upon completion of each year of service over the 3-year period measured from the grant date.

In addition, on January 26, 2022, each named executive officer, other than Mr. Hauk, was granted the following PSU awards covering the target number of shares specified in the table below. On August 22, 2022, Mr. Hauk, was granted a PSU award covering the target number of shares specified in the table below.
•rTSR Award: The rTSR award vests based on rTSR over the performance period measured from January 1, 2022 to December 31, 2024 and the officer's continued service through December 31, 2024. The number of shares issuable under such rTSR PSU award will range between 0 percent to 200 percent of the target number of shares based on the level of actual attainment of the specified performance goals.
Effective for the 2022 awards, the Committee determined that the Corporation's rTSR performance award would be based on two equally weighted measurements against: (i) the same group of water utility peer companies used for such awards in previous years and (ii) a group consisting of S&P small-cap and mid-cap utility index companies (the “SP 1000 Utility Index”). The Committee made this change based on the recommendation of Mercer, the Committee's independent compensation consultant, due to the limited number of companies in the water utility peer group. The addition of the SP 1000 Utility Index enables the Committee to better determine the appropriate level of rTSR performance awards by addressing the volatility risk of comparing relative performance only against a small number of companies.
•ROE Award: The ROE award vests based on the level of attainment of the Corporation’s average ROE over the performance period measured from January 1, 2022 through December 31, 2024 and the officer’s continued service through December 31, 2024. The attainment of the ROE goal for any fiscal year in the performance period is based on adjusted net income, as measured in accordance with U.S. generally accepted accounting principles, adjusted to exclude certain compensation-related items and non-recurring items such as merger-related costs. The corresponding number of shares issuable to an individual under each such ROE PSU award is 50 percent, 100 percent, and 150 percent of the target number of shares specified for such individual at threshold, target and maximum levels of performance, respectively, and no shares will be issuable if the threshold level of performance is not attained.
The rTSR and ROE awards each provide that in the event of certain involuntary terminations or retirement during the performance period, the officer will vest in the award earned based on performance, on a pro-rata basis for the period of service completed during the performance period.
Awards Granted to Mr. Hauk in 2022: On August 22, 2022, Mr. Hauk, was granted a Service RSU award, covering 1,426 shares of the Corporation's common stock that will vest in three equal installments upon completion of each year of service over the 3-year period measured from the grant date.
Per the terms of his offer letter, on December 20, 2022, Mr. Hauk was granted a special Service RSU award covering 3,753 shares of the Corporation’s common stock determined by dividing $300,000 by the closing price of the Corporation's common stock on the grant date, rounded to the nearest whole number of shares. Such award will vest in three substantially equal installments on December 31, 2023, December 31, 2024, and December 31, 2025, subject to Mr. Hauk's continued employment with the Corporation, and vesting will be accelerated upon certain terminations.
The table below indicates the number of shares of the Corporation's common stock underlying the Service RSU and PSU awards granted to each named executive officer in 2022.

Name	Number of Shares Subject to Service RSU Award (1)	Target Number of Shares for rTSR PSU Award (2)	Target Number of Shares for ROE PSU Award (3)
Eric W. Thornburg	7,187	9,284	7,696
Andrew F. Walters	1,646	1,183	1,308
James P. Lynch (4)	1,927	1,400	1,547
Andrew R. Gere	1,379	1,002	1,108
Bruce A. Hauk	5,179	1,070	1,070
Kristen A. Johnson	1,379	1,002	1,108
Maureen P. Westbrook (5)	1,379	1,002	1,108
(1)Other than for Mr. Hauk, the aggregate number of shares was determined by dividing a designated dollar amount by $72.76, the closing price of the Corporation's common stock on the January 3, 2022 grant date. The designated dollar amount was $522,900 for Mr. Thornburg, $100,303 for Mr. Gere, $100,303 for Ms. Johnson, $140,150 for Mr. Lynch, and $100,303 for Ms. Westbrook.
For Mr. Walters, the award includes: (i) 1,379 shares of the Corporation's common stock determined by dividing $100,303 by $72.76, the closing price of the Corporation's common stock on the January 3, 2022 grant date and (ii) 267 shares of the common stock determined by dividing $18,137 by $67.95, the closing price of the Corporation's common stock on the January 26, 2022 grant date representing the additional target long-term incentive amount approved for Mr. Walters in connection with his appointment as the CFO and Treasurer of the Corporation.
For Mr. Hauk, the award includes: (i) 1,426 shares determined by dividing $95,526 by $67.00, the closing price of the Corporation's common stock on the August 22, 2022 grant date and (ii) 3,753 shares determined by dividing $300,000 by $79.95, the closing price of the Corporation's common stock on the December 20, 2022 grant date.
(2)Other than for Mr. Hauk, the target number of shares was determined by dividing a designated dollar amount by $67.95, the closing price of the Corporation's common stock on the January 26, 2022 grant date. The designated dollar amount was $630,800 for Mr. Thornburg, $68,063 for Mr. Gere, $68,063 for Ms. Johnson, $95,102 for Mr. Lynch, $80,370 for Mr. Walters, and $68,063 for Ms. Westbrook. For Mr. Hauk, the aggregate number of shares was determined by dividing $71,645 by $67.00, the closing price of the Corporation's common stock on the August 22, 2022 grant date.
(3)Other than for Mr. Hauk, the target number of shares was determined by dividing a designated dollar amount by $67.95, the closing price of the Corporation's common stock on the January 26, 2022 grant date. The designated dollar amount was $522,900 for Mr. Thornburg, $75,227 for Mr. Gere, $75,227 for Ms. Johnson, $105,113 for Mr. Lynch, $88,830 for Mr. Walters, and $75,227 for Ms. Westbrook. For Mr. Hauk, the aggregate number of shares was determined by dividing $71,645 by $67.00, the closing price of the Corporation's common stock on the August 22, 2022 grant date.
(4)Mr. Lynch forfeited his Service RSU awards upon his termination of employment on November 3, 2022; in accordance with the terms of the awards, Mr. Lynch will vest in the PSUs based on actual level of attainment of the performance metrics, pro-rated for his period of service during the performance period.
(5)Ms. Westbrook forfeited her Service RSU awards upon her retirement on December 30, 2022 in accordance with the terms of the awards. In recognition of Ms. Westbrook's long-time service and contributions to the Corporation, the Committee approved a payment of $75,000, in lieu of vesting acceleration of 1,426 shares of the Corporation's common stock, the portion of outstanding Service RSUs that would have vested in January 2023. Ms. Westbrook will vest in the PSUs based on actual level of attainment of the performance metrics, pro-rated for her period of service during the performance period.
The Committee believes the rTSR and ROE goals for the PSU awards are challenging and difficult to achieve, but attainable with significant skill and effort on the part of the executive team. The Corporation discloses specific target, threshold and maximum goals, and actual achievement, at the end of each performance period as the Committee has determined that disclosing all such levels at the beginning of the performance period could cause competitive harm to the Corporation.
2020 ROE Awards Earned: In January 2020, the Committee granted each of Mr. Thornburg, Mr. Gere, Ms. Johnson, Mr. Lynch, Mr. Walters and Ms. Westbrook, PSU awards covering 5,030, 1,066, 1,066, 1,484, 1,066 and 1,066 target shares, respectively, under ROE awards granted in 2020. Such awards were to vest based on the average ROE for the thee-year period measured from January 1, 2020 through December 31, 2022 and the ROE goals for such period at threshold, target and maximum levels were 7.04, 7.82 and 8.60 percent, respectively, and continued service through December 31, 2022.
In February 2023, the Committee determined that Mr. Thornburg, Mr. Gere, Ms. Johnson, and Mr. Walters vested in 2,677, 568, 568, and 568 shares of common stock, respectively, under the 2020 ROE

Awards. The calculated average ROE for the performance period was 7.07 percent. In accordance with the terms of the awards, in determining the number of shares that vested, the Committee approved the awards at an average ROE of 7.07 percent. With respect to Mr. Lynch who separated from the Corporation on November 3, 2022, and Ms. Westbrook who retired from the Corporation on December 30, 2022, the Committee determined that, in accordance with the terms of their respective awards, Mr. Lynch vested, pro-rata, in 768 shares, and Ms. Westbrook vested in 568 shares of common stock under the terms of the 2020 ROE Award.
2020 rTSR Award Earned: In January 2020, the Committee granted each of Mr. Thornburg, Mr. Gere, Ms. Johnson, Mr. Lynch, Mr. Walters and Ms. Westbrook, PSU awards covering 5,758, 917, 917, 1,282, 917 and 917 target shares, respectively which were to vest based on the Corporation's rTSR compared to a list of water company peer companies over a period from January 1, 2020 to December 31, 2022 and continued service through December 31, 2022. The number of shares issuable under such awards were to range between 0 percent to 200 percent of the target number of shares based on the level of actual attainment of the specified performance goal. In February 2023, the Committee determined that Mr. Thornburg, Mr. Gere, Ms. Johnson, and Mr. Walters vested in 5,039, 803, 803, and 803 shares of common stock, respectively, or 87.5% of the target number of shares under such award based on rTSR ranked fifth relative to the peer companies and each such officer's service with the Corporation through the end of the rTSR performance period. With respect to Mr. Lynch and Ms. Westbrook, the Committee determined that, in accordance with the terms of their respective awards, Mr. Lynch vested, pro-rata, in 1,092 shares, and Ms. Westbrook vested in 803 shares of common stock under the terms of the 2020 rTSR Award.
Retirement Benefits and Deferred Compensation
Executive officers employed by SJWC are eligible to receive retirement benefits under SJWC Retirement Plan, a tax-qualified defined benefit plan covering a broad spectrum of the company's employees. Executive officers hired by SJWC before March 31, 2008, are eligible to receive additional retirement benefits under the SJWC Executive Supplemental Retirement Plan ("SJWC SERP"), and executive officers hired by SJWC on or after March 31, 2008, are eligible to receive additional retirement benefits under the SJWC Cash Balance Executive Supplemental Retirement Plan ("SJWC Cash Balance SERP"). Both of the supplemental retirement plans are non-qualified plans in which only senior officers and other designated members of management may participate, and such individuals remain general creditors of SJWC with respect to their accrued benefits under the plans until the benefits are paid. A description of the plans and the benefits payable to each named executive officer upon retirement is set forth in the Pension Benefits table and the accompanying narrative that appears later in this Proxy Statement.
Mr. Gere was hired prior to March 31, 2008, and participates in the SJWC SERP. The pension benefits payable to Mr. Gere under the SJWC SERP increase in correlation with increases in his compensation levels and years of service. However, the present value of his accrued pension benefit under the SJWC SERP will not only reflect such increases, but will also fluctuate from year to year based on the mortality tables and the interest rate used to discount anticipated future payments so that when interest rates decrease, for example, the present value associated with the underlying benefit may increase.
Messrs. Thornburg, Hauk and Walters commenced employment with the Corporation after March 31, 2008, and accordingly participate in the SJWC Cash Balance SERP. Under that plan, each participant will receive compensation credits based on a percentage of compensation and interest credits on a quarterly basis to the book account maintained for them under the plan. The amount of the compensation credit each quarter will be tied to the participant's compensation for that quarter and their years of credited service, and the percentage of compensation to be credited on such quarterly basis will increase as the participant's years of credited service increase.
For Mr. Thornburg, (i) the percentage of compensation credited to his SJWC Cash Balance SERP account each quarter until the quarter he turns 65 will be at 39 percent of his quarterly compensation in lieu of lower percentage levels in effect for other participants and (ii) he will vest in his accrued benefit under such plan once he turns 65 instead of the regular 10-year vesting schedule in effect for the other participants. As of December 31, 2022, Mr. Thornburg had not vested in his accrued benefit under such plan.
Under the SJWC Cash Balance SERP, Mr. Hauk receives compensation credits equal to 10 percent of his quarterly compensation and interest credits on a quarterly basis to the book account maintained for him. As of December 31, 2022, Mr. Hauk had not vested in his accrued benefit under such plan.
Mr. Lynch commenced employment with the Corporation after March 31, 2008, and accordingly accrued benefits under the SJWC Cash Balance SERP. Until his separation from the Corporation on November 3, 2022, the percentage of compensation credited to Mr. Lynch's SJWC Cash Balance SERP account for each year of credited service was at 15 percent of his quarterly compensation in lieu of the lower percentage levels in effect for other participants. Mr. Lynch’s SJWC Cash Balance SERP account will continue to be credited with interest credits until his account is fully distributed. Mr. Lynch was fully vested in his accrued benefit under the SJWC Cash Balance SERP at his separation.
Prior to January 7, 2020, when Mr. Walters became an employee of The Connecticut Water Company ("CWC"), a wholly owned subsidiary of the Corporation, he was an employee of SJWC and accrued benefits under the SJWC Cash Balance SERP. As an employee of CWC, Mr. Walters is not eligible to receive additional benefits based on quarterly compensation under the SJWC Cash Balance SERP, however his SJWC Cash Balance SERP benefit accrued prior to January 7, 2020 and continues to receive interest credits. Mr. Walters vested in his accrued benefit under the SJWC Cash Balance SERP after three years of service.
Prior to joining the Corporation on November 6, 2017, Mr. Thornburg served as President and Chief Executive Officer of CTWS. In connection with this service, Mr. Thornburg is eligible to receive additional supplemental retirement benefits under the terms of a Supplemental Executive Retirement Agreement with CWC (the “CWC SERP Agreement”) for benefits accrued during his prior service with CTWS from March 1, 2006 through October 15, 2017, and under a CWC deferred compensation agreement providing supplemental retirement benefits (the “Deferred Compensation Plan II”) accrued during his service with CTWS from January 1, 2012 through October 15, 2017.
Mr. Walters is eligible for discretionary non-elective benefits under the 2017 Connecticut Water Company Deferred Compensation Plan ("CWC Deferred Compensation Plan"), a non-qualified plan. Mr. Walters' CWC Deferred Compensation Plan account is credited semi-annually with an amount equal to twelve percent of his salary and any bonus paid in the period prior to the semi-annual crediting date, contingent on Mr. Walters' continued employment through the semi-annual crediting date. Mr. Walters is fully vested in his CWC Deferred Compensation Plan account.
Ms. Johnson is eligible, and during the time of Ms. Westbrook's employment with the Corporation until her retirement on December 30, 2022, Ms. Westbrook was eligible, to accrue retirement benefits under the CWC Employees Retirement Plan (the "CWC Retirement Plan"), a tax-qualified defined benefit plan covering a broad spectrum of CWC's employees. Ms. Johnson is also eligible, and Ms. Westbrook was also eligible to accrue additional retirement benefits under the terms of Supplemental Executive Retirement Agreements entered into between the executives and CWC ("CWC SERP Agreements"). The CWC SERP Agreement provides non-qualified retirement benefits. Such benefits are unfunded and the executive officers remain general creditors of CWC with respect to their accrued benefits under the plan until the benefits are paid.
The retirement benefits payable to Ms. Johnson, and to Ms. Westbrook until her retirement on December 30, 2022, under the CWC SERP Agreements increase in correlation with increases in their compensation levels and years of service. However, the present value accrued pension benefit under the CWC SERP Agreements not only reflected such increases, but also fluctuated from year to year based on the mortality tables and the interest rate used to discount anticipated future payments so that, for example, when interest rates decreased, the present value associated with the underlying benefit may have increased.
For further information concerning the SJWC Retirement Plan, CWC Retirement Plan, SJWC SERP, SJWC Cash Balance SERP, and the CWC SERP Agreements, see the section titled "Pension Benefits"

that appears later in this Proxy Statement. For further information concerning Deferred Compensation Plan II, see the section titled "CWC Deferred Compensation Agreement" that appears later in this Proxy Statement. For further information concerning the CWC Deferred Compensation Plan, see the section titled "Non-Qualified Deferred Compensation" that appears later in this Proxy Statement.
Broad-Based Employee Benefit Plans: Executive officers employed by SJWC are also eligible to participate in SJWC's Salary Deferral Plan, a tax-qualified 401(k) defined contribution plan. As employees of SJWC, Messrs. Thornburg, Gere, Hauk are, and Mr. Lynch, until his termination on November 3, 2022, eligible to participate in the SJWC Salary Deferral Plan. SJWC matches each participant's contributions up to four percent of eligible compensation, subject to certain statutory limits. Such plan is open to all employees and officers under the same terms and conditions. Mr. Walters has an account under the SJWC Salary Deferral Plan from his period of employment with SJWC, but is not eligible to make or receive additional contributions under such plan.
As employees of CWC, Ms. Johnson and Mr. Walters are, and Ms. Westbrook was, until her retirement on December 30, 2022, eligible to participate in the Savings Plan of The Connecticut Water Company, a tax-qualified 401(k) defined contribution plan. For the year ended December 31, 2022, CWC made a non-elective contribution equal to three percent of each participant's eligible compensation for each year, subject to certain statutory limits. An additional non-elective contribution equal to one and one-half percent of a participant's eligible compensation is made with respect to employees hired on or after January 1, 2009, who are not eligible to participate in the CWC Employees Retirement Plan. The plan is open to all CWC employees and officers under the same terms and conditions.
For the plan year ended December 31, 2022, Mr. Walters received a non-elective contribution equal to four and one-half percent of eligible compensation and Ms. Johnson and Ms. Westbrook, who were hired prior to January 1, 2009 received a non-elective contribution equal to three percent of eligible compensation.
Elective Deferral Plans: The named executive officers employed by SJWC and certain other highly compensated SJWC employees may participate in SJWC's Special Deferral Election Plan pursuant to which eligible participants may defer up to 50 percent of their base salary and up to 100 percent of their cash incentive compensation. The deferred amounts are credited with a fixed rate of interest, compounded semi-annually and reset at the beginning of each calendar year at the lower of (i) the then current 30-year long-term borrowing cost of funds to SJWC (or the equivalent thereof), as measured as of the start of such calendar year, or (ii) 120 percent of the long-term Applicable Federal Rate determined as of the start of such calendar year and based on semi-annual compounding.
Ms. Johnson and Ms. Westbrook and certain other highly compensated and management employees of CWC were entitled to benefits under the CWC Deferred Compensation Plan and under specific frozen deferred compensation agreements (the "Deferred Compensation Plan II”) in 2022. Both of these arrangements are non-qualified plans in which only senior officers and other designated members of management may participate, and such individuals remain general creditors of CWC with respect to their accrued benefits under the plan until the benefits are paid. Eligible employees may elect to defer up to 50 percent of base salary and 100 percent of cash incentive pay under the CWC Deferred Compensation Plan. The deferred amounts are credited with earnings based on the participant’s notional investments among six index funds and a fixed rate alternative currently crediting 2.75 percent. The Deferred Compensation Plan II is closed to new contributions, but participants continue to have their accounts credited each January 1 and July 1 with earnings equal to 50 percent of the product of (i) the recent AAA Corporate Bond Yield Average published by Moody's, plus four percentage points and (ii) the participant’s existing deferred compensation account balance.
Other Benefits and Perquisites: The named executive officers are provided with certain market competitive benefits and perquisites. It is the Committee's belief that such benefits are necessary for the Corporation to remain competitive and to attract and retain top caliber executive officers, since such benefits are commonly provided by peer group companies. All administrative employees of SJWC, including executive officers, are eligible to receive standard health care, dental care, disability, life and travel insurance, professional development benefits, and time off with pay for vacation and sick leave. In addition, SJWC provides certain executives from time to time with (i) vehicles for business use and personal commutes and (ii) club memberships. The company also purchases season tickets to sporting and cultural events which the executive officers and personnel of the company may use for non-business purposes on occasions. Mr. Thornburg is entitled to reimbursement for reasonable business related personal expenses incurred and approved by the Chair of the Committee up to $40,000 per calendar year. There were no such expenses reimbursed in 2022.
All full-time employees of CWC and The Maine Water Company ("MWC") are eligible to participate in employee benefits including health, vision, dental, short-term disability, long-term disability, group term life insurance coverage, and time off with pay for vacation and sick leave. In addition to such benefits, CWC maintains a supplemental long-term disability policy for Ms. Johnson, and for Ms. Westbrook (until her retirement on December 30, 2022), that when combined with the standard long-term disability policy benefit provided to other employees, provides a benefit equal to 60 percent of their base compensation in the event that they become disabled.
The Corporation does not provide tax gross-ups for any imputed income in connection with providing these particular benefits and perquisites.
Setting Executive Compensation for 2022
This section relates generally to the setting of the 2022 compensation of the named executive officers. The principal factors that the Committee considered when setting the 2022 fiscal year compensation levels for the named executive officers were as follows:
•Advice from the Committee's independent compensation consultant and other compensation advisors;
•CEO's recommendations;
•Comparison of the Corporation's performance against certain operational and qualitative goals identified in the Corporation's strategic plan;
•Competitive benchmarking;
•Feedback from stockholders and stockholder advisory groups;
•Individual performance as assessed by the Committee, with input from the CEO as to the named executive officers other than the CEO;
•Input from other SJW Group Board committee chairs;
•Long-term retention;
•Results of the last "say-on-pay" proposal;
•The cost of living and cost of labor; and
•Tenure, future potential, and internal pay equity.
Major compensation decisions for each fiscal year, including base salary adjustments, the determination of target annual incentive cash compensation opportunities and the determination of the value of long-term equity incentive awards, are generally made by the Committee during the last quarter of the prior year and during the first quarter of the current year.
Benchmarking: The Committee made a number of decisions regarding 2022 fiscal year compensation for the named executive officers on the basis of the executive compensation benchmarking reports prepared by Mercer in October 2021, with respect to the named executive officers. The reports benchmarked the compensation paid by the Corporation's peer group, as described below, to their executive officers.
Target Pay Positioning: For the 2022 calendar year, the Committee continued to target total annual direct compensation between the median and the 75th percentile of the peer group in light of the highly competitive talent market and the relative cost of living and cost of labor in the markets in which the Corporation's executives are located as compared to its peers. The Committee uses the peer group compensation as just one of the factors in its pay decisions. Individual positioning relative to market data also gives consideration to tenure, performance, potential and internal equity.
For 2022, the Committee adjusted Mr. Thornburg's compensation as part of a strategy to bring his compensation into alignment over time with the stated target pay positioning range and to better align the CEO's pay mix with peer group practices. Accordingly, the Committee set Mr. Thornburg's 2022 base salary at $827,500, increased his target annual cash incentive to 80 percent of his base salary, and increased Mr. Thornburg's target 2022 long-term incentive amount over his target 2021 long-term incentive amount by 29 percent. These increases were intended to position Mr. Thornburg's 2022 target total direct compensation above the median of the peer group, at the 55th percentile based on peer group data provided by Mercer to the Committee in October 2021.
The Committee adjusted the compensation for the other named executive officers for 2022 to maintain positioning of total direct compensation within the target pay positioning described above relative to the Corporation’s peer group. Specifically, except for Mr. Hauk who joined the Corporation in August 2022, the Committee increased the base salaries for the other named executive officers to maintain competitive pay positioning. Except for Mr. Walters, the Committee also held consistent the amount of both target short-term incentive compensation and long-term incentive awards to continue to reflect a total pay opportunity and pay mix in alignment with the market. The compensation adjustments for 2022 resulted in average target total compensation for the other named executive officer group positioned at the 65th percentile based on peer group data provided by Mercer to the Committee in October 2021. For Mr. Walters, both target short-term and long-term incentive amounts were increased in connection with his appointment as the CFO and Treasurer of the Corporation in January 2022.
Peer Group: Each year, the Committee works with its independent compensation consultant, Mercer, to determine the appropriate peer group for benchmarking our executive compensation program. The peer group is generally comprised of companies that are U.S. publicly traded utility companies of similar size and companies that are identified externally as the Corporation's peers. Other than to exclude El Paso Electric which was no longer publicly traded, Mercer did not recommend changes to the Corporation's peer group for 2022 as compared to its 2021 peer group. Based on such recommended change, the Committee approved the peer group set forth below. The peer group below was used in establishing the executive officers' 2022 compensation, and the Committee believed that all of the peer companies represent primary competitors for executive talent and investment capital.

2022 Peer Group
ALLETE, Inc.	American States Water Company	Avista Corporation
Black Hills Corporation	California Water Service Group	Chesapeake Utilities Corporation
MGE Energy, Inc.	Middlesex Water Company	NorthWestern Corporation
Northwest Natural Holding Company	PNM Resources Inc.	South Jersey Industries, Inc.
Unitil Corporation
Role of External Advisors: The Committee engaged Mercer as the Committee's independent compensation consultant. Mercer provided the following services:
•Advised the Committee in selecting a peer group to be used for benchmarking compensation;
•Conducted a competitive review of officer compensation levels and practices relative to the peer group, including consideration of impact of location on cost of living and cost of labor;

•Advised the Committee in determining the appropriate base salary, annual incentive and equity compensation terms for the named executive officers, including Mr. Thornburg, and other executive officers;
•Advised the Committee in determining the appropriate compensation for the Board;
•Advised the Committee regarding short and long-term incentive compensation design changes; and
•Advised the Committee regarding regulatory developments, governance updates, market practices, and market trends, including the impact of the COVID-19 pandemic on executive, employee and Board compensation.
Representatives of Mercer attended certain Committee meetings and provided guidance and expertise on competitive pay practices and plan designs consistent with the Corporation's key objectives. The Committee determined that Mercer was independent and that its work did not raise any conflict of interest. The Committee made such determinations primarily on the basis of the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) under the Exchange Act. The Committee will apply the same factors, together with any factors identified by the NYSE and any other factors the Committee may deem relevant under the circumstances, in determining whether any other person from whom the Committee seeks advice relating to executive compensation matters is independent or whether any potential conflicts exist.
Role of Management: Mr. Thornburg provided the Committee with recommendations regarding 2022 fiscal year compensation levels for each of the named executive officers other than himself. Such recommendations included base salary adjustments, target annual incentive cash compensation opportunities and payout levels, and the size of long-term incentive awards. Mr. Thornburg provided the Committee with his assessment of the individual performance of each of the other named executive officers.
OTHER COMPENSATION MATTERS
Impact of 2022 "Say-on-Pay" Vote
We held our last "say-on-pay" vote in 2022 and over 94 percent of the votes cast on such proposal were in favor of the compensation of the named executive officers.
The Committee will continue to take into account future stockholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our programs and policies are warranted to reflect stockholder concerns or to address market developments.
Risk Assessment
The Committee, with the input and assistance of the Corporation's Human Resources Department, reviewed the various compensation programs maintained by the Corporation and its subsidiaries to determine whether any of those programs, including those maintained for the named executive officers, encouraged excess risk taking that would create a material risk to the Corporation's economic viability. Based on that review and the fact that the Corporation operates in a heavily-regulated environment, the Committee concluded it was not reasonably likely that any of the Corporation's compensation programs, including the executive officer compensation programs, would have a material adverse effect upon the Corporation. For further information concerning the overall compensation risk assessment process, please see the section to this Proxy Statement titled "Executive Compensation and Related Information - Risk Assessment of Compensation Policies and Practices," which appears later in this Proxy Statement.

Other Key Executive Arrangements
Employment Agreements
The Corporation has previously entered into an employment agreement with Mr. Thornburg, which is described more fully in the section titled "Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements."
CTWS and CWC previously entered into respective amended and restated employment agreement with Ms. Johnson and Ms. Westbrook upon closing of the merger with CTWS on October 9, 2019, as more fully described in the section titled "Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement. Ms. Westbrook retired from CTWS on December 30, 2022.
Executive Severance Plan and Severance Programs
Executive Severance Plan: The Corporation maintains an Executive Severance Plan under which Mr. Thornburg and the other named executive officers, other than Ms. Johnson and Ms. Westbrook, will become entitled to certain severance benefits on a double trigger basis in the event their employment were to terminate under certain defined circumstances in connection with a change in control of the Corporation. Accordingly, such benefits would be triggered in connection with such a change in control only if the executive officer's employment is terminated by the Corporation other than for good cause or such executive officer resigns in connection with (i) a significantly adverse change in the nature or the scope of their authority or overall working environment, (ii) the assignment of duties materially inconsistent with their present duties, responsibilities or status, (iii) a reduction in the sum of their base salary and target annual incentive cash compensation, or (iv) a relocation of their principal place of employment by 55 miles or more.
The Executive Severance Plan is designed to serve two primary purposes: (i) encourage the executive officers to remain in the Corporation's employ in the event of an actual or potential change in control transaction; and (ii) align the interests of the Corporation's executive officers with those of the stockholders by enabling the executive officers to consider transactions that are in the best interests of the stockholders and provide opportunities for the creation of substantial stockholder value without undue concern over whether those transactions may jeopardize their employment or their existing compensation arrangements.
The Executive Severance Plan also allows the Corporation to maintain a standard set of severance benefits for new and existing executive officers and limit the instances where one-off arrangements will be negotiated with individual executive officers.
Based on the foregoing considerations and the many years of service that certain of the executive officers have rendered to the Corporation, the Committee believes that the benefits provided under the Executive Severance Plan, including any tax gross-up payments to cover the parachute payment taxes certain executive officers (other than the CEO and executive officers who become participants in the plan after October 26, 2022) may incur under the federal tax laws with respect to one or more severance benefits provided under the plan, have been set at a fair and reasonable level and appropriately balance the respective interests of the various stakeholders.
For further information regarding the Executive Severance Plan and the severance benefits provided thereunder, please see the section titled "Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.
Severance Benefits for Messrs. Thornburg and Lynch: Pursuant to the terms of his employment agreement, Mr. Thornburg will become entitled to severance benefits should his employment terminate under certain defined circumstances in the absence of a change in control. Pursuant to his offer letter, Mr. Lynch was entitled to severance benefits should his employment terminate under certain defined circumstances in the absence of a change of control. The Committee believes that such protections are typical for chief executive officers and chief financial officers in the peer group companies. For further information concerning Mr. Thornburg's potential severance benefits and the severance benefits provided to Mr. Lynch in connection with the termination of his employment on November 3, 2022, see the section titled "Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.
Severance Benefits for Ms. Johnson and Ms. Westbrook: Ms. Johnson will become entitled to, and prior to her retirement from the Corporation on December 30, 2022, Ms. Westbrook was entitled to, severance benefits under their respective amended employment agreements in the event that their employment terminated under certain defined circumstances. For further information concerning Ms. Johnson's potential severance benefits, and Ms. Westbrook’s potential severance benefits while she was employed by the Corporation, see the section titled "Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements" that appears later in this Proxy Statement.
Ms. Westbrook did not receive any severance under her amended and restated employment agreement upon her retirement on December 30, 2022. However, the Committee determined: (i) in order to recognize Ms. Westbrook’s contributions to the Corporation’s performance in 2022, and her service for all but one day of 2022, to make a payment in the amount of $131,067 determined under the Company’s 2022 Short-Term Incentive Plan based on her target incentive and level of attainment of the specified performance goals, pro-rated for her period of service during 2022 (see the section above titled “Annual Cash Incentive Compensation"), and (ii) in recognition of Ms. Westbrook’s long-time service and contributions to the Corporation, to make a payment in the amount of $75,000, in lieu of vesting acceleration of 1,465 shares of common stock, the portion of outstanding Service RSUs that would have vested in January 2023, noting that the remainder of Service RSUs were forfeited.
Executive Officer Stock Ownership Guidelines
In January 2022, the Committee amended the stock ownership guidelines requiring executive officers to achieve higher security ownership guidelines than the previous guidelines within five years of their appointment, but by no earlier than January 1, 2025. The Committee believes that such a policy is consistent with its philosophy of encouraging executive officer stock ownership and will serve to further align the interests of the executive officers with those of stockholders. Pursuant to the amended policy, executive officers are expected to own shares of the Corporation's common stock with an aggregate value equal to three times the annual base salary for the CEO and one and a half times the annual base salary for the other named executive officers. Shares of the Corporation's common stock owned outright, shares underlying Service RSUs, excluding PSUs, and shares underlying deferred stock units, including deferred shares resulting from dividend equivalent rights, all count as shares owned for purposes of the guidelines. Until the guideline is met, each executive is required to hold any shares of the Corporation's common stock issued upon the vesting of Service RSUs, net of any shares withheld or sold to cover statutory withholding taxes and other applicable taxes. As of December 30, 2022, all the named executive officers had complied with the policy. The following table shows each named executive officer's stock ownership as of December 30, 2022.

Name	Title	Security Ownership ($)(1)	Security Ownership Guideline ($)(2)
Eric W. Thornburg	President, Chief Executive Officer and Chairman of the Board	3,186,951	2,482,500
Andrew F. Walters	Chief Financial Officer and Treasurer	1,113,277	660,000
James P. Lynch	Former Chief Accounting Officer	2,049,966	767,865
Andrew R. Gere	President of SJWC	1,926,882	734,025
Bruce A. Hauk (3)	Chief Operating Officer	420,483	705,000
Kristen A. Johnson	Senior Vice President and Chief Administrative Officer of SJW Group	1,647,751	605,445
Maureen P. Westbrook	President of CTWS	3,295,502	620,625
(1)This amount is calculated by multiplying (i) the sum of the shares of the Corporation's common stock actually owned, shares underlying Service RSUs, and deferred shares by (ii) $81.19, the closing selling price of the common stock on December 30, 2022.
(2)This amount is equal to three times the base salary in effect for Mr. Thornburg for the 2022 fiscal year and one and a half times the base salary in effect for the other named executive officers for such year.
(3)Mr. Hauk joined the Corporation on August 22, 2022.
Compliance with Section 162(m) of the Code
Section 162(m) of the Code limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. Prior law provided an exception to this deduction limit for compensation paid to our CFO and for certain performance-based compensation. Effective for tax years beginning after December 31, 2017, this deduction limit applies to all of our named executive officers (which now includes our CFO) and the exception for "performance-based compensation" is no longer available. As a result, compensation paid to our named executive officers in excess of $1 million is not deductible unless it qualifies for the transition relief applicable to certain compensation arrangements in place as of November 2, 2017. Because of the uncertainties as to the scope and application of the transition relief, no assurances can be given that compensation intended to satisfy the requirements for exemption under Section 162(m) will in fact be fully deductible. The Committee will continue to consider the tax impact of the Corporation's compensation programs but reserves the right to pay compensation that is not tax deductible.

Summary Compensation Table
The following table provides certain summary information concerning the compensation earned for services rendered in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 2020, December 31, 2021, and December 31, 2022, by the Corporation's Chief Executive Officer, the Corporation's Chief Financial Officer ("CFO") and former CFO, the Corporation's other three most highly compensated executive officers whose total compensation for the 2022 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of the 2022 fiscal year, and one former executive officer who retired on December 30, 2022 and is included based on total compensation for fiscal year 2022 under SEC rules. Information for Mr. Hauk and Ms. Johnson for fiscal years ended December 31, 2020 and 2021 is not provided because they were not Named Executive Officer in those years. The listed individuals are herein referred to as the "named executive officers."

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)(2)(3)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compen-sation ($)(2)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)		All Other Compen- sation ($)(6)	Total ($)
Eric W. Thornburg President, Chief Executive Officer and Chairman of the Board of SJW Group	2022	827,500	—	1,692,981	600,812	49,697	(7)	15,005	3,185,995
	2021	803,400	—	1,282,631	554,173	634,950	(8)	13,732	3,288,886
	2020	780,000	—	1,152,286	472,717	791,763	(8)	16,983	3,213,749
Andrew F. Walters Chief Financial Officer and Treasurer of SJW Group	2022	447,766	—	285,338	195,383	—	(7)	13,725	942,212
	2021	427,450	25,000	238,816	137,596	—	(8)	13,050	841,912
	2020	415,000	—	245,312	117,371	138,879	(8)	49,964	966,526
James P. Lynch Former Chief Financial Officer and Former Chief Accounting Officer of SJW Group	2022	505,492	—	337,695	—	—	(7)	576,429	1,419,616
	2021	496,800	25,000	333,443	205,611	118,393	(8)	14,900	1,194,147
	2020	480,000	—	342,759	174,542	272,577	(8)	17,258	1,287,136
Andrew R. Gere President of San Jose Water Company	2022	499,040	—	241,731	155,442	—	(7)	19,134	915,347
	2021	484,500	25,000	238,816	155,960	37,986	(8)	18,713	960,975
	2020	475,000	—	245,312	134,341	1,300,628	(8)	18,889	2,174,170
Bruce A. Hauk Chief Operating Officer of SJW Group	2022	162,692	225,000	523,720	53,992	38,816	(7)	18,257	1,022,477
	2021	—	—	—	—	—	—	—	—
	2020	—	—	—	—	—	—	—	—
Kristen A. Johnson Senior Vice President and Chief Administrative Officer of SJW Group	2022	403,630	—	241,731	128,213	—	(7)	10,355	783,929
	2021		—	—	—	—		—	—
	2020		—	—	—	—		—	—
Maureen P. Westbrook President of Connecticut Water Service, Inc.	2022	413,750	—	241,731	131,067	—	(7)	85,754	872,302
	2021	401,700	25,000	238,816	129,307	180,520	(8)	10,304	985,647
	2020	390,000	—	245,312	110,301	783,825	(8)	8,550	1,537,988
(1)On January 26, 2022, Mr. Walters was appointed as CFO and Treasurer of the Corporation. Mr. Lynch served as the Corporation’s CFO until January 25, 2022 and then as Chief Accounting Officer of the Corporation until November 3, 2022 when his employment terminated. Mr. Hauk joined the Corporation on August 22, 2022 as Chief Corporate Development and Strategy Officer and was promoted to Chief Operating Officer effective January 1, 2023. Ms. Johnson was not a named executive officer of the Corporation for the 2021 and 2020 fiscal years. Ms. Westbrook retired on December 30, 2022.
(2)Mr. Walters’ 2022 salary includes his salary rate of $431,720 prior to his appointment as the CFO and Treasurer on January 26, 2022, his salary rate of $440,000 in connection with such appointment and which was in effect for the remainder of 2022, and includes a one-time payment of $8,549 approved by the Executive Compensation Committee (the "Committee") in connection with his 2021 performance. Mr. Gere’s 2022 salary includes a one-time payment of $9,690 approved by the Committee in connection with his 2021 performance. Mr. Lynch's 2022 salary is based on his period of service during 2022 and includes $62,492 of accrued vacation paid to Mr. Lynch in connection with this termination on November 3, 2022. Mr. Hauk's 2022 salary is based on his period of service during 2022.
Includes amounts deferred under (i) the San Jose Water Company's Special Deferral Election Plan, a non-qualified deferred compensation plan for officers and other select management personnel, and (ii) the San Jose Water Company's Salary Deferral Plan and the Savings Plan of The Connecticut Water Company ("CWC Savings Plan"), qualified deferred compensation plans under section 401(k) of the Code. For Mr. Walters, Ms. Johnson, and Ms. Westbrook, disclosure includes amounts deferred under the Connecticut Water Company 2017 Deferred Compensation Plan ("CWC 2017 DCP"), a non-qualified deferred compensation plan for selected management and highly compensated employees.
(3)The amount disclosed in the "Bonus" column in 2022 for Mr. Hauk represents a discretionary special sign-on bonus in the amount of $225,000, intended, in part, to offset compensation forfeited by Mr. Hauk in connection with his move to the Corporation. The amount disclosed in the "Bonus" column in 2021 for Messrs. Walters, Lynch, and Gere, and Ms. Westbrook, represents a discretionary special bonus in the amount of $25,000 for exceptional individual performance for the 2021 fiscal year. The amount of the annual cash incentive compensation payable to each named executive officer based on attainment of the corporate performance goals is reported in the "Non-Equity Incentive Compensation" column.
(4)The dollar amount reported in the Stock Awards column is equal to the aggregate grant-date fair value of the service-based ("Service RSU") and performance-based ("PSU") restricted stock unit awards made during each reported fiscal year, calculated in accordance with FASB ASC Topic 718, without taking into account any estimated forfeitures related to service-vesting conditions. For Service RSU awards, the grant date fair value was determined using the closing share price of the Corporation's common stock on the date of grant, as appropriately discounted to reflect the lack of dividend equivalent rights. For the PSU awards that vest based on return on equity or earnings per share, the total grant-date fair value is calculated using the probable outcome of the attainment of the pre-established performance objectives as of the grant date at 100% of target, as appropriately discounted to reflect the lack of dividend equivalent rights. The grant date fair value of PSU awards that vest based on relative total shareholder return was estimated utilizing the Monte Carlo valuation model, using the fair value of the Corporation's common stock with the effect of market conditions and no dividend yield on the date of grant, and assumes the performance goals will be attained. See also Note 7 to the Corporation's consolidated financial statements included in its quarterly report on Form 10-Q for the quarter ended March 31, 2022 and in Note 2 to the Corporation's consolidated financial statements included in its annual report on Form 10-K for the 2022 fiscal year.
The grant-date fair values of the 2022 PSU awards assuming maximum attainment of the performance goals are as follows:

Grant Date Fair Value at Maximum Attainment ($)
Eric W. Thornburg	2,155,965
Andrew F. Walters	306,015
James P. Lynch	362,057
Andrew R. Gere	259,206
Bruce A. Hauk	264,659
Kristen A. Johnson	259,206
Maureen P. Westbrook	259,206
For further information concerning the service-based and performance-based restricted stock unit awards, see the section below titled "Grants of Plan-Based Awards."
(5)Represents the portion of the annual cash incentive compensation which was earned based on the level of attainment of corporate performance goals. Mr. Hauk’s and Ms. Westbrook's 2022 payouts were pro-rated based on their period of service during 2022. Mr. Lynch's annual cash incentive compensation was forfeited due his termination on November 3, 2022.
(6)Consists of the benefits shown below received by each executive officer, as applicable.

For the Year Ended December 31, 2022
Description	Thornburg	Walters	Lynch	Gere	Hauk	Johnson	Westbrook
Club Memberships	—	—	1,323	638	—	—	—
Personal Use of Company Vehicle	2,805	—	4,311	5,153	—	—	—
401(k) Employer Contributions	12,200	13,725	12,200	12,200	12,200	9,150	9,150
Severance	—	—	558,595	—	—	—	75,000
Supplemental Long-Term Disability Policy Premium	—	—	—	—	—	1,205	1,604
Medical Stipend	—	—	—	—	6,057	—	—
Spousal Travel	—	—	—	1,143	—	—	—
Total ($)	15,005	13,725	576,429	19,134	18,257	10,355	85,754
The severance benefits for Mr. Lynch in connection with his termination on November 3, 2022 are summarized in the section below titled “Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements.” The severance benefits for Ms. Westbrook in connection with her retirement on December 30, 2022 are summarized in the section below titled “Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements.”

(7)Consists of the change in the actuarial present value of each named executive officer's accrued pension benefits under all pension plans recorded for the 2022 fiscal year and above-market earnings on non-qualified deferred compensation for Ms. Johnson and Ms. Westbrook, in accordance with SEC rules. Ms. Westbrook retired on December 30, 2022 and elected to receive the full amount of her accrued benefit under the CWC Retirement Plan in a lump sum of $2,391,656 paid in January 2023. Mr. Lynch received a distribution of $228,417 on December 1, 2022 from his SJWC Retirement Plan in connection with his termination from the Corporation. The present value for each of the accrued pension benefits fluctuates from year-to-year based on additional years of service, changes in compensation and increased age. In addition, such fluctuations may also occur due to the interest rate used to discount anticipated future payments so that when interest rates decrease for example, the present value associated with the underlying benefit may increase. Except for Messrs. Thornburg and Hauk, the named executive officers' present value at the close of the 2022 fiscal year was less than the present value at the close of the 2021 fiscal year by the following amounts: Mr. Walters: $218,758; Mr. Lynch: $375,751, Mr. Gere: $1,405,558; Ms. Johnson: $312,602 and Ms. Westbrook: $498,447.
Prior to his 2020 transfer to CWC, Mr. Walters accrued pension benefits under the SJWC Retirement Plan and the SJWC Cash Balance Executive Supplemental Retirement plan (“SJWC Cash Balance SERP”). He does not accrue additional pension benefits under such plans for his service at CWC, but he continues to accrue interest credits on his cash balance accounts under these plans. See discussion under “Pension Benefits,” which appears later in this Proxy Statement.
SJWC's Retirement Plan and SERPs: All of the named executive officers other than Mses. Johnson and Westbrook participate in the SJWC plans, although as noted above, Mr. Walters does not accrued additional benefits under the SJWC plans. For the 2022 fiscal year calculations, the discount rates applied were 4.99% for the SJWC Retirement Plan and 4.95% for the SJWC Executive Supplemental Retirement Plan ("SJWC SERP") and "SJWC Cash Balance SERP." For the 2021 fiscal year calculations, the discount rates applied were 2.74% for the Retirement Plan and 2.65% for the SJWC SERP and SJWC Cash Balance SERP.
The mortality rate table published by the Society of Actuaries used for the 2022 and 2021 fiscal years is described as follows: for the Retirement Plan, the Pri-2012 Total Dataset Amount-Weighted Mortality with MP-2021.
For the SJWC SERP and SJWC Cash Balance SERP, for the 2022 and 2021 fiscal years, the Pri-2012 White Collar Amount-Weighted Mortality with MP-2021 projection scale was applied. Messrs. Thornburg's, Lynch's (until his termination of employment on November 3, 2022), and Hauk's SJWC Cash Balance SERP benefit is based on a contribution rate of 39%, 15%, and 10% respectively, of their quarterly compensation (as defined in the plan), offset by their accrued benefit under the SJWC Retirement Plan.
CWC Retirement Plan, CWC SERP Agreements, and Deferred Compensation Plan II: Until her retirement on December 30, 2022, Ms. Westbrook participated in the CWC Retirement plan. Ms. Westbrook took a lump sum distribution of her CWC Retirement Plan benefit described above. For the 2022 fiscal year calculations shown above, the discount rates applied were 5.24% for the CWC Retirement Plan and 5.23% for the Connecticut Water Company SERP Agreements ("CWC SERP Agreements") and the Deferred Compensation Plan II." For the 2021 fiscal year calculations, the discount rates applied were 2.82% for the CWC Retirement Plan and 2.76% for the CWC SERP Agreements and the Deferred Compensation Plan II.
The mortality rate table used for the 2022 and 2021 fiscal years is described as follows: Pri-2012 Private Retirement Plans Amount Weighted Mortality Tables, projected using Scale MP 2021 for annuities, and IRS Applicable Mortality Table for lump sums for the CWC Retirement Plan.
For the CWC SERP Agreements and Deferred Compensation Plan II, for the fiscal years 2022 and 2021, Pri-2012 Private Retirement Plans White Collar Amount-Weighted Mortality Tables, projected using Scale MP-2021 were applied.
The table below indicates the actuarial present value of the pension benefits accrued as of the close of the 2022 and 2021 fiscal years, respectively, by each named executive officer. For further information concerning the pension benefits, see the section titled "Pension Benefits" which appears later in this Proxy Statement.

Actuarial Present Value of Retirement Benefits	Thornburg	Walters	Lynch	Gere	Hauk	Johnson	Westbrook
Accrued as of the close of the 2022 fiscal year	2,649,767	266,669	1,016,022	4,648,024	38,816	2,061,878	3,945,095
Accrued as of the close of the 2021 fiscal year	2,600,070	485,427	1,391,773	6,053,582	—	2,374,480	4,443,542
Change in Pension Value ($)	49,697	(218,758)	(375,751)	(1,405,558)	38,816	(312,602)	(498,447)
(8)Consists of the change in the actuarial present value of the named executive officer’s accrued pension benefits recorded for the 2021 and 2020 fiscal years, respectively.

Grants of Plan-Based Awards
The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2022 fiscal year under a compensation plan:

Name	Grant Date	Date of Pre- Authori- zation	Potential Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Grant Date Value ($)(3)
			Thre- shold ($)	Target ($)	Maxi- mum ($)	Thre- shold (#)	Target (#)	Maxi- mum (#)
Eric W. Thornburg	—	—	331,000	662,000	993,000	—	—	—		—		—
	1/3/2022	10/27/2021	—	—	—	—	—	—		7,187	(4)	492,382
	1/26/2022	—	—	—	—	3,848	7,696	11,544	(5)	—		490,466
	1/26/2022	—	—	—	—	4,642	9,284	18,568	(6)	—		710,133
Andrew F. Walters	—	—	107,640	215,281	322,921	—	—	—		—		—
	1/3/2022	10/27/2021	—	—	—	—	—	—		1,379	(4)	94,475
	1/26/2022	—	—	—	—	—	—	—		267	(4)	17,016
	1/26/2022	—	—	—	—	654	1,308	1,962	(5)	—		83,359
	1/26/2022	—	—	—	—	591	1,183	2,366	(6)	—		90,488
James P. Lynch			115,180	230,360	345,540
	1/3/2022	10/27/2021	—	—	—	—	—	—		1,927	(4)	132,019
	1/26/2022	—	—	—	—	773	1,547	2,320	(5)	—		98,590
	1/26/2022	—	—	—	—	700	1,400	2,800	(6)	—		107,086
Andrew R. Gere	—	—	85,636	171,273	256,909	—	—	—		—		—
	1/3/2022	10/27/2021	—	—	—	—	—	—		1,379	(4)	94,475
	1/26/2022	—	—	—	—	554	1,108	1,662	(5)	—		70,613
	1/26/2022	—	—	—	—	501	1,002	2,004	(6)	—		76,643
Bruce A. Hauk	—	—	29,745	59,490	89,236	—	—	—		—		—
	8/22/2022	8/19/2022	—	—	—	—	—	—		1,426	(4)	89,709
	12/20/2022	8/19/2022	—	—	—	—	—	—		3,753	(4)	284,853
	8/22/2022	8/19/2022	—	—	—	535	1,070	1,605	(5)	—		67,314
	8/22/2022	8/19/2022	—	—	—	535	1,070	2,140	(6)	—		81,844
Kristen A. Johnson	—	—	70,635	141,271	211,906	—	—	—		—		—
	1/3/2022	10/27/2021	—	—	—	—	—	—		1,379	(4)	94,475
	1/26/2022	—	—	—	—	554	1,108	1,662	(5)	—		70,613
	1/26/2022	—	—	—	—	501	1,002	2,004	(6)	—		76,643
Maureen P. Westbrook			72,406	144,813	217,295
	1/3/2022	10/27/2021	—	—	—	—	—	—		1,379	(4)	94,475
	1/28/2021	—	—	—	—	554	1,108	1,662	(5)	—		70,613
	1/26/2022	—	—	—	—	501	1,002	2,004	(6)	—		76,643
(1)Reflects potential payouts under the annual cash incentive compensation program tied to attainment of corporate performance goals; the entire cash incentive compensation for all of the named executive officers was tied to the attainment of these goals. Each potential level of payout based on the corporate performance goals was tied to the attained level of the performance goals for the 2022 fiscal year established by the Executive Compensation Committee (the "Committee"). The goals were tied to a SJW Group diluted earnings per share objective, a SJW Group capital additions objective, designated key SJW Group operational goal objectives used to achieve and manage superior performance in the public utilities industry, and strategic objectives. The threshold, target, and maximum amounts shown for Mr. Walters are pro-rated based on his initial 2022 target annual cash incentive compensation of $151,102 (35 percent of his initial 2022 base salary) and his increased base salary of $220,000 (50 percent of his increased 2022 base salary) effective on January 26, 2022 in connection with his appointment as CFO and Treasurer. The threshold, target, and maximum amounts shown for Mr. Hauk are pro-rated based on his period of service during 2022. The diluted earnings per share was attained between the threshold and target level, the capital additions objective was attained between the target and maximum levels, the key operational goals were attained between the threshold and target levels, and the strategic objectives were attained at the threshold level, resulting in an actual cash incentive compensation to Messrs. Thornburg, Walters, Gere and Hauk (pro-rated for his period of service during 2022), and Ms. Johnson in the dollar amount of $600,812, $195,383, $155,442, $53,992, and $128,213, respectively, representing 90.8% of their target cash incentive compensation for 2022. These amounts are reported in the Non-Equity Incentive Compensation column in the Summary Compensation Table.
The target amount shown for Mr. Walters was set by the Committee in connection with his promotion to CFO and Treasurer on January 26, 2022, and his actual cash incentive compensation is pro-rated based on the time he served in his former and as CFO and Treasurer. The target amount shown for Mr. Hauk and his actual cash incentive compensation is pro-rated based on his service which commenced on August 22, 2022.
Mr. Lynch’s employment terminated on November 3, 2022 and he was not eligible for any payment under the program. Ms. Westbrook retired on December 30, 2022 and in connection with her retirement, the Committee approved a pro-rated payment which is reported in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.
(2)Reflects grants of restricted stock units under the Corporation's Long-Term Incentive Plan as more fully described in the footnotes below. The restricted stock units do not include dividend equivalent rights. A portion of the vested shares which become issuable under the units will be withheld by the Corporation to cover the applicable withholding taxes.
(3)The grant-date value is calculated in accordance with FASB ASC Topic 718, and accordingly determined on the basis of the closing selling price per share of the Corporation's common stock on the applicable grant date, as appropriately discounted to reflect the lack of dividend equivalent rights. For the PSU awards that vest based on return on equity ("ROE"), the total grant-date fair value is calculated using the probable outcome of the attainment of the pre-established performance objectives as of the grant date at 100% of target, as appropriately discounted to reflect the lack of dividend equivalent rights. The grant date fair value of the PSU awards that vest based on relative total shareholder return ("rTSR") were estimated utilizing the Monte Carlo valuation model, using the fair value of the Corporation's common stock with the effect of market conditions and no dividend yield on the date of grant, and assumes the performance goals will be attained. The reported grant-date value does not take into account any estimated forfeitures relating to service-vesting conditions.
(4)Each officer was granted Service RSU awards on the grant date and covering the number of shares of the Corporation's common stock specified in the table. Each restricted stock unit entitles the officer to receive one share of the Corporation's common stock on the applicable vesting date of that unit. The restricted stock units vest in a series of three successive equal annual installments upon such officer's completion of each year of service with the Corporation over the three-year period measured from the grant date. The units will vest in full, and the underlying shares will become immediately issuable, on an accelerated basis if (i) the officer's service terminates by reason of death or disability; or (ii) the officer is involuntarily terminated other than for good cause, or resigns for good reason, within 24 months after a change in control. Immediate vesting will also occur in the event there is a change in control of the Corporation in which the units are not assumed or otherwise continued in effect.
(5)Each officer was granted PSU awards on the grant date and covering the target number of shares specified in the table. Each such PSU award will vest based on the level of achievement of a performance goal based on ROE over the period measured from January 1, 2022 to December 31, 2024. The maximum number of shares issuable to an individual under each such performance-based award is 150% of the target number of shares specified for such individual and no shares are issuable if the threshold level of performance is not attained. If the officer’s employment terminates prior to the completion of the performance period by reason of death, disability or retirement or if the officer is involuntarily terminated other than for good cause or resigns for good reason, then following completion of the performance period the officer will vest in the number of shares the officer would have vested based on actual performance pro-rated based on the number of months of service (rounded up) the officer completed during the performance period. In the event a change in control occurs during the performance period, the award will vest with respect to the target number of shares (i) upon the change in control if the award is not assumed, replaced or converted; or (ii) at the end of the performance period if the award is assumed, replaced or continued, subject to accelerated vesting on an earlier termination by reason of death or disability or involuntary termination other than for good cause or resignation for good reason. Mr. Lynch and Ms. Westbrook will be eligible to receive shares under their awards based on level of attainment of the performance goals pro-rated for their period of service during the performance period.
(6)Each officer was granted PSU awards on the grant date and covering the target number of shares specified in the table. Each such performance-based award will vest based on the level of achievement of a performance goal based on rTSR performance over the period measured from January 1, 2022 to December 31, 2024. The number of shares issuable under such award will range between 0% to 200% of the target number of shares and will vest based on the level of actual attainment of the specified performance goal. If the officer’s employment terminates prior to the completion of the performance period by reason of death, disability or retirement or if the officer is involuntarily terminated other than for good cause or resigns for good reason, then following completion of the performance period the officer will vest in the number of shares the officer would have vested in based on actual performance pro-rated based on the number of months of service (rounded up) the officer completed during the performance period. In the event a change in control occurs during the performance period the award will vest with respect to the target number of shares (i) upon the change in control if the award is not assumed, replaced or converted; or (ii) at the end of the performance period if the award is assumed, replaced or continued, subject to accelerated vesting on an earlier termination by reason of death, disability or involuntary termination other than for good cause or resignation for good reason. Mr. Lynch and Ms. Westbrook will be eligible to receive shares under their awards based on level of attainment of the performance goal pro-rated for their period of service during the performance period.

2022 Incentive Cash Compensation Program
This summary relates to the incentive cash compensation program for our named executive officers.
In February 2022, the Committee set the cash incentive compensation potential for the named executive officers, other than Mr. Hauk, for the 2022 fiscal year. Mr. Hauk's incentive cash compensation potential was set by the Committee in August 2022. Eighty percent of the target cash incentive award for the named executive officers was based on performance goals tied to SJW Group adjusted diluted earnings per share, capital additions, and several key operational goals measuring the successful operation of the business and 20 percent of the target award was based on strategic objectives.
At threshold level attainment, Mr. Thornburg's cash incentive compensation potential was set at $331,000 (40 percent of base salary); for target level attainment, the cash incentive compensation potential was $662,000 (80 percent of base salary); and at above-target level attainment, the applicable cash incentive compensation potential was $993,000 (120 percent of base salary). The actual cash incentive compensation amount could accordingly vary from 0 percent to 150 percent of the target amount based on the level at which the various performance goals were attained.
The actual cash incentive compensation amount that any other named executive officer could have earned for the 2022 fiscal year ranged from 0 percent to 200 percent of the officer's target amount based on the Corporation's performance and the Committee's assessment of the named executive officer's individual performance for such year. The actual percentage within that range was to be determined as follows: (i) up to 150 percent of the target amount could be earned, weighted 80 percent based on performance goals tied to SJW Group adjusted diluted earnings per share, capital additions, and several key operational goals measuring the successful operation of the business and 20 percent based on strategic objectives; and (ii) up to 50 percent of target could be earned for exceptional individual performance.
Further information concerning the cash incentive compensation program established for Mr. Thornburg and the other named executive officers is set forth in the "Compensation Discussion and Analysis" section that appears earlier in this Proxy Statement.
Risk Assessment of Compensation Policies and Practices
The Executive Compensation Committee, with input and assistance from the Human Resources Department, annually assesses the various compensation programs, policies and practices maintained by the Corporation and its subsidiaries for the executive officers and other employees throughout the organization to determine whether any of those programs, policies and practices encouraged excess risk taking that would create a material risk to the Corporation's economic viability. As part of that process for the 2022 fiscal year, in January 2022, the Executive Compensation Committee reviewed a detailed inventory of the Corporation's compensation plans and programs prepared by the Human Resources Department summarizing the principal features of each plan, the potential risk factors (if any) associated with each plan and the mitigation factors designed to address those risks.
Based on that review and the fact that as public utilities, the Corporation's wholly owned subsidiaries operate in a heavily-regulated environment, the Executive Compensation Committee concluded it was not reasonably likely that any of the compensation programs, policies and practices of the Corporation or its subsidiaries, whether individually or in the aggregate, would have a material adverse effect upon the Corporation. In reaching such conclusion, the Executive Compensation Committee took into account the following factors, including factors specifically analyzed in terms of the compensation programs, policies and practices for the Corporation's executive officers:
•For most of the employee base, compensation is primarily in the form of base salary. Certain employees are also eligible to receive cash incentive compensation tied to both financial and non-financial metrics and individual performance, with a maximum payout potential of up to $121,084 for employees, other than officers of the Corporation or its subsidiaries, for the 2022 fiscal year.

•The compensation program for officers provides a balanced mix of cash and equity and annual and long-term incentives designed to align the interests of our officers with our long-term interests.
•We use different performance measures for our annual cash incentive programs and our long-term incentive plans and we set performance goals that we believe are challenging but attainable without taking excessive risks.
•Under the cash incentive compensation program for officers, we use a number of different financial and operational performance measures as well as individual goals with meaningful caps on the potential pay-outs; we believe this structure mitigates any tendency for an officer to focus exclusively on the specific financial metrics.
•Each of the officers, including the executive officers, receives equity compensation in the form of restricted stock unit awards that derive their value from the market price of the Corporation's common stock, and the value of those awards increases as the price of the common stock appreciates and stockholder value is thereby created. Accordingly, the equity component is structured to encourage long-term growth and appreciation in the value of the Corporation's business and stock price.
•The Corporation uses restricted stock unit awards (service-based and performance-based) rather than stock options because they provide varying levels of compensation as the market price of the Corporation's common stock fluctuates over time (and retain value even if the stock price declines) which should reduce the incentive for excessive risk taking. Currently, there are no outstanding stock options granted by the Corporation.
•The Service RSU awards vest over a period of three years and this vesting element encourages the recipients of those awards to focus on sustaining the Corporation's long-term performance. The PSU awards granted in 2022 are tied to financial performance measured over three years with a payout capped at 200 percent of target share. Because such awards are made annually, the officers always have unvested awards outstanding that could decrease significantly in value if the business of the Corporation and its subsidiaries is not managed for the long term.
•Pursuant to the terms of Mr. Thornburg's employment agreement, his compensation is subject to recoupment as required under applicable law and regulations. In addition, any shares, cash or other property issued to the other executive officers pursuant to their performance-based restricted stock unit awards is subject to recoupment as required under applicable laws and regulations.
•The Corporation maintains four tax-qualified retirement plans. Two tax-qualified retirement plans are sponsored by SJWC, a wholly-owned subsidiary of the Corporation, and provide benefits for all SJWC employees who meet minimum service requirements. One of the SJWC-sponsored plans is a defined benefit pension plan and the other is a defined contribution 401(k) plan. Employees of SJWTX, Inc. a wholly-owned subsidiary of the Corporation, currently participate in the SJWC-sponsored 401(k) plan and, effective January 1, 2023, are eligible to participate in the SJWC defined benefit pension plan. The defined benefit plan has two benefit formulas, one for employees hired on or after March 31, 2008 and one for employees hired before March 31, 2008.
Two tax-qualified retirement plans are sponsored by The Connecticut Water Company ("CWC"), a wholly-owned subsidiary of the Corporation. One is a defined contribution 401(k) plan and the other is a defined benefit pension plan. The defined contribution 401(k) plan provides benefits for all employees of CWC and MWC who meet minimum service requirements. The defined benefit plan provides benefits to employees of CWC hired prior to January 1, 2009, and employees of The Main Water Company ("MWC"), a wholly-owned subsidiary of the Corporation, formerly Aqua Maine, Inc., including Consumers Maine Water Company or related entities, hired prior to April 1, 2003. Employees of the Biddeford and Saco Water Company ("BSWC"), now employees of MWC, hired and eligible to participate before March 1, 2012, also participate in the CWC defined benefit plan. Different benefit formulas apply under the CWC defined benefit plan for CWC employees, MWC employees and BSWC employees (now MWC employees).
Each of the four plans is designed and operates in accordance with applicable federal laws that impose coverage, vesting, and funding requirements and maximum dollar limitations on the annual retirement benefit that can be accrued under such plan. The respective plan sponsors, SJWC and CWC, regularly monitor the administration, including the funding, of these plans.
•The Corporation also maintains two executive supplemental retirement plans for certain officers and other selected executives of SJWC. These plans supplement the eligible executive’s retirement benefits under the applicable tax-qualified defined benefit plan. Each eligible officer and other selected employees participate in only one of the plans. The benefit formula under each plan generally follows the applicable tax-qualified pension plan benefit formula but without application of compensation limits. Benefits payable under the supplemental retirement plan are offset by the benefits payable under the tax-qualified pension plan. Unlike the qualified retirement plan benefits, participants in these two supplemental retirement plans are general creditors of the Corporation who would lose substantially all of their accrued benefits under the supplemental plans were the Corporation to become insolvent.
In addition, CWC maintains amended and restated supplemental executive retirement agreements for certain executives. Under the amended and restated supplemental executive retirement agreements, an executive that meets the age and any applicable service requirements under such an agreement receives an annual retirement benefit equal to 60 percent of average earnings, as defined under the CWC defined benefit pension plan, but without application of the maximum compensation limits imposed on tax-qualified plans, offset by the benefit payable under the tax-qualified defined benefit plan and in certain instances, prior company pension benefits. The amended and restated supplement executive retirement agreements also provide for an unreduced supplemental retirement plan benefit in the event of a termination prior to attainment of age 62.
•The Corporation has also instituted stock ownership guidelines which require the executive officers to maintain a substantial ownership interest in the Corporation. By requiring that a meaningful amount of their personal wealth be tied to long-term holdings in the Corporation's common stock, the Corporation has further aligned their interests with those of the stockholders and mitigated the risk of excessive risk taking.
•Finally, the Corporation has adopted policies that preclude certain employees and other individuals, including officers and family members residing in the same household, from engaging in hedging or monetization transactions in the Corporation's stock such as put and call options and from pledging the Corporation's stock or holding such stock in margin accounts. Accordingly, the executive officers bear the full risk of economic loss, like any other stockholder, with respect to their equity holdings, whether in the form of actual shares of the Corporation's common stock or restricted stock units that will convert into such shares following the satisfaction of the applicable vesting requirements.
For the foregoing reasons, the Executive Compensation Committee concluded that it was not reasonably likely that the overall employee compensation structure of the Corporation and its subsidiaries, as in effect in January 2022, when analyzed either in terms of its organization-wide application or its specific application to various major business units, would have any material adverse effect upon the Corporation.

Outstanding Equity Awards at Fiscal Year-End
The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2022:

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Eric W. Thornburg	1,786	(2)	145,005	7,029	(3)	570,685
	4,072	(4)	330,606	6,333	(5)	514,176
	7,187	(6)	583,513	18,568	(7)	1,507,536
				7,696	(9)	624,838
Andrew F. Walters	503	(2)	40,839	977	(3)	79,323
	1,006	(4)	81,677	1,174	(5)	95,317
	1,379	(6)	111,961	2,366	(7)	192,096
	267	(8)	21,678	1,308	(9)	106,197
James P. Lynch	—		—	873	(3)	70,879
	—		—	1,046	(5)	84,925
	—		—	428	(7)	34,749
				473	(9)	38,403
Andrew R. Gere	503	(2)	40,839	977	(3)	79,323
	1,006	(4)	81,677	1,174	(5)	95,317
	1,379	(6)	111,961	2,004	(7)	162,705
				1,108	(9)	89,959
Bruce A. Hauk	1,426	(6)	115,777	1,070	(7)	86,873
	3,753	(6)	304,706	1,070	(9)	86,873
Kristen A. Johnson	503	(2)	40,839	977	(3)	79,323
	1,006	(4)	81,677	1,174	(5)	95,317
	1,379	(6)	111,961	2,004	(7)	162,705
				1,108	(9)	89,959
Maureen P. Westbrook	—		—	652	(3)	52,936
	—		—	783	(5)	63,572
	—		—	334	(7)	27,117
				370	(9)	30,040
(1)The reported market value of the shares underlying the unvested units is based on the $81.19 closing selling price of the Corporation's common stock on December 30, 2022, the last trading day in the 2022 fiscal year.
(2)Represents Service RSU awards granted on January 2, 2020, covering: 5,357 for Mr. Thornburg; 1,508 for Mr. Gere; 1,508 for Mr. Walters; and 1,508 for Ms. Johnson. The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant. As of December 31, 2022, one third of the units were unvested.
(3)Represents PSU awards granted on January 26, 2021, covering a target number of shares: 7,029 for Mr. Thornburg; 977 for Mr. Walters; 1,365 for Mr. Lynch; 977 for Mr. Gere; 977 for Ms. Johnson, and 977 for Ms. Westbrook. The underlying shares vest based on the level of achievement of a performance goal based on rTSR performance over the period measured from January 1, 2021 to December 31, 2023 and continued service through December 31, 2023. The number of shares issuable under such awards will range between 0% to 200% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at target level.
(4)Represents Service RSU awards granted on January 4, 2021, covering: 6,108 for Mr. Thornburg; 1,509 for Mr. Walters; 1,509 for Mr. Gere; and 1,509 for Ms. Johnson. The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant. As of December 31, 2022, two-thirds of the units were unvested.
(5)Represents PSU awards granted on January 28, 2021, covering a target number of shares: 6,333 shares for Mr. Thornburg; 1,174 for Mr. Walters; 1,636 for Mr. Lynch; 1,174 for Mr. Gere; 1,174 for Ms. Johnson, and 1,174 for Ms. Westbrook. The underlying shares vest and become issuable in three successive equal annual installments over the three-year period. The underlying shares vest based on the ROE over the period measured from January 1, 2021 to December 31, 2023, and continued service through December 31, 2023. The number of shares issuable under such awards will range between 0% to 150% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at target level.
(6)Other than for Mr. Hauk, represents Service RSU awards granted on January 3, 2022, covering: 7,187 for Mr. Thornburg; 1,379 for Mr. Walters; 1,379 for Mr. Gere; and 1,379 for Ms. Johnson. For Mr. Hauk, represents 1,426 and 3,753 Service RSU awards granted on August 22, 2022 and December 20, 2022, respectively. The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant. As of December 31, 2022, all of the units were unvested.
(7)Other than for Mr. Hauk, represents PSU awards granted on January 26, 2022, covering a target number of shares: 9,284 for Mr. Thornburg; 1,183 for Mr. Walters; 1,400 for Mr. Lynch; 1,002 for Mr. Gere, 1,002 for Ms. Johnson, and 1,002 for Ms. Westbrook. For Mr. Hauk, represents 1,070 PSU awards granted on August 22, 2022. The underlying shares vest based on the level of achievement of a performance goal based on rTSR performance over the period measured from January 1, 2022 to December 31, 2024 and continued service through December 31, 2024. The number of shares issuable under such awards will range between 0% to 200% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at maximum level.
(8)Represents Service RSU awards granted on January 26, 2022 covering 267 shares to Mr. Walters in connection with his appointment as Chief Financial Officer and Treasurer of the Corporation. The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant. As of December 31, 2022, all of the units were unvested.
(9)Other than for Mr. Hauk, represents PSU awards granted on January 26, 2022, covering a target number of shares: 7,696 for Mr. Thornburg; 1,308 for Mr. Walters; 1,547 for Mr. Lynch; 1,108 for Mr. Gere; 1,108 for Ms. Johnson; and 1,108 for Ms. Westbrook. For Mr. Hauk, represents 1,070 PSU awards granted on August 22, 2022. The underlying shares vest based on the level of achievement of a performance goal based on ROE over the period measured from January 1, 2022 to December 31, 2024, and continued service through December 31, 2024. The number of shares issuable under such awards will range between 0% to 150% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at target level.

Option Exercises and Stock Vested
The following table sets forth, for each of the named executive officers, the number and value of shares of the Corporation's common stock subject to each deferred restricted stock or restricted stock unit award that vested during the year ended December 31, 2022. No option or stock appreciation rights were exercised by the named executive officers during the 2022 fiscal year, and none of such officers held any option or stock appreciation rights as of December 31, 2022.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Eric W. Thornburg	1,786		129,949
	2,036		144,353
	2,677	(2)	217,346
	5,039	(3)	409,116
Andrew F. Walters	451		32,815
	503		36,598
	503		35,663
	568	(2)	46,116
	803	(3)	65,196
James P. Lynch	512		37,253
	704		51,223
	703		49,843
	768	(2)	62,354
	1,092	(3)	88,659
Andrew R. Gere	488		35,507
	503		36,598
	503		35,663
	568	(2)	46,116
	803	(3)	65,196
Bruce A. Hauk	—		—
Kristen A. Johnson	503		36,598
	503		35,663
	568	(2)	43,662
	803	(3)	65,196
	323	(4)	26,224
Maureen P. Westbrook	5,901		350,873
	503		36,598
	503		35,663
	568	(2)	43,662
	803	(3)	65,196
	517	(4)	41,975
(1)The value realized is determined by multiplying (i) the market price of the Corporation's common stock on the applicable vesting date by (ii) the number of shares which vested on such date.
(2)Represents awards of restricted stock units under the Corporation's Long-Term Incentive Plan covering 5,030, 1,066, 1,484 1,066, 1,066 and 1,066 target shares of the Corporation's common stock, respectively, granted to each of Messrs. Thornburg, Walters, Lynch, and Gere, and Mses. Johnson and Westbrook on January 28, 2020. The goal for the award was ROE measured over the three-year period from January 1, 2020 through December 31, 2022 at threshold, target, and maximum levels of 7.04%, 7.82%, and 8.60%, respectively. The awards vested based on an ROE of 7.07% and in the number of shares shown for the named executive officers, respectively. The vesting of the award for Mr. Lynch was pro-rated based on his period of service during the performance period per the terms of his award. The vesting of the award for Ms. Westbrook was per the terms of her award. The awards were certified on February 23, 2023.
(3)Represents awards of restricted stock units under the Corporation's Long-Term Incentive Plan covering 5,758, 917, 1,247, and 917, 917 and 917 target shares of the Corporation's common stock, respectively, granted to each of Messrs. Thornburg, Walters, Lynch and Gere and Mses. Johnson and Westbrook on January 28, 2020. The award vested based on the relative total shareholder return (“rTSR”) over the period measured from January 1, 2020 to December 31, 2022 (the "rTSR Performance Period") and continued service with the Corporation through the end of the rTSR Performance Period. The number of shares issuable under the award ranged from 0% to 200% of the target number of shares based on the Corporation’s rTSR ranking relative to eight water utility peer companies. The awards vested based on rTSR ranked fifth relative to the peer companies and service with the Corporation through the end of the rTSR Performance Period and in 87.5% of the target number of shares under such award. The vesting of the award for Mr. Lynch was pro-rated based on his period of service during the performance period per the terms his award. The vesting of the award for Ms. Westbrook was per the terms of her award. The awards were certified on February 23, 2022.
(4)Represents shares underlying deferred stock units ("DSUs") credited pursuant to dividend equivalent rights accrued on outstanding DSUs granted by CTWS and assumed by the Corporation in connection with the merger with CTWS in October 2019.
Pension Benefits
Three separate defined benefit plans are maintained for employees of SJWC: (i) SJWC's Retirement Plan, a tax-qualified pension plan (the "SJWC Retirement Plan"); (ii) the SJWC Executive Supplemental Retirement Plan, a non-qualified supplemental pension plan (the "SJWC SERP"); and (iii) the SJWC Cash Balance Executive Supplemental Retirement Plan, a non-qualified pension plan (the "SJWC Cash Balance SERP").
Three separate defined benefit plans are maintained for employees of CWC, a wholly-owned subsidiary of the Corporation: (i) the CWC Employees’ Retirement Plan, a tax-qualified pension plan (the "CWC Retirement Plan"); (ii) individual supplemental executive retirement agreements with certain executives that provide non-qualified supplemental pension benefits ("CWC SERP Agreements"); and (iii) supplemental retirement benefits provided under individual deferred compensation agreements (“Deferred Compensation Plan II”). Except for Ms. Westbrook and Ms. Johnson, none of the named executive officers participate in the CWC Employees' Retirement Plan ("CWC Retirement Plan"). Mr. Thornburg, Ms. Johnson, and Ms. Westbrook have respective CWC SERP Agreements and benefits under the Deferred Compensation Plan II.
The following table sets forth as of December 31, 2022, each plan that provides for payments or other benefits in connection with the retirement of each of the named executive officers, the number of years of service credited to the named executive officer under the plan, the actuarial present value of the named executive officer's accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to the named executive officer during the Corporation's last completed fiscal year.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Eric W. Thornburg	SJWC Retirement Plan	5	79,723	—
	SJWC Cash Balance SERP	5	2,570,044	—
	CWC SERP Agreement	12	1,420,771	100,065
	Deferred Compensation Plan II	6	115,411	8,516
Andrew F. Walters	SJWC Retirement Plan	6	—	132,869	(2)
	SJWC Cash Balance SERP	6	266,669	—
James P. Lynch	SJWC Retirement Plan	12	—	228,417	(3)
	SJWC Cash Balance SERP	12	1,016,022	—
Andrew R. Gere	SJWC Retirement Plan	27	1,681,562	—
	SJWC SERP	27	2,966,462	—
Bruce A. Hauk	SJWC Retirement Plan	0	7,397	—
	SJWC SERP	0	31,419	—
Kristen A. Johnson	CWC Retirement Plan	16	608,562	—
	CWC SERP Agreement	16	1,176,958	—
	Deferred Compensation Plan II	17	287,381	—
Maureen P. Westbrook	CWC Retirement Plan	35	1,951,034	—	(4)
	CWC SERP Agreement	34	1,635,982	—
	Deferred Compensation Plan II	25	372,365	—
(1)The number of years of credited service has been rounded to the nearest whole number. The present value of accumulated benefits is based on the actual period of service credited. In January 2020, Mr. Walters’ employment with SJWC ended, and he became employed by CWC. His service with CWC, which began on January 7, 2020, does not count towards additional benefit accruals under the SJWC Retirement Plan or the SJWC Cash Balance SERP. Mr. Hauk’s service began August 22, 2022, so his years of credited service (rounded to the nearest whole number) as of December 31, 2022 is zero. Under the terms of the SJWC Cash Balance Plan, Mr. Hauk started to accrue a benefit under that Plan as of the end of the first calendar quarter that included his date of hire.
(2)Due to an inadvertent administrative error, a distribution of Mr. Walters' SJWC Retirement Plan was made. This error is being corrected.
(3)Mr. Lynch received a distribution of $228,417 on December 1, 2022 from his SJWC Retirement Plan after his termination from the Corporation on November 3, 2022.
(4)Ms. Westbrook retired on December 30, 2022 and elected to receive the full amount of her accrued benefit under the CWC Retirement Plan in a lump sum of $2,391,656 which was paid in January 2023.

The pension benefits payable to the executive officers increase in correlation with increases in salary and years of service. The present value of the accrued pension benefit will also fluctuate from year-to-year based on the age of the participant and the interest rate used to discount anticipated future payments so that when interest rates decrease for example, the present value associated with the underlying benefit may increase.
The actuarial and economic assumptions to value the pension plan benefits that cover employees of SJWC are as follows: for the 2022 fiscal year calculations, the discount rates applied were 4.99 percent for the SJWC Retirement Plan and 4.95 percent for the SJWC SERP and the SJWC Cash Balance SERP. For the 2021 fiscal year calculations, the discount rates applied were 2.74 percent for the SJWC Retirement Plan and 2.65 percent for the SJWC SERP and SJWC Cash Balance SERP.
The mortality rate tables, all published by the Society of Actuaries, used for the 2022 and 2021 fiscal years are described as follows: for the SJWC Retirement Plan, the Pri-2012 Total Dataset Amount-Weighted Mortality with MP-2021. For the SJWC SERP and Cash Balance SERP, for the 2022 and 2021 fiscal years, the Pri-2012 White Collar Amount-Weighted Mortality with MP-2021 projection scale.

The actuarial and economic assumptions used to value pension plan benefits that cover employees of CWC are as follows: for the 2022 fiscal year calculations shown above, the discount rates applied were 5.24 percent for the CWC Retirement Plan and 5.23 percent for the CWC SERP Agreements and the Deferred Compensation Plan II. For the 2021 fiscal year calculations, the discount rates applied were 2.82 percent for the CWC Retirement Plan and 2.76 percent for the CWC SERP Agreements and Deferred Compensation Plan II.
The mortality rate tables used for the 2022 fiscal year are described as follows: for the CWC Retirement Plan, Pri-2012 Private Retirement Plans Amount Weighted Mortality Tables, projected using Scale MP 2021 for annuities, and IRS Applicable Mortality Table for lump sums and for the 2021 fiscal year, Pri-2012 Private Retirement Plans Amount Weighted Mortality Tables, projected using Scale MP-2021 for annuities, and IRS Applicable Mortality Table for lump sums.
For the CWC SERP Agreements and CWC Deferred Compensation Agreements, Pri-2012 Private Retirement Plans White Collar Amount-Weighted Mortality Tables, projected using Scale MP-2021 were applied for the 2022 and 2021 fiscal years.
There is no assumption for pre-retirement mortality or cessation of service, and retirement is assumed to occur at the earliest age at which each named executive officer can receive the pension benefits without actuarial reductions. For further information concerning actuarial assumptions for the SJWC SERP, SJWC Cash Balance SERP, CWC Retirement Plan and CWC SERP Agreements please see Note 11 to the Corporation's consolidated financial statements included in its annual report on Form 10-K for the 2022 fiscal year.
SJWC Retirement Plan Benefit
Benefit accruals under the SJWC Retirement Plan differ depending on whether an employee first commenced status as an employee with SJWC: (i) before March 31, 2008 or (ii) on or after March 31, 2008. Mr. Gere commenced service before March 31, 2008. Messrs. Thornburg, Hauk and Walters commenced service after March 31, 2008.
Mr. Walters was an employee of SJWC until January 6, 2020. Effective January 7, 2020, Mr. Walters became an employee of CWC. As a result of such transition, Mr. Walters no longer accrues benefits under SJWC's Cash Balance SERP, although he remains an executive officer of the Corporation.
The monthly retirement benefit under the SJWC Retirement Plan payable at age 65 (the plan's normal retirement age) to each named executive officer who commenced employee status before March 31, 2008 will be equal to 1.6 percent of their average monthly compensation (as determined in the manner indicated below) for each year of service completed after January 1, 1978. However, the SJWC Retirement Plan provides a minimum benefit to each participant with at least 30 years of service equal to 50 percent of their average monthly compensation, less 50 percent of their monthly old-age insurance benefit under Section 202 of the Social Security Act. For participants with less than 30 years of service, the minimum benefit described in the preceding sentence will be reduced 1/30 for each year by which their years of service are less than 30 years (adjusted to give credit for partial years of service).
For participants who commenced employee status before March 31, 2008, the SJWC Retirement Plan also contains a special benefit calculation when their combined age and service equals or exceeds 75. Accordingly, the special benefit for each of those named executive officers who commenced employee status before March 31, 2008, and completed at least 30 years of service will be equal to 60 percent of their average monthly compensation, less 50 percent of their monthly old-age insurance benefit under Section 202 of the Social Security Act. For named executive officers with less than 30 years of service, the special benefit described in the preceding sentence will be reduced one-thirtieth for each year by which their years of service are less than 30 years (adjusted to give credit for partial years of service).
For purposes of the applicable benefit calculation under the SJWC Retirement Plan, (i) a participant's average monthly compensation will be determined on the basis of their three highest years of compensation (whether or not consecutive) prior to attainment of age 65 (or earlier retirement or termination) and will generally be based upon the amount reported on their Form W-2 for federal income tax purposes for each year included in such calculation, plus amounts deferred under the 401(k) plan and certain other limited deferrals, and (ii) the annual compensation taken into account for benefit accrual purposes for each such year may not exceed the annual compensation limit for that year determined in accordance with the Code. No lump sum payment of accumulated retirement benefits is provided under the SJWC Retirement Plan for employees who first commenced status as an employee before March 31, 2008, except that a lump sum distribution may become payable to the surviving beneficiary of a deceased participant under certain circumstances. In-service distributions are allowed for: (i) a participant who has attained age 70 and a half years; and (ii) a participant who commenced status as an employee before March 31, 2008, if such participant has attained age 65 and their age and years of service equal at least 100; provided, if such a participant was not employed by the Company on December 31, 2013, and is subsequently re-hired on or after January 1, 2014, they will not be entitled to an in-service distribution.
The retirement benefits accrued by SJWC employees who first commence service on or after March 31, 2008, including Messrs. Thornburg, Hauk, and Walters (for his service with SJWC prior to 2021) are determined under the cash balance portion of the SJWC Retirement Plan and will be based upon the compensation credits and interest credits made to a hypothetical bookkeeping account established for each such participant. Compensation credits will be made on behalf of each participant each plan quarter in which the participant is an eligible employee with at least one hour of service for that quarter. The amount of the compensation credit for that quarter will be based on the compensation paid to the participant for that quarter and their years of credited service, as determined in accordance with the following schedule:

Years of Credited Service	Percent of Compensation (%)
Less than 5	5
5 but less than 10	6
10 but less than 15	7
15 but less than 20	9
20 or more	11
For purposes of determining the amount of each participant's compensation credit, (i) compensation is generally based upon the amount that would otherwise be reported on the participant's Form W-2 for federal income tax purposes during the quarter, plus amounts deferred for that quarter under the 401(k) plan and certain other limited deferrals and (ii) the annual compensation taken into account may not exceed the annual compensation limit determined in accordance with the Code.
Interest credits are also generally made on behalf of each participant each plan quarter. The amount of each interest credit is determined by multiplying the balance of the participant's account as of the last day of that plan quarter by the lesser of: (i) the greater of one quarter of (a) the minimum three and a quarter percent annual interest rate or (b) the annual yield on 30-year Treasury bonds, determined as of the month of October preceding the first day of the plan year; and (ii) one quarter of the six (6) percent maximum annual interest rate.
Benefits accrued under the SJWC Retirement Plan may be paid as (i) a fixed monthly pension for life, (ii) a reduced monthly benefit payable for life but with a minimum payment period of 10 years for the participant or their designated beneficiary, or (iii) a reduced joint and survivor annuity for the participant and their surviving spouse. For participants who commence employee status on or after March 31, 2008, the accrued benefits may be paid in a lump sum, or pursuant to any of the forms described above, following attainment of the applicable age and service requirements.
Mr. Gere is not currently eligible to receive early retirement benefits. Messrs. Thornburg, Hauk and Walters joined the Corporation after March 31, 2008, participate in the cash balance portion of the SJWC Retirement Plan, and are eligible to receive early retirement benefits upon termination of employment, provided that they are vested. Participants who are credited with an hour of service on or after March 31, 2008, will become fully vested following the earlier of three years of service or age 65. Except for Mr. Hauk, as of December 31, 2022, all the named executive officers employed by SJWC are vested under the SJWC Retirement Plan. Mr. Walters became an employee of CWC in January 2020, but is vested under the cash balance portion of the SJWC Retirement Plan as of December, 31, 2020.
CWC Retirement Plan Benefit
All employees of CWC hired prior to January 1, 2009, including Ms. Johnson and, prior to her December 30, 2022 retirement, Ms. Westbrook, participate in the CWC Retirement Plan, a noncontributory qualified defined benefit plan. The plan also covers eligible employees of certain subsidiaries hired before March 1, 2012. Retirement benefits for eligible employees of CWC are based on the employee’s years of credited service and average earnings, which is defined to mean the highest average annual regular basis compensation received by an individual from CWC during any 60 consecutive months. Different retirement benefits apply to certain legacy groups. Participants are eligible for normal retirement as of the first day of the month coinciding with or following attainment of age 65. An early retirement benefit, based on the normal retirement benefit subject to reduction factors for retirement before age 62, may be taken upon attainment of age 55 and completion of 10 years of credited service.
The monthly retirement benefit under the CWC Retirement Plan is equal to one half of the greatest of (i) 1.6 percent of the participant’s average earnings multiplied by years of credited service and (ii) $1,000 per year of credited service proportionally reduced for less than 10 years of credited service, but in no event shall the benefit be less than the benefit accrued as of December 31, 2000. The benefit is not reduced for old-age insurance benefits under Section 202 of the Social Security Act. Benefits vest with five years of service. Ms. Westbrook is fully vested in her benefits under the CWC Retirement Plan, and took a lump sum distribution of her benefit as of December 31, 2022 which sum was paid out in January 2023.
SJWC SERP Benefit
The SJWC SERP provides participants with a monthly pension benefit that supplements the pension they earn under the SJWC Retirement Plan. Each officer of the Corporation employed by SJWC who commenced employee status before March 31, 2008, is eligible for participation under the SJWC SERP. Eligible employees selected for SJWC SERP participation by the Executive Compensation Committee will become a participant on the first day of the first calendar month next following their selection date or such later date as the Committee may specify. Mr. Gere is the only named executive officer that participates in the SJWC SERP.
The SJWC SERP is designed to supplement the retirement income by providing an additional monthly pension in excess of the pension benefit under the SJWC Retirement Plan. Effective as of January 1, 2010, the dollar amount of that monthly pension for each participant credited with an hour of service on or after January 1, 2010, is determined on the basis of the following normal retirement benefit payable as a single-life annuity commencing at age 65: 2.2 percent of final average monthly compensation multiplied by the years of service, up to a total monthly retirement benefit not to exceed 60 percent of final average monthly compensation (as determined in the manner indicated below), less the monthly retirement benefit payable to such individual under the SJWC Retirement Plan as a single-life annuity commencing at normal retirement age. Accordingly, the maximum retirement benefit is limited to 60 percent of final average compensation, less a participant's normal retirement benefit under the SJWC Retirement Plan.
For purposes of such calculation, participants receive credit for partial years of service, and each participant's final average monthly compensation will be their average monthly compensation for the consecutive 36-month period within their last 10 years of service with the Corporation for which such average monthly compensation is the highest. A participant's average monthly compensation is calculated on the basis of their earned salary for that month and the amount of the annual cash incentive compensation that is actually paid to the participant during that month or that would have been paid at that time in the absence of a deferral election.
The SJWC SERP benefit will commence following the later of (i) the participant's separation from service with the Corporation or (ii) their attainment of age 55, unless the participant makes a timely election of a later attained age. SJWC SERP benefits which commence prior to the participant's attainment of age 65 will be subject to actuarial reduction for the early commencement date, except under prescribed circumstances. No lump sum benefit distributions are provided under the SJWC SERP.
SJWC SERP participants may, for purposes of their benefit calculations, receive special age and service credits under the Executive Severance Plan should their employment terminate under certain circumstances following a change in control. See the discussion of the Executive Severance Plan in the section below titled "Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements" for further information.
The accrued SJWC SERP retirement benefit for Mr. Gere will not be reduced for early commencement if such commencement occurs on or after his attainment of (i) age 60 or (ii) a combined age and years of service equal to 85. A participant will vest in their SJWC SERP benefit upon completion of 10 years of service or in the event the participant becomes entitled to a severance benefit under the Executive Severance Plan by reason of a qualifying termination. As of December 31, 2022, Mr. Gere is vested in his SJWC SERP benefit.
SJWC Cash Balance SERP Benefit
The SJWC Cash Balance SERP is a supplemental retirement benefit plan for executive officers and other key management personnel employed by SJWC who commence employment on or after March 31, 2008, and are accordingly ineligible to participate in the SJWC SERP. The actual participants are selected from time to time by the Committee. Messrs. Thornburg and Hauk participate in and accrue benefits under the SJWC Cash Balance SERP. Eligible employees selected for SJWC Cash Balance SERP participation by the Committee will become a participant on the first day of the first quarter next following the date of their selection date or such later date as the Committee may specify, except that the plan was amended to allow Mr. Thornburg to become a participant in the plan as of November 6, 2017, his first day of employment with the company.
An account balance will be maintained for each participant in the SJWC Cash Balance SERP and will be periodically credited with a percentage of their compensation for the applicable period based on their years of credited service. The plan was amended effective October 24, 2018, granting the Committee the discretion to designate a different formula (as to years of credited service and/or percent of compensation) for any participant, provided no such action shall reduce any accrued benefit as of the date of such action. Except for Mr. Thornburg, compensation credits are made in accordance with the following formula:

Years of Credited Service	Percent of Compensation (%)
Less than 5	10
5 but less than 10	11
10 but less than 15	12
15 but less than 20	14
20 or more	16
The account balance will also be credited periodically with interest pursuant to a pre-established formula. The benefit accrued under the SJWC Cash Balance SERP will be offset by a portion of the participant's benefit accrued under the SJWC Retirement Plan. Accordingly, at such time as the participant becomes entitled to receive their retirement benefit under the SJWC Cash Balance SERP, a portion of their accrued benefit under the SJWC Retirement Plan will be applied as an offset to their vested accrued benefit under the SJWC Cash Balance SERP.
A participant's accrued benefit for plan quarters ending before January 1, 2014, and associated interest credits accrued after December 31, 2013, shall be paid in a single lump sum beginning on the first day of the seventh month following the participant's separation from service. Pursuant to the SJWC Cash Balance SERP amended as of October 30, 2013, a participant's accrued benefit for plan quarters ending after January 1, 2014, and all associated interest credits shall be paid in a single lump sum beginning on the first day of the seventh month following the participant's separation from service unless a timely election is made by the participant to receive their benefit in annual installments over a 10-year period beginning on the first business day of the seventh month following their separation from service. Mr. Lynch elected to receive his accrued benefit for plan quarters ending after January 1, 2014, and all associated interest credits in annual installments over a 10-year period.
The SJWC Cash Balance SERP also provides a death benefit should the participant die with a vested accrued benefit. The amount of the death benefit will be calculated in the same manner as if the participant had survived and will be payable in a lump sum to their beneficiary.
A participant will vest in their SJWC Cash Balance SERP benefit upon completion of 10 years of service or in the event the participant becomes entitled to a severance benefit under the Executive Severance Plan by reason of a qualifying termination. At the time of Mr. Lynch's entry into the plan, the plan was amended to provide him with: (i) a higher rate of company contributions during his first 20 years of service equal to 15 percent of his quarterly compensation during that period; and (ii) full vesting of his accrued benefit under the plan upon completion of three years of service.
The plan was amended effective January 31, 2014, to provide Mr. Walters with full vesting of his accrued benefit under the plan upon completion of three years of service. As a result of Mr. Walters' transition to being an employee of CWC, effective January 7, 2020, he is no longer accrues benefits under the SJWC Cash Balance SERP.
The plan was amended effective November 6, 2017, for Mr. Thornburg to provide that: (i) the percentage of compensation credited to his SJWC Cash Balance SERP account each quarter until the quarter he turns 65 shall be 39 percent of his quarterly compensation; (ii) the special sign-on bonus specified in his employment agreement would be included in his compensation for the plan quarter in which it was paid; and (iii) he will vest in his accrued benefit under such plan once he turns 65. As of December 31, 2022, Mr. Walters is vested and Mr. Thornburg and Mr. Hauk are not vested in the SJWC Cash Balance SERP.
CWC SERP Agreement
The CWC SERP Agreements are designed to supplement the executive’s retirement income by providing retirement benefits in excess of the pension benefit under the CWC Retirement Plan. If the executive meets the age and any applicable service requirements, the CWC SERP Agreements provide the covered executive with a retirement benefit equal to approximately 60 percent of the participant’s average earnings, as defined under the CWC Retirement Plan but without the compensation limit under the Code, offset by their benefit payable under the CWC Retirement Plan. If benefits commence prior to the executive’s attainment of age 62, benefits are reduced by four (4) percent for each complete year by which such benefit commencement precedes the executive’s attainment of age 62. If the participant retires after attaining age 62, average earnings also include the value of cash units, restricted stock, and performance share units awarded under the CTWS 1994 (as amended and restated in 2002), 2004 or 2014 Performance Stock Programs. If the executive undergoes a “separation from service” with CWC either without cause (as defined in each participant’s employment agreement) or due to death or disability at any time before the attainment of age 62, the participant’s supplemental retirement benefit under the CWC SERP Agreement will generally be treated as if the “separation from service” occurred after the participant attained age 62 in two respects: (1) the executive’s supplemental retirement benefit will not be reduced by an early retirement factor and (2) the components of compensation used to calculate average earnings for purposes of the supplemental retirement benefit will be consistent with the components used following a “separation from service” after attaining age 62. At her December 30, 2022 retirement, Ms. Westbrook had attained age 62 and was fully vested in her CWC SERP Agreement benefits. Ms. Johnson has not attained age 62 and is fully vested in her CWC SERP Agreement benefits.
Prior to joining the Corporation on November 6, 2017, Mr. Thornburg served as President and Chief Executive Officer of CTWS. In connection with this service, Mr. Thornburg accrued a benefit under a CWC SERP Agreement. Mr. Thornburg took a complete distribution of his benefit payable under the

CWC Retirement Plan in 2018. Consistent with the terms of the CWC SERP, Mr. Thornburg commenced receiving his CWC SERP Agreement benefit in May, 2018.
CWC Deferred Compensation Agreement
Eligible employees have entered into deferred compensation agreements with CWC collectively referred to as the ”Deferred Compensation Plan II.” Such agreements provides a lifetime benefit intended to supplement the executive’s retirement income. Deferred Compensation Plan II participants were provided the opportunity to defer up to 12% of their compensation annually, and to have the deferred compensation credited with earnings each January 1 and July 1 in an amount equal to 50 percent of the product of (i) the recent AAA Corporate Bond Yield Average published by Moody's, plus 4 percentage points and (ii) the participant’s existing deferred compensation account balance. Interest continues to be credited until the employee commences distribution. Benefits are paid in the form of a life annuity. The Deferred Compensation Plan II agreements are closed to new participant elective deferral contributions, but participants continue to have their accounts credited with earnings. Ms. Johnson is a Deferred Compensation Plan II participant and accruing a benefit under the plan. Ms. Westbrook is Deferred Compensation Plan II participant and until her December 30, 2022 retirement, accrued a benefit under the Deferred Compensation Plan II.
During his service as President and Chief Executive Officer of CTWS, Mr. Thornburg accrued a benefit under the Deferred Compensation Plan II. Under the terms of his agreement, Mr. Thornburg deferred amounts from his compensation beginning January 1, 2012 until December 31, 2016. During his employment with CTWS which ended on October 15, 2017, these elective deferral contributions were credited with earnings using the interest factor as described above. Consistent with the terms of the Deferred Compensation Plan II, Mr. Thornburg commenced receiving a life annuity under the Deferred Compensation Plan II in May, 2018 computed on the basis of the mortality table and interest factor described above.
Non-Qualified Deferred Compensation
During the fiscal year 2022, Mr. Walters, Ms. Johnson, and Ms. Westbrook participated in the 2017 Connecticut Water Deferred Compensation Plan ("CWC Deferred Compensation Plan"). Mses. Johnson and Westbrook hold deferred units of the Corporation's common stock, as described in footnote 1 to the table below reporting deferred compensation activity for them for the 2022 fiscal year attributable to deferred shares of the Corporation's common stock. Mr. Walters' CWC Deferred Compensation Plan account is credited semi-annually with an amount equal to a percentage of his salary and any bonus paid in the period prior to the semi-annual crediting date, contingent on Mr. Walters' continued employment with CWC through the semi-annual crediting date. Mr. Walters, Ms. Johnson, and Ms. Westbrook until her retirement from the Corporation on December 30, 2022 are fully vested in their CWC Deferred Compensation Plan accounts.
The following tables show the deferred compensation activity for Mr. Walters and Mses. Johnson and Westbrook during the 2022 fiscal year attributable to the named executive officer's participation in the SJWC Deferral Plan and the CWC Deferred Compensation Plan as applicable to each such named executive officer.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)
Kristen A. Johnson	115,776	—	(51,016)	(19,518)	464,312
Andrew F. Walters	—	—	51,074	—	179,121
Maureen P. Westbrook	132,695	—	(85,793)	(41,817)	778,450
(1)For Mses. Johnson and Westbrook, represents contributions made under the CWC Deferred Compensation Plan in the 2022 fiscal year.

(2)Includes the amount of interest that was accrued for the 2022 fiscal year on the named executive officer's outstanding balance under the CWC Deferred Compensation Plan.
The following table shows the deferred compensation activity for Mses. Johnson and Westbrook for the 2022 fiscal year attributable to the deferred shares of the Corporation's common stock awarded or credited during such year:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(2)
Kristen A. Johnson	—	26,263	155,094		1,335,380
Maureen P. Westbrook	—	41,940	228,583	—	1,938,505
(1)For Ms. Johnson, represents (i) the $26,263 fair market value as of December 31, 2022, of the shares underlying additional deferred share units credited to her for the 2022 fiscal year as a result of the dividend equivalent rights under her assumed deferred share units and (ii) a $128,831 increase in the fair market value of the shares underlying accumulated deferred share units since the beginning of the 2022 fiscal year. For Ms. Westbrook, represents (i) the $41,940 fair market value as of December 31, 2022, of the shares underlying additional deferred share units credited to Ms. Westbrook for the 2022 fiscal year as a result of the dividend equivalent rights under her assumed deferred share units and (ii) a $186,643 increase in the fair market value of the shares underlying accumulated deferred share units since the beginning of the 2022 fiscal year.
(2)The reported aggregate balance is based on the $81.19 closing selling price of the common stock on December 30, 2022. Ms. Westbrook is fully vested in her balance.
SJWC Special Deferral Election Plan
The San Jose Water Company Special Deferral Election Plan (the "Deferral Plan") allows certain key employees, including each of the named executive officers employed by SJWC, the opportunity to accumulate an additional source of retirement income through the deferral of up to 50 percent of their base salary each year and up to 100 percent of their annual cash incentive compensation or other incentive compensation each year. For the compensation deferred each year, the individual may designate a separate distribution event and form of payment (lump sum or annual installments over a five or 10-year period). Distribution events include separation from service, the expiration of a designated deferral period of at least five years or the occurrence of a change in control. Withdrawals are also permitted in the event of a financial hardship. Each deferred account balance is credited with a rate of interest each year, compounded semi-annually, equal to the lower of (i) the 30-year long-term borrowing cost of funds to SJWC, as such rate is measured as of the start of each calendar year; or (ii) 120 percent of the applicable federal long-term rate, measured as of the start of each calendar year. None of the named executive officers who are SJWC employees and who are eligible to participate in the Deferral Plan participated in such plan during fiscal year 2022.
2017 CWC Deferred Compensation Plan
Eligible CWC employees may elect to defer up to 50 percent of base salary and 100 percent of cash incentive pay under the 2017 CWC Deferred Compensation Plan. The deferred amounts are credited with earnings based on the participant’s notional investments among 6 index funds and a fixed rate alternative currently crediting 2.75 percent.
Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our, President, Chief Executive Officer, and Chairman, Eric W. Thornburg ("CEO").
For fiscal year ended December 31, 2022, our last completed fiscal year:
•The median of the annual total compensation of all employees of the Corporation (other than our CEO) was $99,691; and

•The annual total compensation of our CEO, as reported in the Summary Compensation Table included earlier in this Proxy Statement, was $3,185,995.
Based on this information, the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of all employees for 2022 was 32 to 1.
There has been no change in the Corporation’s employee population or employee compensation arrangements for 2022 as compared to 2021 that the Corporation believes would significantly impact the pay ratio disclosure. Accordingly, as permitted by Item 402(u) of Regulation S-K, the Corporation used the same median employee as identified for 2020 to determine the median of the annual total compensation of all employees for 2022.
We took the following steps to identify the median employee in 2020:
•We determined that, as of November 30, 2020, our employee population consisted of approximately 742 individuals, not including the CEO, with all of these individuals located in the United States. This population consisted of our full-time, part-time, temporary and seasonal employees.
•We selected November 30, 2020, which is within the last three months of 2020, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.
•To identify the “median employee” from our employee population, we compared the amount of salary, wages, and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2020. We excluded equity awards and bonus payments from our compensation measure because we did not widely distribute such awards and bonus payments to our employees. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.
We combined all of the elements of such employee’s compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $99,691.
Pay versus Performance Table
The following table sets forth information concerning: (1) the compensation of our President, Chief Executive Officer, and Chairman of the Board, Eric W. Thornburg and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” of "CAP" to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2020, 2021 and 2022 and (2) our cumulative total shareholder return (“TSR”), the cumulative TSR of our comparator group (“Comparator Group TSR”), Net Income and Diluted EPS over such years in accordance with SEC rules, performance for each such fiscal year:

Year	Summary Compensation Table Total for Mr. Thornburg ($)	Compensation Actually Paid to Mr. Thornburg ($)(1)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)(1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (thousands)($)	Adjusted Diluted EPS ($)(4)
					Total Shareholder Return ($)	S&P 1000 Utilities Index Total Shareholder Return ($)(3)
2022	3,185,995	4,590,645	992,647	1,043,718	121.57	104.34	73,828	2.37
2021	3,288,886	2,754,516	995,670	1,004,775	107.21	104.92	60,478	1.87
2020	3,213,749	2,323,211	1,509,541	887,589	99.57	86.71	61,515	2.24
(1)The following individuals are our other Named Executive Officers for each fiscal year:

Year	CEO	Non-CEO NEOs
2022	Eric Thornburg	Andrew Gere, Bruce Hauk, Kristen Johnson, James Lynch, Andrew Walters, and Maureen Westbrook
2021	Eric Thornburg	Andrew Gere, James Lynch, Andrew Walters, and Maureen Westbrook
2020	Eric Thornburg	Andrew Gere, James Lynch, Suzy Papazian, and Andrew Walters

(2)Compensation actually paid to our named executive officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2020		2021		2022
Adjustments	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(1,152,286)	(269,674)	(1,282,631)	(262,473)	(1,692,981)	(311,991)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,018,166	241,679	1,242,978	262,208	2,197,855	261,303
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	8,019	—	7,200
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(170,466)	(41,443)	(215,751)	(20,597)	316,753	23,261
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(6,171)	(17,437)	(128,319)	(8,834)	136,732	(220)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	(202,059)	(43,685)	—	—	—	(28,750)
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	(791,763)	(632,101)	(634,950)	(84,225)	(49,697)	(6,469)
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	414,041	128,210	484,303	103,258	495,987	106,739
Increase for Above-Market or Preferential Earnings on Deferred Compensation that is not Tax Qualified	—	12,499	—	11,749	—	—
TOTAL ADJUSTMENTS	(890,538)	(621,952)	(534,370)	9,105	1,404,650	515,372
(3)TSR is cumulative for the measurement periods beginning on December 31, 2019 and ending on December 31 of each of 2022, 2021 and 2020, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 1000 Utilities Index is the same index we use in our relative TSR plan to help determine compensation for our named executive officers and is described as such in the Compensation Discussion and Analysis section.
(4)Adjusted Diluted EPS is a non-GAAP measure. Adjusted Diluted EPS is defined as income available to common stockholders, adjusted for certain compensation-related items, and non-recurring items such as merger-related costs, divided by the weighted average number of shares of common stock including both shares outstanding and shares potentially issuable in connection with deferred restricted common stock awards under SJW Group’s Long-Term Incentive Plan and shares potentially issuable under the Employee Stock Purchase Plan. Refer to Appendix III of this Proxy Statement for a reconciliation to the most directly comparable GAAP measure.
Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The line graphs below compare: (i) the compensation actually paid to our CEO and the average of the compensation actually paid to our remaining named executive officers, with (ii) our cumulative TSR, (iii) Comparator Group TSR, (iv) our Net Income, and (v) our Adjusted Diluted EPS, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs Total Shareholder Return
CAP (in $Ms)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
Value of $100 Invested
2020
2021
2022
PEO CAP
Avg Non-CEO NEO CAP
SJW TSR
S&P 1000 Utilities Index TSR

Compensation Actually Paid vs Net Income
CAP (in $Ms)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Net Income ($Ms)
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
2020
2021
2022
PEO CAP
Avg Non-CEO NEO CAP
Net Income

Compensation Actually Paid vs Adj. Diluted EPS
CAP (in $Ms)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Adj. Diluted EPS
$2.40
$2.30
$2.20
$2.10
$2.00
$1.90
$1.80
2020
2021
2022
PEO CAP
Avg Non-CEO NEO CAP
Adjusted Diluted EPS

Pay Versus Performance Tabular List
The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers to performance for the fiscal year ended December 31, 2022:
•Adjusted diluted EPS;
•Capital additions;
•Customer satisfaction;
•Employee engagement and satisfaction;
•Environmental leadership – water quality;
•Return on equity; and
•rTSR percentile positioning.
Employment Agreements, Offer Letters, Termination of Employment and Change in Control Arrangements
Mr. Thornburg's Employment Agreement: In September 2017, the Corporation entered into an employment agreement pursuant to which Mr. Thornburg agreed to serve as the President and Chief Executive Officer effective November 6, 2017. The agreement was amended on December 31, 2019, and the material terms of such agreement, as amended, are summarized below:
•Mr. Thornburg's annual base salary for the 2017 and 2018 calendar years was established at $700,000.
•Pursuant to the December 31, 2019 amendment to his employment agreement, Mr. Thornburg's target annual incentive cash compensation shall be no less than 75 percent of his base salary starting with the 2020 fiscal year.
•Mr. Thornburg received a sign-on cash bonus in the amount of $310,000 in the first quarter of 2018. This bonus was intended in part to offset the 2017 cash incentive award forfeited by Mr. Thornburg in light of his move to the Corporation.
•Mr. Thornburg is eligible to receive enhanced severance benefits under the Executive Severance Plan (but not a tax gross-up as described below) and enhanced retirement benefits under the SJWC Cash Balance SERP.
•Mr. Thornburg is entitled to severance benefits upon an involuntary termination (under certain circumstances where he is not eligible for benefits under the Executive Severance Plan) in an amount equal to the sum of (i) (A) two times the sum of his annual base salary and target annual cash incentive compensation as in effect for the fiscal year of termination if such termination occurs on or prior to December 31, 2019, or (B) one times the sum of his annual base salary and target annual cash incentive compensation as in effect for the fiscal year of termination if such termination occurs after December 31, 2019, and (ii) his annual bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination.
•If any payments or benefits payable to Mr. Thornburg would become subject to excise tax under Section 4999 of the Code, then such payments and benefits will be subject to reduction if such reduction would provide him with a greater after-tax benefit.
•Mr. Thornburg's compensation is subject to clawback in accordance with applicable laws and regulations.
•Mr. Thornburg was reimbursed for reasonable temporary housing expenses in the San Jose area (for up to 12 months) and reasonable moving and travel expenses incurred in connection with his relocation to the San Jose area. Mr. Thornburg is also eligible to receive a company-provided motor vehicle and maintenance thereof and the same perquisites as the other senior executive officers of the Corporation. In addition, effective January 1, 2018, Mr. Thornburg is entitled to reimbursement for reasonable business-related personal expenses approved by the Chair of the Executive Compensation Committee.
•Equity awards under the agreement include the following:
◦Three initial restricted stock unit awards granted in January 2018, covering an aggregate of 12,424 shares, of which, 6,716 are fully vested and the remaining units did not vest under the terms of such awards; and
◦A special grant of restricted stock units on November 6, 2017, covering 14,552 shares that are fully vested. This special grant was in recognition of the value of unvested equity awards that were forfeited by Mr. Thornburg in light of his move to the Corporation.
Mr. Lynch's Offer Letter and Severance Payments: Under the terms of his offer letter, Mr. Lynch was entitled to (i) a company car and reimbursement of membership fees for one local health club; and (ii) separation pay in the form of 12 months of salary continuation should his employment be involuntarily terminated without cause. Mr. Lynch’s employment was terminated by the Company without cause on November 3, 2022 in connection with which he received (i) a lump sum payment of $530,635 comprised of his annual base salary of $511,910 in satisfaction of the payment due under the offer letter and $18,725 to cover COBRA cost through June 2023 and (ii) the transfer of title to a used vehicle Mr. Lynch was allocated prior to his termination (with a value of $27,960).
Mr. Hauk's Offer Letter: Under the terms of his offer letter, Mr. Hauk’s compensation for 2022 was set at an annual base salary of $470,000 and a target bonus of 35% of base salary (pro-rated for 2022 for the period of service during the year). He also received restricted stock unit awards as more fully described in the section above titled “Discussion and Analysis – Components of Compensation – Equity”.
Ms. Johnson’s Employment Agreement: Prior to the closing date of the Merger between the Corporation and CTWS (the "Merger") on October 9, 2019 (the "Closing Date"), Ms. Johnson had entered into an employment agreement with CTWS and CWC that became effective at the closing of the Merger for a continuously renewing period of three years (the “Johnson Employment Agreement”). Under the Johnson Employment Agreement, Ms. Johnson was entitled to certain compensation and benefits for services to CTWS and severance benefits covering a three year period payable upon an involuntary termination.
The Executive Compensation Committee and the CTWS board of directors approved the amendment and restatement of the Johnson Employment Agreement effective as of November 1, 2019, to establish Ms. Johnson’s compensation and benefits for her continued service to the Corporation following the Merger; her severance benefits were already provided for in the Johnson Employment Agreement as approved by CTWS prior to the Merger.
The material terms of the amended and restated Johnson Employment Agreement dated October 9, 2019, as amended through November 1, 2019, are as follows:
i.A continuously renewing three-year term commencing with the Closing Date until Ms. Johnson’s attainment of age 65 (the “Term”);
ii.A base salary of no less than $375,000;
iii.Annual cash incentive compensation based on level of attainment of established performance goals with a target of 35% of base salary for 2020;
iv.Commencing in 2020, an annual RSU grant covering a target number of shares of the Corporation’s common stock equal to at least $136,000 divided by the closing price on the grant date, each such award being in the form of service-vesting RSUs that vest based on Ms. Johnson’s continued service and/or performance-based RSUs that vest based on achievement of performance goals, as determined by the Committee, and Ms. Johnson’s continued service;
v.Severance payments and benefits upon a termination without cause or due to disability, or resignation for good reason, subject to her execution of a release of claims, that were already provided for in the Johnson Employment Agreement as approved by CTWS prior to the Merger as follows:
•An amount equal to three times base salary and target annual cash incentive compensation for the year of termination, with such amount paid in 36 equal monthly installments;
•Full vesting of all CTWS incentive awards assumed by the Corporation in the Merger;
•An amount equal to the aggregate contributions to any defined contribution retirement plan that would have been made (plus earnings thereon) as if Ms. Johnson had remained employed for a period of 3 years, payable in a lump sum on the second anniversary of the termination date;
•Interest equivalent deferrals under the Deferred Compensation Plan II as if Ms. Johnson had remained employed for a period of 3 years, payable in a lump sum on the second anniversary of the termination date;
•Enhanced retirement benefits, as described in the amended and restated Johnson Employment Agreement:
•An amount equal to discounted present value of the additional pension benefits that would have been payable under the CTWS Retirement Plan, and any supplemental defined benefit plan that may then be in effect, if Ms. Johnson had remained employed for a period of 3 years, such amount payable in a lump sum on the second anniversary of the termination date;
•An amount equal to 3 times the annual contributions for life, health, disability, and similar welfare plans and perquisites payable in a lump sum on the first day of the month following termination or such later date as required for compliance with Code Section 409A;
•Reimbursement for reasonable legal or accounting fees and expenses incurred by Ms. Johnson to obtain or enforce any right or benefit provided to her under the amended and restated Johnson Employment Agreement;
•Reasonable outplacement services for a period of up to one year; and
•If her termination is due to her disability, benefits payable in accordance with any disability plan maintained by CWC, for which she is eligible.
The severance payments for Ms. Johnson under the Johnson Employment Agreement are generally the same whether her qualifying termination occurs in connection with, or without, a change in control.
Ms. Johnson is a party to a CWC SERP Agreement, under which she will be entitled to additional retirement income determined under the CWC Retirement Plan but without the compensation limit under the Code, offset by the benefit actually payable under the CWC Retirement Plan, subject to an early retirement reduction for a separation from service prior to attainment of age 62. In the event of a separation from service either without cause (as defined in Ms. Johnson’s employment agreement) or due to death or disability at any time before the attainment of age 62, the supplemental retirement benefit under the CWC SERP Agreement will generally be treated as separation from service that occurred after the participant attained age 62 in two respects: (1) the supplemental retirement benefit will not be reduced by an early retirement factor and (2) the components of compensation used to calculate average earnings for purposes of the supplemental retirement benefit will be consistent with the components used following a “separation from service” after attaining age 62. Ms. Johnson has not attained age 62.
Ms. Westbrook’s Employment Agreement and Severance Payment: Prior to the Closing Date of the Merger, Ms. Westbrook had entered into an employment agreement with CTWS and CWC that became effective at the closing of the Merger for a continuously renewing period of three years (the “Westbrook Employment Agreement”). Under the Westbrook Employment Agreement, Ms. Westbrook was entitled to certain compensation and benefits for services to CTWS and severance benefits covering a three year period payable upon a qualifying termination which included Ms. Westbrook’s right to terminate her employment for any reason within 13 months following closing of the Merger.

The Executive Compensation Committee and the CTWS board of directors approved the amendment and restatement of the Westbrook Employment Agreement effective as of October 9, 2019, to establish Ms. Westbrook’s compensation and benefits for her continued service to the Corporation for a term of three years following the Merger. Under the amended and restated agreement, Ms. Westbrook was entitled to receive severance benefits payable only upon an involuntary termination during the term comprised of cash severance based on when the involuntary termination occurs during the term and other severance benefits, including the enhanced retirement benefits and excise tax gross-up, as applicable, that were already provided for in the Westbrook Employment Agreement as approved by CTWS prior to the Merger.
On October 6, 2022, the amended and restated agreement was further amended to extend the term from October 9, 2022 to January 31, 2023. Pursuant to the amendment, Ms. Westbrook was entitled to receive severance payments based on the remaining period in the term if the Corporation terminated Ms. Westbrook’s employment without cause prior to January 31, 2023.
Ms. Westbrook retired on December 30, 2022. Per her amended and restated employment agreement, no severance was paid based on the remaining period of the agreement. However, the Executive Compensation Committee determined: (i) in order to recognize Ms. Westbrook’s contributions to the Corporation’s performance in 2022, and her service for all but one day of 2022, to make a payment in the amount of $131,067 determined under the Company’s 2022 Short-Term Incentive Plan based on her target incentive and level of attainment of the specified performance goals, pro-rated for her period of service during 2022, and (ii) in recognition of Ms. Westbrook’s long-time service and contributions to the Corporation, to make a payment in the amount of $75,000, in lieu of vesting acceleration of 1,465 shares of common stock, the portion of outstanding Service RSUs that would have vested in January 2023, noting that the remainder of Service RSUs were forfeited.
Executive Severance Plan: Officers of the Corporation or its subsidiaries (other than officers who are CTWS employees or employees of any of CTWS' subsidiaries, unless specifically designated for participation by the Committee) who are serving in such capacity at the time of a change in control ("CIC") of the Corporation may become entitled to severance benefits under the Corporation's Executive Severance Plan if their employment terminates under certain circumstances in connection with such change.
Accordingly, should (a) such officer's employment be terminated by the Corporation for any reason other than good cause, as defined in the Executive Severance Plan, after the Corporation enters into an agreement to effect the CIC but before such agreement is terminated or prior to the expiration of a 24-month period following the effective date of the CIC, or (b) they resign for good reason (as defined in such plan) within the 24-month period following the effective date of the CIC (the "CIC Protection Period"), then (i) such officer will be entitled to a cash severance benefit consisting of three times the sum of the annual base salary and target annual cash incentive compensation, as in effect for the fiscal year of such cessation of employee status or, if higher, as in effect immediately before the CIC, (ii) for Mr. Thornburg, also an amount equal to the annual bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination, (iii) their outstanding stock options will immediately vest and other equity awards may immediately vest in accordance with the terms of the award agreements, (iv) they will be reimbursed for the cost of COBRA continuation coverage under the company's group health care plans for the officer, their spouse, and eligible dependents until the earlier of (x) the date of the last annual installment of their cash severance benefit or (y) the first date on which the officer is covered under another employer's health benefit program without exclusion for any pre-existing medical condition, and (v) they will be deemed to be three years older and be given three additional years of service for purposes of calculating their pension benefit under the SJWC SERP (the "Enhanced Pension Benefit").
If an officer, other than Mr. Thornburg and an officer who commences participation in the plan after October 26, 2022, qualifies for benefits under the Executive Severance Plan and any payment made in connection with a CIC or the subsequent termination of the officer's employment becomes subject to an excise tax under Section 4999 of the Code (the "Excise Tax"), then such payment or benefit will be grossed-up to ensure that such officer does not incur any out-of-pocket cost with respect to such Excise

Tax, and such officer will accordingly receive the same net after-tax benefit they would have received had no Excise Tax been imposed. Pursuant to the terms of Mr. Thornburg’s employment agreement, if any compensation payments, including payments under the Executive Severance Plan, would become subject to the Excise Tax, the payments may be reduced if such reduction would provide him with a greater net after-tax benefit.
The benefits payable under the Executive Severance Plan are conditioned upon the named executive officer's execution of a general release of all employment-related claims against the Corporation and a non-solicitation covenant pursuant to which such officer may not induce any representative, agent or employee to terminate their employment or service relationship with the Corporation.
For purposes of the various payments and benefits which may be triggered under the Executive Severance Plan in connection with a CIC, the following transactions will be deemed to constitute a CIC event:
•A merger, consolidation or other reorganization, unless 50 percent or more of the outstanding voting power of the successor entity is owned, in substantially the same proportions, by the persons who were the Corporation's stockholders immediately prior to the transaction;
•A sale of all or substantially all of the Corporation's assets, unless 50 percent or more of the outstanding voting power of the acquiring entity or parent thereof is owned, in substantially the same proportions, by the persons who were the Corporation's stockholders immediately prior to the transaction;
•Certain changes in the composition of the Corporation's Board; or
•The acquisition of the Corporation's outstanding securities by any person so as to make that person the beneficial owner of securities representing 30 percent or more of the total combined voting power of the Corporation's outstanding securities.
Messrs. Thornburg, Walters, Gere and Hauk, and Mr. Lynch until termination on November 3, 2022, participate in the Executive Severance Plan. Mses. Johnson and Westbrook do not participate in the Executive Severance Plan.
Accelerated Vesting of Equity Awards: The Service RSU awards granted to the named executive officers vest in full on a CIC if they are not assumed, replaced or otherwise continued. If such awards are assumed, replaced or otherwise continued following a CIC, then the awards will continue to vest over the service period subject to vesting in full on a termination without good cause or resignation for good reason during the 24-month period following the effective date of the CIC. The awards also vest in full on termination by reason of death or permanent disability during the vesting period even if there is no CIC.
The PSU awards granted to the named executive officers will vest with respect to the target number of shares on a CIC if the awards are not assumed, replaced or otherwise continued. If such awards are assumed, replaced or otherwise continued following a CIC, then the awards will vest at target level at the end of the performance period or an earlier termination without good cause or resignation for good reason or by reason of death or permanent disability following the CIC. The awards also vest pro-rata based on actual performance and period of service during the performance period upon a termination without good cause or resignation for good reason or by reason of death or permanent disability other than in connection with a CIC.
Potential Payments Upon Termination Other Than for Mses. Johnson and Westbrook: The potential payments that each named executive officer other than Mses. Johnson and Westbrook would receive upon (i) a qualifying termination with a CIC, (ii) a qualifying termination without a CIC and (iii) upon a CIC are described below.
Potential Payments Upon Termination with a CIC: The table below indicates the potential payments that each named executive officer, other than Mses. Johnson and Westbrook, would receive upon a qualifying termination following a CIC. The potential payments to the executive officers shown in the table below are based upon the following assumptions:
i.There is a qualifying termination of employment on December 31, 2022; and
ii.The CIC is assumed to have occurred on December 31, 2022 at a price per share payable to the holders of the Corporation's common stock equal to $81.19 per share, the closing selling price of such common stock on December 30, 2022, the last trading day in the 2022 fiscal year.

Name	Cash Severance Payment ($)(1)	Present Value of Enhanced Pension Benefit ($)(2)		Estimated Value of Reimbursed COBRA Continuation Health Care Coverage ($)	Accelerated Vesting of Restricted Stock Unit Awards ($)(3)	Excise Tax Gross-Up ($)(4)	Total ($)
Eric W. Thornburg (5)	5,069,312	2,570,044		54,834	3,522,591	—	11,216,781
Andrew F. Walters	1,980,000	—	(6)	96,748	633,039	1,294,840	4,004,627
James P. Lynch	—	—		—	242,190	—	242,190
Andrew R. Gere	1,981,869	21,259		84,320	580,428	1,229,135	3,897,011
Bruce A. Hauk	1,903,500	—		—	594,230	1,170,995	3,668,725
(1)Represents for Mr. Thornburg, three times Mr. Thornburg's annual salary of $827,500, plus three times his target annual cash incentive compensation of $662,000, plus his annual cash incentive for the 2022 fiscal year, based on actual performance of $600,812; for Mr. Walters, three times Mr. Walters' annual salary of $440,000 plus three times his target annual cash incentive compensation of $220,000; for Mr. Gere, three times Mr. Gere's annual salary of $489,350 plus three times his target annual cash incentive compensation of $171,273; and for Mr. Hauk, three times Mr. Hauk’s annual salary of $ 470,000 plus three times his target annual cash incentive compensation of $164,500. Mr. Lynch’s employment terminated on November 3, 2022 and he received a severance payment of $558,595 as described in the section above titled “Mr. Lynch’s Offer Letter and Severance Payments.”
(2)Represents the present value of the Enhanced Pension Benefit described above. The actuarial and economic assumptions used above to value the pension plan benefits under plans of employees of SJWC and CWC are summarized in the Summary Compensation Table and Pension Benefits section in this Proxy Statement.
(3)Represents the value of the accelerated vesting of unvested restricted stock unit awards. As described above, if the awards are assumed, replaced or otherwise continued in connection with a CIC, then the unvested Service RSU awards vest in full on a qualifying termination occurring during the CIC Protection Period and the PSU awards vest at target level upon a qualifying termination if such termination occurs after the CIC but prior to the end of the measurement period. Mr. Lynch terminated employment on November 3, 2022 and his unvested Service RSU awards terminated at that time; the amount disclosed for Mr. Lynch represents the value of accelerated vesting of his PSU awards pro-rated for his period of service during the performance period.
All reported dollar values in this column are based on the $81.19 closing selling price per share of the Corporation's common stock on December 30, 2022, the last trading day in the 2022 fiscal year and include Service RSU and PSU awards for each named executive officer.
(4)For executive officers other than Mr. Thornburg, calculated based on (i) W-2 wages for the five-year period 2017 through 2021, (ii) an effective tax rate of 52.65% (Federal, 37%; State, 13.3%; and Medicare, 2.35%), and (iii) the vesting of all outstanding unvested stock unit awards on the assumed December 31, 2022 CIC/separation from service date.
(5)As discussed above, Mr. Thornburg is not entitled to receive a tax gross-up under the Executive Severance Plan. However, if any payments or benefits payable to him would become subject to the excise tax under Section 4999 of the Code, such payments and benefits will be reduced if such reduction would provide him with a greater after-tax benefit.  The total amount shown for Mr. Thornburg has not been reduced, as he would have a greater benefit on a net after-tax basis if paid the full amount owed. This determination is based on calculations using (i) W-2 wages for the five-year period 2017 through 2021, (ii) an effective tax rate of 52.65% (Federal, 37%; State, 13.3%; and Medicare, 2.35%), and (iii) the vesting of all outstanding unvested stock unit awards on the assumed December 31, 2022 CIC/separation from service date.
(6)There would be no enhancement to Mr. Walters' benefits under the SJWC Cash Balance SERP, whether in the form of additional compensation credits or contributions or additional years of service credit, triggered by the CIC event or the termination of his employment in connection therewith.
Potential Payments Upon Termination without a CIC: In the event of a qualifying termination on December 31, 2022, Mr. Thornburg would be entitled to a payment equal to the sum of (i) his annual base salary of $827,500 for the 2022 fiscal year plus his target annual cash compensation of $662,000 and (ii)

his annual cash incentive of $600,812 for the 2022 fiscal year based on actual performance, which in total equals $2,090,312. Mr. Lynch’s employment terminated on November 3, 2022 and he received a severance payment of $558,595 as described in the section above titled “Mr. Lynch’s Offer Letter and Severance Payments”.
As described above in the section titled “Accelerated Vesting of Equity Awards,” the unvested Service RSU awards vest in full on a termination by reason of death or permanent disability and the PSU awards vest pro-rata based on actual performance and period of service during the performance period upon a termination without good cause or resignation for good reason or by reason of death or permanent disability during the performance period. The payout value for each named executive officer's service-based awards and performance-based awards, assuming a qualifying termination on December 31, 2022, other than in connection with a CIC, and assuming that actual performance under the performance-based awards was at target level, are $2,241,900 for Mr. Thornburg, $439,996 for Mr. Walters, $242,190 for Mr. Lynch (reflecting payout pro-rated for his period of service during the performance period), $408,007 for Mr. Gere and $478,399 for Mr. Hauk. All reported dollar values are based on the $81.19 closing selling price per share of the Corporation's common stock on December 30, 2022, the last trading day in the 2022 fiscal year.
Potential Payments Upon a CIC: In the event of a CIC without termination where equity awards are not assumed, replaced or otherwise continued, the named executive officers would potentially be entitled to acceleration of their restricted stock unit awards as set forth in the table above under the section titled “Potential Payments Upon Termination with a CIC” but would not be entitled to the other potential payments listed in such table.
Potential Payments to Mses. Johnson and Westbrook Upon Termination with a CIC: The table below indicates the potential payments that Ms. Johnson would receive upon a qualifying termination following a CIC. Ms. Westbrook retired on December 30, 2022 and the table below indicates the value of the potential accelerated vesting of her restricted stock unit awards. The potential payments shown in the table below are based upon the following assumptions:
i.There is a qualifying termination of Ms. Johnson’s employment on December 31, 2022; and
ii.The CIC is assumed to have occurred on December 31, 2022 at a price per share payable to the holders of the Corporation's common stock equal to $81,19 per share, the closing selling price of such common stock on December 30, 2022, the last trading day in the 2022 fiscal year.

Name	Cash Severance Payment ($)(1)	Qualified Plan Contributions ($)(2)	Interest Equivalent on Deferred Compensation Amounts ($)(3)	Additional Retirement Benefits ($)(4)	Accelerated Vesting of Restricted Stock Unit Awards (5)	Health & Welfare Benefits & Reasonable Outplacement Services ($)(6)	Excise Tax Gross-Up ($)	Total ($)
Kristen A. Johnson	1,634,703	27,450	58,821	933,122	580,428	81,718	—	3,316,242
Maureen P. Westbrook	—	—	—	—	173,530	—	—	173,530
(1)Represents three times Ms. Johnson’s annual salary of $403,630 plus three times her target annual cash incentive compensation of $141,271 with such amount payable in 36 equal monthly installments. Ms. Westbrook retired on December 30, 2022 and received $75,000 as described in the section above titled “Ms. Westbrook’s Employment Agreement and Severance Payments.” She was not entitled to receive any other severance benefits other than the vesting of her outstanding PSU awards.
(2)Represents employer contributions to the Savings Plan of Connecticut Water Company, plus related earnings, as if Ms. Johnson, had continued to be employed through the third anniversary of the effective date of the amended and restated Johnson Employment Agreement. Based on actual earnings for 2022, the earnings rate used is zero percent.
(3)Represents interest Ms. Johnson would have received under the Deferred Compensation Plan II as if she had continued to be employed through the third anniversary of the termination of her employment.
(4)Represents an estimate of the additional pension benefits under the CWC Retirement Plan and the CWC SERP Agreements that Ms. Johnson would have accrued had she continued to be employed through the third anniversary her termination of employment.

(5)Represents the value of the accelerated vesting of Ms. Johnson’s and Ms. Westbrook’s unvested restricted stock unit awards. All reported dollar values in this column are based on the $81.19 closing price per share of the Corporation's common stock on December 30, 2022, the last trading day in the 2022 fiscal year. In the event Ms. Johnson experiences a qualifying termination following a CIC in which her unvested restricted stock units are assumed, replaced or otherwise continued, then her unvested Service RSU awards would vest in full on a qualifying termination occurring during 24-month period following the effective date of the CIC and her PSU awards would vest at target level upon a qualifying termination if such termination occurs after the CIC but prior to the end of the measurement period. Ms. Westbrook retired on December 30, 2022 and her unvested Service RSU awards terminated at that time; the amount disclosed for Ms. Westbrook represents the value of accelerated vesting of her PSU awards pro-rated for her period of service during the performance period.
(6)Represents CWC’s contributions on behalf of Ms. Johnson for coverage under CWC’s health and welfare benefit plans as if Ms. Johnson had continued employment through the third anniversary of the termination date and $25,000 of outplacement services.
Potential Payments to Mses. Johnson and Westbrook Upon Termination without a CIC: In the event of a qualifying termination on December 31, 2022, other than in connection with a CIC, Ms. Johnson would be entitled to the same severance payments and benefits as if Ms. Johnson was terminated in connection with a CIC set forth in the table above, except that the value of the accelerated vesting of Ms. Johnson’s unvested restricted stock unit awards would be $408,007 (based on the vesting of her restricted stock unit awards as described in the section above titled “Accelerated Vesting of Equity Awards”). Accordingly, the total severance benefits would be $3,143,821. Ms. Westbrook retired on December 30, 2022; her severance payment was as disclosed in the table above including the potential value of the accelerated vesting of Ms. Westbrook’s unvested PSU awards.
Potential Payments to Mses. Johnson and Westbrook Upon a CIC: In the event of a CIC without termination, where Ms. Johnson’s and Ms. Westbrook’s equity awards were not assumed, replaced or otherwise continued, Ms. Johnson and Ms. Westbrook would potentially be entitled to acceleration of their respective restricted stock unit awards as set forth in the table above under the section titled “Potential Payments Upon Termination with a CIC” but Ms. Johnson would not be titled to the other potential payments listed in such table.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2022, with respect to the shares of the Corporation's common stock that may be issued under the Corporation's existing equity compensation plans:

	A		B		C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Stockholders (1)	162,502	(2)	—	(3)	772,640	(4)(5)
Equity Compensation Plans Not Approved by Stockholders (6)	N/A		N/A		—
Total	162,502	(2)	—	(3)	772,640	(4)(5)
(1)Consists of the Corporation's Long-Term Incentive Plan and 2014 Employee Stock Purchase Plan.
(2)Includes 162,502 shares of common stock underlying deferred stock awards and restricted stock units that will entitle each holder to the issuance of one share of common stock for each deferred share or restricted stock unit that vests following the applicable performance-vesting or service-vesting requirements. Excludes outstanding purchase rights under the 2014 Employee Stock Purchase Plan. Excludes restricted stock units and deferred stock unit awards assumed by SJW Group in connection with the Merger.  As of December 31, 2022, a total of 50,265 shares of common stock were issuable under such assumed awards of which 4,518 shares were subject to unvested restricted stock units and 45,747 shares were subject to vested restricted stock units that will be issued in accordance with the participant’s deferral election. No additional awards may be granted under those assumed arrangements.
(3)Calculated without taking into account the 162,502 shares of common stock subject to outstanding deferred stock awards or restricted stock units that will become issuable upon or following the vesting of those awards or units, without any cash consideration or other payment required for such shares.
(4)Consists of 623,716 shares of common stock available for issuance under the Long-Term Incentive Plan and 148,924 shares of common stock available for issuance under the 2014 Employee Stock Purchase Plan.
(5)The shares under the Long-Term Incentive Plan may be issued pursuant to stock option grants, stock appreciation rights, restricted stock or restricted stock unit awards, performance shares, dividend equivalent rights, and stock bonuses.
(6)The Corporation does not have any outstanding equity compensation plans which are not approved by stockholders.
Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation Committee was at any time during the 2022 fiscal year, or at any other time, an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation served during the 2022 fiscal year as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving as a member of the Corporation's Board or Executive Compensation Committee. Messrs. Landis and More and Mses. Hunt, and Klein served on the Executive Compensation Committee during the 2022 fiscal year. None of the Executive Compensation Committee members had a relationship requiring disclosure under Item 404 of Regulation S-K.

COMMITTEE REPORTS
The following reports of the Audit Committee and the Executive Compensation Committee shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, nor are such reports to be incorporated by reference into any future filings.
Annual Report of the Audit Committee
In connection with the audited consolidated financial statements for the year ended December 31, 2022, the Audit Committee (1) reviewed and discussed the audited consolidated financial statements of SJW Group and subsidiaries with management and the independent accountants, (2) discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301 Communications with Audit Committees, and (3) received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding an independent registered public accounting firm's communications with the Audit Committee concerning independence and non-audit services, and has discussed with the independent registered public accounting firm its independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements of SJW Group and subsidiaries be included in the SJW Group Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Audit Committee
Daniel B. More, Committee Chair
Mary Ann Hanley
Gregory P. Landis
Carol P. Wallace

Annual Report of the Executive Compensation Committee
The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management, and based on such review and such discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis, as contained herein, be included in this Proxy Statement.
Executive Compensation Committee
Gregory P. Landis, Committee Chair
Heather Hunt
Rebecca A. Klein
Daniel B. More

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Since January 1, 2022, there have be no transactions and there are no currently proposed transactions in which the Corporation was or is a participant and the amount involved exceeds $120,000 and in which any related person (as defined under Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.
The Audit Committee reviews related party transactions as such term is defined under Item 404(a) of Regulation S-K pursuant to the Audit Committee Charter. The Audit Committee evaluates all such transactions and determines whether or not it serves the best interest of the Corporation and its stockholders and whether the relationship should be continued or eliminated. In addition, SJW Group has a written Related Party Transactions Policy which provides that any request for review submitted to the Audit Committee must describe the material terms of the proposed transaction and the related party's interest. Such policy further provides that when review of a related party transaction is required between regular Audit Committee meetings, the Audit Committee may do so at a special telephonic committee meeting or by written consent, including by email.
STOCKHOLDER PROPOSALS
Stockholder proposals intended to be presented at next year's annual meeting of stockholders must comply with all applicable SEC rules and regulations, including Rule 14a-8 of the Exchange Act, and be received by the Corporation by November 15, 2023 for inclusion in the Corporation's proxy materials relating to that meeting. In addition, for a stockholder proposal to be properly brought before next year's annual meeting by a stockholder (and not pursuant to the SEC Rule 14a-8 for inclusion in the proxy materials), the stockholder must comply with the advance notice and other provisions in our Bylaws. In general, for a stockholder proposal to be timely under such advance notice provision, the proposal must be delivered to the Secretary of the Corporation at its principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of this year's annual meeting date.
The proxy solicited by the Board for the 2024 annual meeting of stockholders will confer discretionary authority to vote on any stockholder proposal presented at the meeting for which the Corporation did not have notice on or prior to January 27, 2024.
OTHER MATTERS
The Board is not aware of any matters to be presented for stockholder action at the Annual Meeting other than as set forth herein. If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Whether or not you intend to be present at the Annual Meeting, you are urged to vote via the internet, telephone, or by completing, signing and returning your proxy card promptly.

BY ORDER OF THE BOARD OF DIRECTORS
Willie Brown
Vice President, General Counsel, and Corporate Secretary
San Jose, California
March 9, 2023

SJW GROUP
ANNUAL MEETING OF STOCKHOLDERS
April 26, 2023
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on April 26, 2023, and the accompanying Proxy Statement, and appoints Eric W. Thornburg and Andrew F. Walters, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SJW Group that the undersigned is entitled to vote, either on their own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of SJW Group to be held on April 26, 2023 at 9:00 AM Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could have if personally present thereat.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" EACH OF THE EIGHT NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS 2, 4, 5 AND 6, AND "FOR ONE-YEAR" FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF
SJW GROUP
April 26, 2023

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United states or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Form of Proxy and the Annual Report for the year ended on December 31, 2022, are available at https://www.astproxyportal.com/ast/13455

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE EIGHT NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS 2, 4, 5 AND 6, AND "FOR ONE-YEAR" FOR PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR each of the following director nominees:
1. ELECTION OF DIRECTORS

Nominees:
		For	Against	Abstain
1a.	C. Guardino	☐	☐	☐
1b.	M. Hanley	☐	☐	☐
1c.	H. Hunt	☐	☐	☐
1d.	R. A. Klein	☐	☐	☐
1e.	G. P. Landis	☐	☐	☐
1f.	D. B. More	☐	☐	☐
1g.	E. W. Thornburg	☐	☐	☐
1h.	C. P. Wallace	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposals:

	For	Against		Abstain
2. To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the accompanying proxy statement.	☐	☐		☐

	1-Year	2-Years	3-Years	Abstain
3. To approve, on an advisory basis, the frequency of the stockholder vote on executive compensation;	☐	☐	☐	☐

	For	Against		Abstain
4. To approve the 2023 Long-Term Incentive Plan;	☐	☐		☐

	For	Against		Abstain
5. To approve the 2023 Employee Stock Purchase Plan; and	☐	☐		☐

	For	Against		Abstain
6. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of SJW Group for the fiscal year ending December 31, 2023.	☐	☐		☐

NOTE: Act upon such other business as may properly come before the Annual Meeting or any adjournment of postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

APPENDIX I

SJW GROUP
2023 LONG-TERM INCENTIVE PLAN

I.PURPOSE OF THE PLAN
This 2023 Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of SJW Group, a Delaware corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more equity or cash incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.
The Plan will serve as the successor to the Corporation’s Amended and Restated Long-Term Incentive Plan (the “Predecessor Plan”), which was adopted by the stockholders in April 2013 and will terminate by its terms on April 23, 2023. No further awards will be made under the Predecessor Plan on such termination. Each outstanding award under the Predecessor Plan will remain outstanding under the Predecessor Plan and shall be governed solely by the terms of the documents evidencing such awards. Any shares remaining available under the Predecessor Plan will not be transferred to the Plan.
Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.
II.TYPES OF AWARDS
Awards may be made under the Plan in the form of (i) options, (ii) stock appreciation rights, (iii) stock awards, (iv) restricted stock units, (v) dividend equivalent rights, (vi) cash awards and (vii) other awards.
III.ADMINISTRATION OF THE PLAN
A.Administration. The Executive Compensation Committee shall have sole and exclusive authority to administer the Plan with respect to Section 16 Insiders. Administration of the Plan with respect to all other persons eligible to participate in the Plan may, at the Board’s discretion, be vested in the Executive Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer the Plan with respect to such persons. Members of the Executive Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.
B.Awards to Non-Employee Board Members. The Executive Compensation Committee may make Awards to any and all non-employee Board members, including members of the Executive Compensation Committee, upon such terms and conditions as the Executive Compensation Committee deems appropriate in its sole discretion or pursuant to one or more formulaic programs which provide for the automatic grant of such Awards in such amounts, at such times and subject to such terms as the Executive Compensation Committee may designate in advance, in each instance subject to the express provisions of the Plan and the limitations of Section V.C. The terms and conditions of the Awards may vary among the non-employee Board members on an individual by individual basis or may differ from the terms and conditions in effect for prior Awards made to the non-employee Board members. The Executive Compensation Committee may also implement one or more programs which provide the non-employee Board members with the opportunity to elect on an advance basis to receive specific types of Awards, either on a current or deferred basis, in lieu of retainer or meeting fees otherwise payable to them in cash for their service as non-employee Board members and/or as members of one or more Board committees (or for their service as members of the board of directors of any Parent or Subsidiary or any committee of such board). All discretionary Awards to non-employee Board members authorized by the Executive Compensation Committee and all formulaic programs implemented by the Executive Compensation Committee for such Board members shall be subject to approval and ratification by a majority of the Board.
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C.Delegation of Authority. To the extent permitted by law, the Board or the Executive Compensation Committee may delegate any or all of its authority to administer the Plan with respect to one or more classes of eligible persons (other than Section 16 Insiders) to one or more officers of the Company.
D.Power and Authority of the Plan Administrator. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full authority to determine (i) which eligible persons are to receive Awards under the Plan, (ii) the type, size, terms and conditions of the Awards to be made to each Participant, (iii) the time or times when those Awards are to be made, (iv) the number of shares or amount of payment to be covered by each such Award, (v) the time or times when the Award is to become exercisable, (vi) the status of an option for U.S. federal tax purposes, (vii) the maximum term for which an Award is to remain outstanding, (viii) the vesting and issuance schedules applicable to the shares that are the subject of the Award, (ix) the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled, and (x) with respect to performance-based Awards, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, and the payout schedule for each such Award.
E.Plan Construction and Interpretation. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Plan and to make such determinations under, and issue such interpretations of, the provisions of the Plan and any outstanding Awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Plan under its jurisdiction or any Award thereunder.
F.Indemnification. Service as a Plan Administrator by the members of the Executive Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Executive Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.
IV.ELIGIBILITY
The persons eligible to participate in the Plan are as follows:
(i)Employees,
(ii)non-employee members of the Board or the board of directors of any Parent or Subsidiary, and
(iii)consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).
V.STOCK SUBJECT TO THE PLAN
A.Share Reserve. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The total number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed one million one hundred and forty two thousand (1,142,000) shares.
B.Share Counting. Shares of Common Stock subject to outstanding Awards made under the Plan and outstanding awards made under the Predecessor Plan, shall be available for subsequent issuance under the Plan to the extent those Awards under the Plan, or awards under the Predecessor Plan, expire, are forfeited or cancelled or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards. Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and
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shall accordingly be available for subsequent reissuance. In addition, shares underlying Awards under the Plan that are settled in cash will be added back to the number of shares of Common Stock reserved for issuance under the Plan share reserve and available for subsequent issuance under the plan. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option. Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the Withholding Taxes incurred in connection with the exercise, vesting or settlement of an Award or the issuance of Common Stock thereunder, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issuable under such Award, calculated in each instance prior to any such share withholding.
C.Limitation on Awards.
1.Subject to adjustment pursuant to Section V.D, the maximum number of shares of Common Stock that may be issued pursuant to Incentive Options shall be limited to one million one hundred and forty two thousand (1,142,000) shares.
2.Each person participating in the Plan shall be subject to the following limitations:
(i)For Awards denominated in shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made in the aggregate to such person in any calendar year shall not exceed six hundred thousand (600,000) shares of Common Stock in the aggregate, and
(ii)For Awards denominated in cash (whether payable in cash, Common Stock or a combination of both), the maximum dollar amount for which such Awards may be made in the aggregate to such person shall not exceed one million dollars ($1,000,000.00) for each full or partial calendar year within the applicable service or performance measurement period (not to exceed five calendar years).
3.The maximum aggregate value of Awards granted to any one non-employee Board member under the Plan in any calendar year, taken together with any cash retainer paid to such non-employee Board member in respect of such calendar year, shall not exceed seven hundred and fifty thousand dollars ($750,000) (calculating the value of any such Awards is calculated based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividends or dividend equivalents paid on any shares of Common Stock or Awards).
D.Adjustments. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of the outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation, reincorporation or other reorganization (each, a “Corporate Event”), then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities that may be issued pursuant to Incentive Options granted under the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (iv) the maximum number and/or class of securities for which a non-employee Board member may be granted Common Stock-denominated Awards under the Plan in any one calendar year, (v) the number and/or class of securities under each outstanding Award denominated in shares of Common Stock and the exercise price, base price or cash consideration (if any) payable per share under each outstanding Award, (vi) the number and/or class of securities subject to forfeiture or the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share and (vii) such other terms and conditions for outstanding Awards as the Plan Administrator deems appropriate. Additionally, in the event of a Corporate Event, the Plan Administrator may substitute, on an equitable basis as the Plan Administrator determines, for each share of Common Stock then subject to an Award and the shares subject to this Plan (if this Plan will continue in effect), the
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number and kind of shares of stock, other securities, cash or other property to which holders of Common Stock are or will be entitled in respect of each share pursuant to the Corporate Event. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions. The adjustments under this Section V.D shall be made in such manner as the Plan Administrator deems appropriate, and such adjustments shall be final, binding and conclusive. Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
E.Substitute Awards. Awards may, in the sole discretion of the Plan Administrator, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the share limit (nor shall Substitute Awards be added to the share limit as provided above), provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as Incentive Options within the meaning of Code Section 422 shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce (or be added back to) the number of shares of Common Stock available for issuance under the Plan.
VI.Vesting Restrictions
Notwithstanding the generality of the foregoing, Awards made under the Plan (other than Substitute Awards) shall include regular vesting schedules under which no portion of an Award may vest or become exercisable in less than one year from the date of grant, provided however that, up to 5% of shares subject to the Plan, as set forth in Section V, shall not be subject to this minimum vesting requirement.
VII.OPTIONS
A.Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant Incentive Options and Non-Statutory Options. Each option shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below. Each Award Agreement evidencing an Incentive Option shall, in addition, be subject to the provisions of Section VII.F below.
B.Exercise Price.
1.The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date, except as determined otherwise by the Plan Administrator with respect to a Substitute Award.
2.The exercise price shall become immediately due upon exercise of the option and shall, be payable in one or more of the following forms as determined by the Plan Administrator and specified in the Award Agreement:
(i)cash or check made payable to the Corporation,
(ii)shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date,
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(iii)shares of Common Stock otherwise issuable under the option but withheld by the Corporation in satisfaction of the exercise price, with such withheld shares to be valued at Fair Market Value on the Exercise Date, and
(iv)to the extent the option is exercised for vested shares of Common Stock, through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide instructions to: (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.
Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.
3.The Plan Administrator shall have the discretion (exercisable at any time) to permit the exercise price of an outstanding option to be paid in one or more of the forms specified in Section VII.B.2.
C.Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.
D.Effect of Termination of Service.
1.The following provisions shall govern the exercise of any options that are outstanding at the time of the Participant’s cessation of Service or death:
(i)Any option outstanding at the time of the Participant’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the Award Agreement evidencing the option, but no such option shall be exercisable after the expiration of the option term.
(ii)Any option held by the Participant at the time of the Participant’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Participant’s estate or by the person or persons to whom the option is transferred pursuant to the Participant’s will or the laws of inheritance or by the Participant’s designated beneficiary or beneficiaries of that option.
(iii)Should the Participant’s Service be terminated for Cause or should the Participant otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding options, then all of those options shall terminate immediately and cease to be outstanding.
(iv)During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Participant. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.
2.The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:
(i)extend the period of time for which the option is to remain exercisable following the Participant’s cessation of Service from the limited exercise period otherwise in effect for that option to such
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greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,
(ii)include an automatic extension provision whereby the specified post-Service exercise period in effect for any option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or
(iii)permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Participant’s cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Service.
E.Early Exercise. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Participant cease Service while holding unvested shares received upon such early exercise of an option, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.
F.Incentive Options. The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section VII.F, all the provisions of the Plan shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section VII.F.
1.Eligibility. Incentive Options may only be granted to Employees.
2.Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.
3. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.
VIII.STOCK APPRECIATION RIGHTS
A.Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights evidenced by an Award Agreement; provided, however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.
B.Types. Two types of stock appreciation rights shall be authorized for issuance under this Section VIII: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).
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C.Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.
1.One or more Participants may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Participant is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.
2.Any distribution to which the Participant becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.
D.Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:
1.One or more Participants may be granted a Stand-alone Right not tied to any underlying option. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.
2.Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.
3.The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.
4.The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award Agreement.
E.Post-Service Exercise. The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the Participant’s Service shall be substantially the same as those set forth in Section VII.D for the options granted under the Plan, and the Plan Administrator’s discretionary authority under Section VII.D.2 shall also extend to any outstanding Tandem or Stand-alone Rights.
IX.STOCK AWARDS
A.Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock awards either as vested or unvested shares of Common Stock, through direct and immediate issuances. Each stock award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.
B.Consideration. Shares of Common Stock may be issued under a stock award for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:
(i)Cash or check made payable to the Corporation;
(ii)past services rendered to the Corporation (or any Parent or Subsidiary); or
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(iii)any other valid consideration under the State in which the Corporation is at the time incorporated.
C.Vesting Provisions.
1.Shares of Common Stock issued under a stock award may, at the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of continued Service or upon the attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Plan shall be determined by the Plan Administrator and incorporated into the Award Agreement.
2.The Plan Administrator shall also have the discretionary authority, to structure one or more stock awards so that the shares of Common Stock subject to those Awards shall vest upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.
3.Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under a stock award or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.
4.The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.
5.Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator may deem appropriate. Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.
X.RESTRICTED STOCK UNITS
A.Authority. The Plan Administrator shall have the full power and authority, exercisable in its sole discretion, to grant restricted stock units evidenced by an Award Agreement in the form approved by the Plan Administrator; provided, however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.
B.Terms. Each restricted stock unit award shall entitle the Participant to receive the shares underlying that Award (or an amount based on the value of the shares) upon vesting or upon the expiration of a designated time period following the vesting of the Award. Payment of shares underlying a restricted stock unit award may be deferred for a period specified by the Plan Administrator at the time the restricted stock unit award is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A. Restricted stock units subject to performance vesting may also be structured so that the underlying shares are convertible into shares of Common Stock (or a payment based on the value of the shares), but the rate at which each share is to so convert shall be based on the attained level of performance for each applicable performance objective.
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C.Vesting Provisions.
1.Restricted stock units may, in the discretion of the Plan Administrator, vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives.
2.The Plan Administrator shall also have the discretionary authority to structure one or more restricted stock unit awards so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the grant of the Award.
3.Outstanding restricted stock units shall automatically terminate without any payment if the performance goals or Service requirements established for those Awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to make a payment under one or more outstanding Awards of restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.
D.Payment. Restricted stock units that vest may be settled in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion and set forth in the Award Agreement.
XI.DIVIDEND EQUIVALENT RIGHTS
A.Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion to grant dividend equivalent rights. Each such Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.
B.Terms. The dividend equivalent rights may be granted as stand-alone awards or in tandem with other Awards made under the Plan except dividend equivalent rights shall not be granted in connection with an option or stock appreciation right. The term of each dividend equivalent right Award shall be established by the Plan Administrator at the time of grant, but no such Award shall have a term in excess of ten (10) years.
C.Entitlement. Each dividend equivalent right shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the dividend equivalent right remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a dividend equivalent right Award is granted, and that account shall be credited per dividend equivalent right with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that dividend equivalent right remains outstanding.
D.Timing of Payment. Payment of the amounts credited to such book account shall not be made to the Participant prior to the vesting of that Award (or the portion thereof to which the dividend equivalent right award relates), and no dividend equivalents shall vest or become payable until the underlying Award vests and becomes payable. Accordingly, dividend equivalent rights shall be subject to cancellation and forfeiture to the same extent as the underlying Award. Payment may be deferred for a period specified by the Plan Administrator at the time the dividend equivalent right award is initially granted or (to the extent permitted by the Plan Administrator) designated by the Participant pursuant to a timely deferral election made in accordance with the requirements of Code Section 409A.
E.Form of Payment. Payment of the amounts due with respect to dividend equivalent rights may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock, as specified in the Award Agreement. If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of
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conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as the Plan Administrator shall determine in its sole discretion.
XII.CASH AWARDS.
A.The Plan Administrator shall have the discretionary authority under the Plan to make Cash Awards which are to vest in one or more installments over the Participant’s period of continued Service with the Corporation or upon the attainment of specified performance goals. Each such Cash Award shall be evidenced by an Award Agreement in the form approved by the Plan Administrator; provided however, that the terms of each such Award Agreement shall not be inconsistent with the terms specified below.
B.The elements of the vesting schedule applicable to each Cash Award shall be determined by the Plan Administrator and incorporated into the Award Agreement.
1.The Plan Administrator shall also have the discretionary authority to structure one or more Cash Awards so that those Awards shall vest upon the achievement of pre-established corporate performance objectives based upon one or more Performance Goals.
2.Outstanding Cash Awards shall automatically terminate, and no cash payment or other consideration shall be due the holders of those Awards, if the performance goals or Service requirements established for the Awards are not attained or satisfied. The Plan Administrator may in its discretion waive the cancellation and termination of one or more unvested Cash Awards which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those Awards. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Cash Award as to which the waiver applies. Such wavier may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.
3.Cash Awards which become due and payable following the attainment of the applicable performance goals or satisfaction of the applicable Service requirement (or the waiver of such goals or Service requirement) may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock, as specified in the Award Agreement.
XIII.OTHER AWARDS
The Plan Administrator may grant other Awards denominated in shares of Common Stock (including performance shares or performance units) and other Awards providing for cash payments based in whole or in part on the value or future value of the Common Stock, alone or in tandem with other Awards, in such amounts as the Plan Administrator shall from time to time in its sole discretion determine. Other awards shall also include cash payments under the Plan that may be based on one or more criteria determined by the Plan Administrator that are unrelated to the value of Common Stock and that may be granted in tandem with, or independent of, other Awards under the Plan. Each other award granted under the Plan shall be evidenced by an Award Agreement in the form approved by the Plan Administrator. Each other award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.
XIV.PROHIBITION ON REPRICING PROGRAMS
Except in connection with the adjustments specifically authorized by Section V.D, the Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in cash, equity securities of the Corporation or in the form of any other Award under the Plan, except in connection with a Change in Control transaction, or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining stockholder approval.

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XV.EFFECT OF CHANGE IN CONTROL
A.In the event of a Change in Control, each outstanding Award, as determined by the Plan Administrator in its sole discretion, may be (i) assumed by the successor corporation (or parent thereof), (ii) canceled and substituted with an Award granted by the successor corporation (or parent thereof), (iii) otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction, or (iv) replaced with a cash retention program of the Company or any successor corporation (or parent thereof) that preserves the spread existing on the unvested Award shares subject to the Award at the time of the Change in Control (the excess of the Fair Market Value of those shares over the aggregate purchase price payable for such shares) and, subject to Section XV.C below, provides for subsequent payout of that spread in accordance with the same exercise/vesting schedule applicable to those unvested Award shares.
B.To the extent an outstanding Award is not assumed, substituted, continued or replaced in accordance with Section XV.A, such Award shall automatically vest in full immediately prior to the effective date of the Change in Control, unless the acceleration of such Award is subject to other limitations imposed by the Plan Administrator at the time of the grant of the Award. The Plan Administrator in its sole discretion shall have the authority to provide that to the extent any such Award, as so accelerated, remains unexercised and outstanding on the effective date of the Change in Control, such Award shall terminate and cease to be outstanding. The holder of such Award shall become entitled to receive, upon consummation of the Change in Control and subject to Section XV.C, a lump sum cash payment in an amount equal to the product of (i) number of shares of Common Stock subject to such Award and (ii) the excess of (a) the Fair Market Value per share of Common Stock on the date of the Change in Control over (b) the per share exercise price, base price or purchase price in effect for such Award. However, any such Award shall be subject to cancellation and termination, without cash payment or other consideration due the Award holder, if the Fair Market Value per share of Common Stock on the date of such Change in Control is less than the per share exercise price, base price or purchase price in effect for such Award. Notwithstanding the foregoing, if any Award is subject to a performance-vesting condition tied to the attainment of one or more specified performance goals, and such Award is not to be so assumed, substituted, continued, or replaced, that Award shall vest based on actual performance attainment as of the date of the Change in Control or based on target level, immediately prior to the effective date of the actual Change in Control transaction, and the shares of Common Stock underlying the portion of the Award that vests on such accelerated basis shall be issued in accordance with the applicable Award Agreement, unless such accelerated vesting is precluded by other limitations imposed in the Award Agreement.
C.The Plan Administrator shall have the authority to provide that any escrow, holdback, earn-out or similar provisions in the definitive agreement effecting the Change in Control shall apply to any cash payment made pursuant to Section XV.A or Section XV.B to the same extent and in the same manner as such provisions apply to a holder of a shares of Common Stock.
D.Immediately following the consummation of the Change in Control, all outstanding Awards shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.
E.In the event of any Change in Control, the Plan Administrator in its sole discretion may determine that all outstanding repurchase or cancellation rights (i) are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction or (ii) are to be terminated and the shares of Common Stock subject to those terminated rights are to immediately vest in full, unless such accelerated vesting is precluded by limitations imposed by the Plan Administrator at the time the right is issued.
F.Each Award that is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Notwithstanding the foregoing, if any Award is subject to a performance-vesting condition tied to the attainment of one or more specified performance goals and such Award is to be so assumed or continued, the performance-vesting conditions shall terminate, and the assumption or continuation of the Award shall be effected in accordance with this
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Section XV.F with the number of shares of Common Stock subject to the Award determined based on actual performance attainment as of the date of the Change in Control or based on target level, as determined by the Plan Administrator, and the service vesting and issuance provisions of the Award shall continue in effect with respect to the Award. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base price or cash consideration payable per share in effect under each outstanding Award, provided the aggregate exercise or base price or cash consideration in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which Incentive Options may be granted under the Plan, (iv) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per calendar year and (v) the number and/or class of securities subject to the Company’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Company’s outstanding shares of Common Stock receive cash consideration for their shares of Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Plan and subject to the Plan Administrator’s approval, substitute, for the securities underlying those assumed Awards, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per shares of Common Stock in such Change in Control transaction.
G.The Plan Administrator shall have the discretion, exercisable either at the time an Award is granted or at any time while an Award remains outstanding, to structure such Award so that the shares subject to such Award will automatically vest on an accelerated basis should the Participant’s Service terminate by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control in which the Award is assumed or otherwise continued in effect and the repurchase rights applicable to those shares do not otherwise terminate.
H.The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.
XVI.MISCELLANEOUS
A.Deferred Compensation; Code Section 409A
1.The Plan Administrator may, in its sole discretion, structure one or more Awards (other than options and stock appreciation rights) so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes. Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.
2.To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of any shares of Common Stock that become payable under those deferred compensation arrangements. In such event, the share reserve under the Plan shall be reduced on a share-for-one share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.
3.If an Award is subject to Code Section 409A, (a) distributions shall only be made in a manner and upon an event permitted under Code Section 409A, (b) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Code Section 409A, (c) payments to be made upon a Change in Control shall only be made upon a “change of control event” under Code Section 409A, (d) unless the Award specifies otherwise, each payment shall be treated as a separate payment for purposes of Code Section 409A, and (e) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Code Section 409A. Any Award granted under the Plan that is subject to Code Section 409A and that is to be distributed to a specified employee (as defined under Code Section 409A) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six (6) months following the date of the Participant’s separation from service, if required by Code Section 409A. If a distribution is delayed pursuant to Code Section 409A, the
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distribution shall be paid within thirty (30) days after the end of the six (6)-month period. If the Participant dies during such six (6)-month period, any postponed amounts shall be paid within sixty (60) days of the Participant’s death. The Plan Administrator may adopt such amendments to the Plan and the applicable Award Agreement or adopt policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Plan Administrator determines are necessary or appropriate to (a) exempt the Award from Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Code Section 409A.
B.Transferability of Awards. The transferability of Awards granted under the Plan shall be governed by the following provisions:
1.Incentive Options. During the lifetime of the Participant, Incentive Options shall be exercisable only by the Participant and shall not be assignable or transferable other than by will or the laws of inheritance following the Participant’s death.
2.Other Awards. All other Awards shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more such Awards so that the Award may be assigned in whole or in part during the Participant’s lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The assigned portion of an Award may only be exercised (if applicable) by the person or persons who acquire a proprietary interest in the Award pursuant to the assignment. The terms applicable to the assigned portion of the Award shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.
3.Beneficiary Designation. Notwithstanding the foregoing, a Participant may, to the extent permitted by the Plan Administrator, designate one or more persons as the beneficiary or beneficiaries of some or all of the Participant’s outstanding Awards, and those Awards shall, in accordance with such designation and to the extent valid under applicable law, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards. Such beneficiary or beneficiaries shall take the transferred Awards subject to all the terms and conditions of the applicable agreement evidencing each such transferred Award, including (without limitation) the limited time period during which the Award may be exercised (if applicable) following the Participant’s death.
C.Stockholder Rights. A Participant shall not have any of the rights of a stockholder (including the right to vote or receive dividends) with respect to shares of Common Stock covered by an Award until the Participant becomes the holder of record of such shares. A Participant may be granted the right to receive dividend equivalents under Section XI with respect to one or more outstanding Awards. However, any dividend or dividend equivalent payable in connection with an unvested Award shall not be paid until and unless the underlying Award vests.
D.Tax Withholding. The Corporation’s obligation to deliver shares of Common Stock, other securities or cash upon the exercise, issuance, vesting or settlement of an Award under the Plan shall be subject to the satisfaction of all applicable Withholding Tax requirements. The Corporation (or any Parent or Subsidiary employing or retaining the Participant) shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property issuable or deliverable under any Award or from any compensation or other amounts owing to the Participant, the amount (in cash, shares of Common Stock, other securities or other property) of any required Withholding Taxes in respect of an Award and to take such other action as may be necessary in the opinion of the Plan Administrator to satisfy all obligations for the payment of such Withholding Taxes. Without limiting the generality of the foregoing, the Plan Administrator may, in its sole discretion, permit a Participant to satisfy the foregoing Withholding Tax liability in whole or in part by (i) the delivery of shares of Common Stock previously acquired by such individual (other than in connection with the exercise, issuance, vesting or settlement triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the Withholding Taxes or (ii) having the Company withhold, from the shares of Common Stock otherwise issuable upon the issuance, exercise, vesting or settlement of such Award, a portion of those shares with an aggregate Fair Market Value at the time of delivery equal to the Withholding Taxes, in each case at a withholding
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rate determined by the Plan Administrator but in no event to exceed the maximum statutory rate applicable to the Participant.
E.Share Escrow/Legends. Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.
F.Effective Date and Term of the Plan.
1.The Plan shall become effective on the date on which the Plan is approved by the stockholders (the “Plan Effective Date”).
2.The Plan shall terminate upon the earliest to occur of (i) the date immediately preceding the tenth anniversary of the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares, (iii) the termination of all outstanding Awards in connection with a Change in Control or (d) the termination of the Plan by the Board. Should the Plan terminate under subsection (a) or (b) above, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.
G.Termination and Amendment of the Plan.
1.The Board shall have complete and exclusive power and authority to terminate the Plan at any time. The Board shall also have complete and exclusive power and authority to amend or modify the Plan in any or all respects, subject to stockholder approval to the extent required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the shares of Common Stock are at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Participant consents to such amendment or modification.
2.Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by stockholder approval of an amendment of the Plan authorizing such increase. If such stockholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.
H.Use of Proceeds. Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.
I.Regulatory Approvals.
1.The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise or vesting of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.
2.No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange on which Common Stock is then listed for trading.
J.No Employment/Service Rights. Nothing in the Plan shall confer upon the Participant or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or
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of the Participant or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.
K.Recoupment. Participants shall be subject to any clawback, recoupment or other similar policy adopted by the Board as in effect (and as modified) from time to time and Awards and any cash, shares of Common Stock or other property or amounts due, paid or issued to a Participant shall be subject to the terms of such policy, as in effect (and as modified) from time to time.
APPENDIX
The following definitions shall be in effect under the Plan:
A.Award shall mean any of the following awards authorized for issuance or grant under the Plan: options, stock appreciation rights, stock awards, restricted stock unit awards, dividend equivalent rights and cash and other awards.
B.Award Agreement shall mean the written agreement(s) between the Corporation and the Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time.
C.Board shall mean the Corporation’s Board of Directors.
D.Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
1.Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
2.In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual’s termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.
E.Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
1.Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
2.In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:
(i)the acquisition, directly or indirectly, by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control with the Corporation or an employee benefit plan maintained by the Corporation or such person, of beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of securities of the Corporation that results in such person or related group of persons beneficially owning securities representing thirty percent (30%) or more of the combined voting power of the Corporation’s then-outstanding securities;
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(ii)a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least fifty percent (50%) of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iii)a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least fifty percent (50%) of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;
(iv)a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the Board that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or
(v)a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination; provided, however, that no Change in Control shall be deemed to occur for purposes of this Plan if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation’s outstanding securities as of March 3, 2003.
Solely with respect to any award that constitutes “deferred compensation” subject to Section 409A of the Code and that is payable on account of a Change in Control (including any installments or stream of payments that are accelerated on account of a Change in Control), a Change in Control shall occur only if such event also constitutes a “change in the ownership”, “change in effective control”, and/or a “change in the ownership of a substantial portion of assets” of the Corporation as those terms are defined under Treasury Regulation §1.409a-3(i)(5), but only to the extent necessary to establish a time or form of payment that complies with Section 409A of the Code, without altering the definition of Change in Control for purposes of determining whether a Participant’s rights to such Award become vested or otherwise unconditional upon the Change in Control.
F.Code shall mean the Internal Revenue Code of 1986, as amended.
G.Common Stock shall mean the Corporation’s common stock.
H.Corporation shall mean SJW Group, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of SJW Group which has by appropriate action assumed the Plan and the outstanding Awards thereunder.
I.Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.
J.Executive Compensation Committee shall mean the Executive Compensation Committee of the Board comprised of two (2) or more non-employee Board members.
K.Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.
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L.Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading on the New York Stock Exchange (or any other national securities exchange or market on which the Common Stock is at the time primarily traded) on the date in question. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the selling price at the close of regular hours trading on the last preceding date for which such quotation exists.
M.Family Member shall mean, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.
N.Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
1.Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
2.In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean a Participant’s voluntary resignation following (i) a change in the Participant’s position with the Corporation (or any Parent or Subsidiary) which materially reduces the Participant’s duties, responsibilities or authority, (ii) a material diminution in the duties, responsibilities or authority of the person to whom such Participant reports, (iii) a material reduction in such Participant’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs), with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (iv) a material relocation of such Participant’s place of employment, with a relocation of more than fifty (50) miles to be deemed material for such purpose, provided, however, that a resignation for Good Reason may be effected only after (a) the Participant provides written notice to the Corporation of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction and (b) the Corporation fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice.
O.Incentive Option shall mean an option which satisfies the requirements of Code Section 422.
P.Involuntary Termination shall with respect to each Award made under the Plan, be defined in accordance with the following provisions:
1.Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term
2.In the absence of any other Involuntary Termination definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Involuntary Termination shall mean the termination of the Service of any Participant which occurs by reason of:
(i)such Participant’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than for Cause, or
(ii)such Participant’s voluntary resignation for Good Reason.
Q.1934 Act shall mean the Securities Exchange Act of 1934, as amended.
R.Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.
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S.Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
T.Participant shall mean any person who is granted an Award under the Plan.
U.Performance Goals shall mean shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) pre-tax or after-tax earnings, profit or net income; (ii) revenue or revenue growth; (iii) earnings per share; (iv) return on assets, capital, shareholder equity or rate base; (v) total shareholder return; (vi) gross or net profit margin; (vii) cash flow, operating cash flow or free cash flow; (viii) approved rate increases; (ix) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (x) increases in customer base; (xi) operating income, net operating income or net operating income after recorded tax expense; (xii) operating profit, net operating profit or net operating profit after recorded tax expense; (xiii) operating margin; (xiv) cost reductions or other expense control objectives; (xv) market price of the Common Stock, whether measured in absolute terms or in relationship to earnings or operating income; (xvi) compliance with applicable environmental requirements or applicable regulatory requirements; (xvii) budget objectives; (xviii) working capital; (xix) mergers, acquisitions or divestitures; (xx) attainment of water industry objectives measured in terms of water quality, service, reliability and efficiency; (xxi) measures of customer satisfaction; (xxii) property purchases or sales; (xxiii) construction goals; (xxiv) plant utilization or capacity; (xxv) litigation or regulatory resolution goals; (xxvi) rate base objectives; (xxvii) credit rating; (xxviii) application approvals; (xxix) economic value added; (xxx) productivity goals; (xxxi) capital budget or capital expenditures; (xxxii) objectives tied to capital growth; (xxxiii) human capital measures or metrics; (xxxiv) strategic plan development and implementation and/or achievement of synergy targets; (xxxv) environmental, social and governance efforts and improvements; (xxxvi) operational and organization goals and (xxxvii) such other performance criteria as the Plan Administrator may specify. Each performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above either in terms of the Corporation’s performance or in relation to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. In addition, one or more of such performance criteria may be measured in terms of percentage achievement of the budgeted amounts established for those criteria. Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable performance goal may provide for appropriate adjustments or exclusions, including without limitation, for one or more of the following items: (a) asset impairments or write-downs; (b) litigation and governmental investigation expenses, and amounts paid with respect to judgments, verdicts and settlements in connection therewith; (c) the effect of changes in tax law, accounting principles, any public utility commission rules and regulations or any other such laws, regulations or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) costs and expenses incurred in connection with mergers and acquisitions; (f) any extraordinary or nonrecurring items; (g) bonus or incentive compensation costs and expenses associated with cash-based awards made under the Plan, the Corporation’s Executive Officer Short-Term Incentive Plan, or other cash-paid bonus or incentive compensation plans or arrangements of the Corporation or any Parent or Subsidiary; (h) items of income, gain, loss or expense attributable, in the year of acquisition, to the operations of any business acquired by the Corporation or any Parent or Subsidiary; (i) items of income, gain, loss or expense attributable to any joint venture in which the Corporation or any Parent or Subsidiary participates; (j) items of income, gain, loss or expense attributable to one or more business operations divested by the Corporation or any Parent or Subsidiary or the gain or loss realized upon the sale of any such business or the assets thereof; (k) the effects of any corporate transaction, such as a merger, consolidation, separation or reorganization; (l) gains or losses from sales of real estate and fixed income and equity investments; (m) changes in the market value of fixed income and equity investments; and (n) the effects of changes in surface water production volumes beyond the reasonable control of management as compared to amounts assumed in the annual board approved budget.
V.Plan shall mean the Corporation’s 2023 Long-Term Incentive Plan as set forth in this document, as may be amended from time to time.
W.Plan Administrator shall mean the particular entity, whether the Executive Compensation Committee, the Board or the Secondary Board Committee or any delegate of the Board or the
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Compensation Committee authorized to administer the Plan with respect to one or more classes of eligible persons, to the extent such entity or delegate is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.
X.Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.
Y.Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.
Z.Service shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:
(i)Service shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.
(ii)In the absence of any other definition of Service in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance. For purposes of the Plan, a Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Participant may subsequently continue to perform services for that entity. Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive Option may be exercised as such under the federal tax laws, the Participant’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless the Participant is provided with the right to return to Service following such leave either by statute or by written contract. Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.
AA.Stand-alone Rights shall have the meaning set forth in Section VIII.B.
BB.     Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or the New York Stock Exchange.
CC.    Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
DD.    Substitute Awards shall have the meaning set forth in Section V.D.
EE.    Tandem Rights shall have the meaning set forth in Section VIII.B.
FF.     10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).
GG.    Withholding Taxes shall mean the applicable federal, state and local income and employment taxes required to be withheld by the Corporation (or the Participant’s employer) in connection with the issuance, exercise, vesting or settlement of an Award or the issuance of shares of Common Stock thereunder.
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APPENDIX II
SJW GROUP
2023 EMPLOYEE STOCK PURCHASE PLAN
I.PURPOSE OF THE PLAN
This 2023 Employee Stock Purchase Plan is intended to promote the interests of SJW Group, a Delaware corporation, by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll deduction-based employee stock purchase plan designed to qualify under Section 423 of the Code.
The Plan is the successor to the SJW Group 2014 Employee Stock Purchase Plan (the “2014 Plan”) which shall terminate upon the expiration of the offering period under the 2014 Plan that is in process at the time of the stockholder approval of this Plan. Any shares remaining available under the 2014 Plan upon its termination will not be transferred to the Plan.
Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.
II.ADMINISTRATION OF THE PLAN
The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code Section 423. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.
III.STOCK SUBJECT TO PLAN
A.The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be limited to five hundred thousand (500,000) shares.
B.Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Common Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution or should there occur any merger, consolidation, reincorporation or other reorganization, then equitable adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date, (iii) the maximum number and class of securities purchasable in total by all Participants on any one Purchase Date and (iv) the number and class of securities and the price per share in effect under each outstanding purchase right under the Plan. The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and such adjustments shall be final, binding and conclusive.
IV.OFFERING PERIODS
A.Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.
B.Each offering period shall be of such duration (not to exceed twenty-four (24) months) as determined by the Plan Administrator prior to the start date of such offering period. Offering periods shall
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commence at semi-annual intervals on the first business day of February and August each year over the term of the Plan. Each offering period shall consist of a series of one or more successive six (6)-month Purchase Intervals, as determined by the Plan Administrator prior to the start date of such offering period. Purchase Intervals shall run from the first business day in February to the last business day in July each year and from the first business day of August each year to the last business day of January in the following year.
C.Unless otherwise specified by the Plan Administrator prior to the start of the applicable offering period, each offering period shall have a duration of six (6) months and shall be comprised of one Purchase Interval. The initial offering period under the Plan shall commence on August 1, 2023.
V.ELIGIBILITY
A.Each individual who is an Eligible Employee on the start date of any offering period under the Plan may enter that offering period on such start date. However, an Eligible Employee may participate in only one offering period at a time. Under no circumstances will an individual subject to a collective bargaining agreement with a Participating Employer be eligible to participate in the Plan if the collective bargaining unit of which he or she is a member decides, after review of the Plan, not to allow its members to participate in the Plan.
B.An Eligible Employee must, in order to participate in the Plan for a particular offering period, complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization) and submit such forms to the Plan Administrator (or its designate) in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically enrolling and authorizing payroll deductions or completing other forms) on or before the start date of that offering period. Unless otherwise specified by the Plan Administrator, the enrollment forms filed by a Participant for a particular offering period shall continue in effect for each subsequent offering period unless and until the Participant changes the Participant’s rate of payroll deductions or withdraws from the Plan or the Participant’s employment status changes.
C.The date an individual enters an offering period shall be designated as his or her Entry Date for purposes of that offering period.
VI.PAYROLL DEDUCTIONS
A.The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock during an offering period may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Purchase Interval within that offering period or, for a Participant who is a member of a collective bargaining unit or otherwise compensated on an hourly basis, any multiple of one percent (1%) of the Hourly Compensation paid to the Participant on each pay day within that Purchase Interval, up to a maximum of ten percent (10%) of such Base Salary or Hourly Compensation. The deduction rate so authorized shall continue in effect throughout the offering period and shall continue from offering period to offering period, except to the extent such rate is changed in accordance with the following guidelines:
(i)The Participant may, at any time during the offering period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.
(ii)The Participant may, prior to the commencement of any new Purchase Interval under the Plan, increase the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the ten percent (10%) maximum) shall become effective on the start date of the first Purchase Interval following the filing of such form.
(iii)The Participant may at any time reduce his or her rate of payroll deduction to 0%. Such reduction shall become effective as soon as administratively practicable following the filing of the appropriate form with the Plan Administrator. The Participant’s existing payroll deductions for the Purchase Interval in which such reduction occurs shall be applied to the purchase of shares of Common Stock on the next scheduled Purchase Date. However, if the Participant withdraws from an offering period, then the provision of Article VII., Section G. shall apply.
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B.Payroll deductions shall begin on the first pay day administratively feasible following the start date of the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The amounts so collected shall be credited to the Participant’s book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for any corporate purpose.
C.Payroll deductions shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.
D.The Participant’s acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Common Stock on any subsequent Purchase Date, whether within the same or a different offering period.
VII.PURCHASE RIGHTS
A.Grant of Purchase Rights. A Participant shall be granted a separate purchase right for each offering period in which he or she is enrolled. The purchase right shall be granted on the start date of the offering period and shall provide the Participant with the right to purchase shares of Common Stock, in one or more installments during that offering period, upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.
Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.
B.Exercise of the Purchase Right. Each purchase right shall be automatically exercised on each successive Purchase Date within the offering period, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Withdrawal from Offering Period or Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions for the Purchase Interval ending on such Purchase Date to the purchase of whole or fractional shares of Common Stock at the purchase price in effect for the Participant for that Purchase Date (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date). Notwithstanding the foregoing, the Plan Administrator may exercise discretion in the treatment of any fractional shares including, without limitation, electing to refund payroll deductions attributable to fractional shares to the Participant as soon as administratively practicable or hold such amounts for the purchase of Common Stock at the next Purchase Date in lieu of purchasing fractional shares on behalf of the Participant.
C.Purchase Price Formula. The purchase price per share at which Common Stock will be purchased on the Participant’s behalf on each Purchase Date within the particular offering period in which he or she is enrolled shall be eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the Purchase Date. However, the Plan Administrator may, prior to the start of an offering period, establish a different purchase price per share at which Common Stock will be purchased, and in no event shall the purchase price be less than eighty-five percent (85%) of the lower of (A) the Fair Market Value per share of Common Stock on the Participant’s Entry Date into that offering period or (B) the Fair Market Value per share of Common Stock on the Purchase Date.
D.Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole or fractional shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed 900 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization and provided that such purchase shall be subject to the limitations
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of Article VIII. In addition, the maximum number of shares of Common Stock purchasable in total by all Participants in the Plan on any one Purchase Date shall not exceed 50,000 shares, subject to periodic adjustments in the event of certain changes in the Corporation’s capitalization. However, the Plan Administrator shall have the discretionary authority, exercisable prior to the start of any offering period under the Plan, to increase or decrease the limitations to be in effect for the number of shares purchasable per Participant and in total by all Participants enrolled in that particular offering period on each Purchase Date which occurs during that offering period.
E.Excess Payroll Deductions. Any payroll deductions not applied to the purchase of shares of Common Stock on any Purchase Date because they are not sufficient to purchase a whole share of Common Stock and not otherwise applied to the purchase of a fractional share shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in total by all Participants on the Purchase Date shall be promptly refunded.
F.Suspension of Payroll Deductions. If a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Common Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and payroll deductions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII.
G.Withdrawal from Offering Period. The following provisions shall govern the Participant’s withdrawal from an offering period:
(i)A Participant may withdraw from the offering period in which he or she is enrolled at any time prior to the next scheduled Purchase Date by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to that offering period. Any payroll deductions collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions collected from the Participant during the Purchase Interval in which such withdrawal occurs shall be refunded as soon as possible.
(ii)The Participant’s withdrawal from a particular offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period at a later date. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of that offering period.
H.Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:
(i)Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions for the Purchase Interval in which the purchase right so terminates shall be immediately refunded.
(ii)However, should the Participant cease to remain in active service by reason of an approved leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions collected to date on his or her behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on his or her behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began (whether or not a new offering period may have commenced), unless the Participant withdraws from the Plan prior to his or her return. An individual who returns to active employment following a leave of absence that exceeds in duration the applicable (x) or (y) time
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period above will be treated as a new employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of any subsequent offering period in which he or she wishes to participate.
I.Change in Control. A Purchase Date shall automatically occur immediately prior to the effective date of any Change in Control, and each purchase right outstanding at that time shall thereupon be exercised by applying the payroll deductions of each Participant for the Purchase Interval in which such Change in Control occurs to the purchase of whole shares of Common Stock at the purchase price per share in effect for that Purchase Internal pursuant to the Purchase Price Formula provisions of Article VII. However, the applicable limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Common Stock purchasable in total by all Participants on any one Purchase Date.
The Corporation shall use reasonable efforts to provide at least ten (10) days prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control.
J.Proration of Purchase Rights. Should the total number of shares of Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.
K.ESPP Broker Account. The shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Corporation shall establish for the Participant at a Corporation-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased and (ii) the end of the one (1)-year measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.
The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.
The foregoing procedures shall apply to all shares purchased by the Participant under the Plan, whether or not the Participant continues in Employee status.
L.Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.
M.Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.
VIII.ACCRUAL LIMITATIONS
A.No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to
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purchase Common Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000.00) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.
B.For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:
(i)The right to acquire Common Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period in which such right remains outstanding.
(ii)No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000.00) worth of Common Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.
C.If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions that the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.
D.In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.
IX.EFFECTIVE DATE AND TERM OF THE PLAN
A.The Plan was adopted by the Board on February 23, 2023, but shall not become effective unless and until (i) the Plan shall have been approved by the stockholders of the Corporation at the 2023 Annual Meeting and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any Stock Exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.
B.Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in July 2033, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan, (iii) the date on which all purchase rights are exercised in connection with a Change in Control or (iv) the termination of the Plan by the Board. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.
X.TERMINATION AND AMENDMENT OF THE PLAN
A.The Board may alter or amend the Plan at any time to become effective as of the start date of any succeeding offering period thereafter under the Plan. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.
B.In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Corporation’s stockholders: (i) increase the number of shares of Common Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Corporation’s capitalization, or (ii) change the class of corporations whose employees may be eligible to participate in the Plan.

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XI.GENERAL PROVISIONS
A.All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.
B.Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.
C.The provisions of the Plan shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.
APPENDIX
The following definitions shall be in effect under the Plan:
A.Base Salary shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Base Salary shall not include (i) any overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Base Salary).
B.Board shall mean the Corporation’s Board of Directors.
C.Change in Control shall mean a change in ownership of the Corporation pursuant to any of the following transactions:
(i)The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under, control with the Corporation or an employee benefit plan maintained by any such entity, of beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of securities of the Corporation that results in such person or related group of persons beneficially owning securities representing thirty percent (30%) or more of the total combined voting power of the then-outstanding securities of the Corporation;
(ii)A merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least fifty percent (50%) of the total combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the outstanding voting securities of the Corporation immediately before the transaction;
(iii)A sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least fifty percent (50%) of the total combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or the parent of such acquiring entity are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the outstanding voting securities of the Corporation immediately before the transaction;
(iv)A merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer, or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the
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transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in director composition that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or
(v)A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of those Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;
provided that no Change in Control shall be deemed to occur if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who hold securities representing more than thirty percent (30%) of the total combined voting power of the outstanding securities of the Corporation as of March 3, 2003.
D.Code shall mean the Internal Revenue Code of 1986, as amended.
E.Common Stock shall mean the Corporation’s common stock.
F.Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.
G.Corporation shall mean SJW Group, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of SJW Group that shall by appropriate action adopt the Plan.
H.Eligible Employee shall mean any person who is employed by a Participating Corporation on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings considered wages under Code Section 3401(a); provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, waive any or both of the twenty (20) hour and five (5) month service requirements. Eligible Employees shall include any individuals subject to a collective bargaining agreement with a Participating Corporation if the collective bargaining unit of which he or she is a member agrees to extend participation in the Plan to such members for one or more offering periods, but the members of any such collective bargaining unit which, after review of the Plan, chooses not to participate shall not be deemed to be Eligible Employees for purposes of the Plan.
I.Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock (at the close of regular hours trading) on the New York Stock Exchange (or any other national securities exchange or market on which the Common Stock is at the time primarily traded) on the date in question. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price at the close of regular hours trading on the last preceding date for which such quotation exists.
J.Hourly Compensation shall mean for each pay day within any Purchase Interval in which an individual member of a collective bargaining unit or other individual paid on an hourly basis participates in the Plan, the dollar amount obtained by multiplying the basic hourly rate of compensation in effect for such individual by the number of straight-time hours worked or otherwise credited to him or her during the payroll ending with that pay day. Hourly Compensation shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. However, Hourly Compensation shall not include (i) any overtime payments, shift differentials, bonuses or other incentive-type payments received during the Participant’s period of participation or (ii) any contributions made by the Corporation or any Corporate Affiliate on the Participant’s behalf to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from his or her Hourly Compensation).
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K.1933 Act shall mean the Securities Act of 1933, as amended.
L.1934 Act shall mean the Securities Exchange Act of 1934, as amended.
M.Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.
N.Participating Corporation shall mean the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.
O.Plan shall mean the Corporation’s 2023 Employee Stock Purchase Plan, as set forth in this document.
P.Plan Administrator shall mean the Executive Compensation Committee of the Board.
Q.Purchase Date shall mean the last business day of each Purchase Interval.
R.Purchase Interval shall mean each six (6)-month period coincident with (or otherwise occurring within) a particular offering period at the end of which there shall be purchased shares of Common Stock on behalf of each Participant.
S.Service shall mean the performance of services for the Corporation or any Corporate Affiliate as an employee, subject to the control and direction of the employer entity both as to the work to be performed and the manner and method of performance.
T.Stock Exchange shall mean the American Stock Exchange, the New York Stock Exchange or the Nasdaq Global or Global Select Market.
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Appendix III
Adjusted Diluted EPS Reconciliation

Reconciliation of SJW Group GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	December 31,
	2022	2021	2020

Net Income (GAAP financial measure)	$73,828	$60,478	$61,515
Adjustments:
Compensation-related items	$3,603	$3,217	$3,154
Gain on sale of assets	$(5,557)	$(10,032)	$(835)
Impairment of long-lived asset	$—	$1,942	$—
Items of income, costs and expenses of acquisitions	$202	$116	$444
Adjusted income (Non-GAAP financial measure)	$72,076	$55,722	$64,278

Net income per common share (GAAP financial measure):
Basic	$2.44	$2.04	$2.16
Diluted	$2.43	$2.03	$2.14
Adjusted diluted income per common share (Non-GAAP financial measure):	$2.37	$1.87	$2.24
Average common shares outstanding:
Basic	30,305	29,601	28,522
Diluted	30,424	29,736	28,695
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